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                                                                    Exhibit 10.1


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                                  $24,000,000

                                 LOAN AGREEMENT

                                     among

                           CHAPARRAL RESOURCES, INC.
                                  as Borrower

                  CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED,
                         CENTRAL ASIAN PETROLEUM , INC.
                                      AND
                         CLOSED TYPE JSC KARAKUDUKMUNAY
                                 as Co-Obligors

                         SHELL CAPITAL SERVICES LIMITED
                                  as Arranger

                             SHELL CAPITAL LIMITED
                                  as Modeller

                             SHELL CAPITAL LIMITED
                               as Facility Agent

                                      and

              THE BANKS, FINANCIAL INSTITUTIONS AND OTHER PERSONS
                                named as Lenders

                                1 November 1999


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                               TABLE OF CONTENTS
                               -----------------

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                                                                           ----

1.   DEFINITIONS AND INTERPRETATION.......................................    1

     1.1   Definitions....................................................    1
     1.2   Interpretation.................................................   21
     1.3   Certain References.............................................   22
     1.4   The Table of Contents and the Headings.........................   22

2.   THE FACILITIES....................................................... . 22

     2.1   Grant of the Facilities.........................................  22
     2.2   Purpose and Application.........................................  22
     2.3   Lenders' Obligations Several....................................  23
     2.4   Lenders' Rights Several.........................................  23

3.   CONDITIONS PRECEDENT..................................................  23

     3.1   Initial Conditions Precedent....................................  23
     3.2   Conditions Precedent to each Advance............................  23

4.   DRAWDOWNS.............................................................  24

     4.1   Drawdown........................................................  24
     4.2   Completion of Notice of Drawdowns...............................  25
     4.3   Advances by Lenders.............................................  25

5.   INTEREST PERIODS......................................................  26

     5.1   Duration........................................................  26
     5.2   Non-Business Days...............................................  26
     5.3   Coincidence with Final Maturity Date and Reduction Dates........  26
     5.4   Consolidation...................................................  26
     5.5   Notification....................................................  26

6.   INTEREST..............................................................  26

      6.1   Rate of Interest...............................................  26
      6.2   Absence of Quotations..........................................  27
      6.3   Due Dates and Calculations.....................................  27
      6.4   Notification...................................................  27
      6.5   Interest due on or prior to the Project Completion Date........  27
      6.6   Mandatory Costs................................................  28

7.   REPAYMENT, PREPAYMENT AND CANCELLATION................................  28

      7.1   Repayment.....................................................   28
      7.2   Mandatory Prepayment to Meet Financial Ratios..................  29
      7.3   Voluntary Prepayment...........................................  29

                                      (i)
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                                                                            Page
                                                                            ----
      7.4   Voluntary Cancellation.........................................  30
      7.5   Additional Right of Prepayment and Cancellation................  30
      7.6   Excess Cash Flow Mandatory Prepayment..........................  30
      7.7   Insurance Mandatory Prepayment.................................  31
      7.8   Automatic Cancellation.........................................  32
      7.9   Miscellaneous Provisions.......................................  32
      7.10  Broken Funding Costs...........................................  32

8.   CHANGES IN LAW OR CIRCUMSTANCES.......................................  33

      8.1   Payment of Increased Costs.....................................  33
      8.2   Exceptions.....................................................  33
      8.3   Illegality.....................................................  34

9.   MARKET DISRUPTION.....................................................  34

     9.1 Notice of Market Disruption.......................................  34
     9.2 Suspension of Drawdown............................................  35
     9.3 Alternative Basis.................................................  35

10   TAXES.................................................................  36

     10.1 Tax Gross-up.....................................................  36
     10.2 Tax Indemnity....................................................  36
     10.3 Notification of Requirement to Deduct Tax........................  36
     10.4 Evidence of Payment of Tax.......................................  36
     10.5 Submission of tax relief forms...................................  37

11   REPRESENTATIONS AND WARRANTIES........................................  37

     11.1 Status and Due Authorisation.....................................  37
     11.2 Capacity.........................................................  37
     11.3 Validity and Enforceability......................................  37
     11.4 Security Interests...............................................  38
     11.5 Consents.........................................................  38
     11.6 No Default.......................................................  38
     11.7 Financial Statements.............................................  39
     11.8 No Immunity......................................................  39
     11.9 Obligations Permitted............................................  39
     11.10 Litigation......................................................  39
     11.11 Filings.........................................................  39
     11.12 Taxes...........................................................  39
     11.13 Year 2000.......................................................  40
     11.14 Obligors' Business..............................................  40
     11.15 Information...................................................... 40
     11.16 Project Documents................................................ 40
     11.17 Compliance with Environmental Laws............................... 41
     11.18 Share ownership.................................................. 41
     11.19 Project Ownership................................................ 41
     11.20 Insurances....................................................... 41
     11.21 Subsidiaries..................................................... 42

                                      (ii)
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                                                                            Page
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     11.22 Notice of Drawdown................................................ 42
     11.23 Financial Model................................................... 42
     11.24 Licences.......................................................... 42
     11.25 Residence......................................................... 42
     11.26 Repetition........................................................ 42

12.  BUDGETS................................................................. 42

     12.1 Annual Operating Budgets........................................... 42
     12.2 Distribution of Draft Annual Operating Budgets..................... 43
     12.3 Annual Operating Budget Approval Procedure......................... 43
     12.4 Changes to Annual Operating Budgets................................ 43
     12.5 Changes to Project Budget.......................................... 44
     12.6 Budget Undertakings................................................ 44

13.  CASH FLOW FORECASTS..................................................... 44

     13.1 Semi-annual Cash Flow Forecasts.................................... 44
     13.2 Financial Covenants................................................ 46

14.  FINANCIAL INFORMATION................................................... 46

     14.1 Financial Statements............................................... 46
     14.2 Accounting Standards............................................... 46
     14.3 Compliance Certificates............................................ 46
     14.4 Change of Law...................................................... 47
     14.5 Financial Year End................................................. 47
     14.6 Change of Auditors................................................. 47

15.  PROJECT INFORMATION..................................................... 47

     15.1 Project Reports.................................................... 47
     15.2 Operating Reports.................................................. 49
     15.3 Report Undertakings................................................ 50
     15.4 Other Information.................................................. 51
     15.5 Notice to the Facility Agent....................................... 51
     15.6 Access to Project Facilities, Records and Accounts................. 51

16.  POSITIVE COVENANTS...................................................... 52

     16.1 Maintenance of Legal Validity...................................... 52
     16.2 Statutory Accounts................................................. 52
     16.3 Pari Passu Ranking of Obligations.................................. 52
     16.4 Taxes.............................................................. 52
     16.5 Project Documents.................................................. 52
     16.6 Security........................................................... 53
     16.7 Year 2000.......................................................... 53
     16.8 KKM Consents....................................................... 54
     16.9 Environmental Laws................................................. 54
     16.10 Insurances........................................................ 54
     16.11 Hedging Arrangements.............................................. 55
     16.12 Project Accounts.................................................. 55

                                     (iii)
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                                                                            Page
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     16.13 Project Completion................................................ 56
     16.14 Performance Tests................................................. 56
     16.15 Operation......................................................... 56
     16.16 Voting Rights..................................................... 56
     16.17 Consents.......................................................... 57
     16.18 Funding to CAP(G)................................................. 57
     16.19 Funding to KKM.................................................... 57
     16.20 Independent Registrar............................................. 57
     16.21 Project Assets.................................................... 57
     16.22 CRI Letter of Credit.............................................. 57
     16.23 The Updated Reserves Report....................................... 58
     16.24 Syndication....................................................... 58

17.  NEGATIVE COVENANTS...................................................... 59

     17.1 Negative Pledge.................................................... 59
     17.2 Financial Indebtedness............................................. 59
     17.3 Leases............................................................. 59
     17.4 Loans and Investments.............................................. 59
     17.5 Constitutional Documents........................................... 60
     17.6 No Consolidation or Merger......................................... 60
     17.7 Business Alteration................................................ 60
     17.8 Immunity........................................................... 61
     17.9 Distributions...................................................... 61
     17.10 Contractual Relationships......................................... 61
     17.11 Disposals......................................................... 62
     17.12 Abandonment....................................................... 62
     17.13 Business Activities............................................... 62
     17.14 Expenditure....................................................... 63
     17.15 Business of CAP(G)................................................ 63
     17.16 Disposals by the Borrower, CAP(G) and CAP(D)...................... 63
     17.17 Share Capital..................................................... 64
     17.18 Workers' Rights................................................... 65

18.  EVENTS OF DEFAULT....................................................... 65

     18.1 Failure to Pay..................................................... 65
     18.2 Performance of Obligations......................................... 66
     18.3 Misrepresentation.................................................. 66
     18.4 Performance of Project Documents................................... 67
     18.5 Cross Default...................................................... 67
     18.6 Insolvency......................................................... 67
     18.7 Composition and Dissolution, etc................................... 67
     18.8 Attachment......................................................... 68
     18.9 Judgment........................................................... 68
     18.10 Analogous Proceedings............................................. 68
     18.11 Expropriation..................................................... 68
     18.12 Moratorium........................................................ 68
     18.13 Immunity.......................................................... 69

                                      (iv)
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                                                                            Page
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     18.14 The Borrower's Business........................................... 69
     18.15 Illegality........................................................ 69
     18.16 Project Documents................................................. 69
     18.17 Finance Documents................................................. 69
     18.18 Consents.......................................................... 70
     18.19 Project Completion................................................ 70
     18.20 Ownership of Borrower............................................. 70
     18.21 Ownership of CAP(G) and CAP(D).................................... 70
     18.22 Ownership of KKM.................................................. 70
     18.23 Abandonment....................................................... 70
     18.24 Loss or Damage.................................................... 71
     18.25 Breach of Ratios.................................................. 71
     18.26 CRI Debt Service Reserve Account.................................. 71
     18.27 Payment of Salaries............................................... 71
     18.28 Material Adverse Effect........................................... 71
     18.29 The Updated Reserves Report....................................... 71
     18.30 OPIC.............................................................. 72
     18.31 Consequences of the Occurrence of an Event of Default............. 72

19.  DEFAULT INTEREST AND INDEMNITY.......................................... 72

     19.1 Guarantee and Indemnity............................................ 72
     19.2 Default Interest................................................... 76
     19.3 Indemnity.......................................................... 76

20.  CURRENCY OF ACCOUNT AND PAYMENT......................................... 77

     20.1 Currency of Account................................................ 77
     20.2 Currency Indemnity................................................. 77

21.  PAYMENTS................................................................ 78

     21.1 Place.............................................................. 78
     21.2 Funds.............................................................. 78
     21.3 Distribution....................................................... 78
     21.4 Non-Business Days.................................................. 78
     21.5 Partial payments................................................... 79
     21.6 Evidence of Debt................................................... 79
     21.7 Certificate Conclusive and Binding................................. 79
     21.8 Payments to Finance Parties........................................ 80

22.  SET-OFF................................................................ .80
     22.1 Contractual Set-off................................................ 80
     22.2 Set-off not Mandatory.............................................. 80

23.  SHARING................................................................. 80

     23.1 Redistribution of Payments......................................... 80
     23.2 Repayable Recoveries............................................... 81
     23.3 Exceptions......................................................... 81
     23.4 No Security Interest............................................... 81

                                      (v)
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                                                                            Page
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24.  FEES, COSTS AND EXPENSES................................................ 82

     24.1 Commitment Fee..................................................... 82
     24.2 Agency Fee......................................................... 82
     24.3 Upfront Fees....................................................... 82
     24.4 Security Trustee Fee............................................... 82
     24.5 Account Bank Fee................................................... 82
     24.6 Transaction Costs.................................................. 82
     24.7 Preservation and Enforcement Costs................................. 83
     24.8 Stamp Taxes........................................................ 83
     24.9 Facility Agent's Additional Costs.................................. 83
     24.10 Payment of Fees, Costs and Expenses............................... 83
     24.11 Value Added Tax................................................... 83

25.  THE FACILITY AGENT, THE ARRANGER AND THE MODELLER....................... 84

     25.1 Appointment of the Facility Agent.................................. 84
     25.2 Role of the Arranger and the Modeller.............................. 84
     25.3 Facility Agent's Discretions....................................... 84
     25.4 Facility Agent's Obligations....................................... 85
     25.5 Excluded Obligations............................................... 86
     25.6 Lender Indemnification............................................. 87
     25.7 Exclusion of Liabilities........................................... 87
     25.8 No Actions......................................................... 87
     25.9 Business with the Borrower......................................... 87
     25.10 Resignation of the Facility Agent................................. 87
     25.11 Own Responsibility................................................ 88
     25.12 Information....................................................... 89
     25.13 Tax Status of Lenders............................................. 89
     25.14 Certificates of Facility Agent.................................... 89
     25.15 No Restriction of Business........................................ 89
     25.16 Borrower Indemnification.......................................... 89

26.MISCELLANEOUS............................................................. 90

     26.1 Execution.......................................................... 90
     26.2 Entire Agreement................................................... 90
     26.3 Disclosure of Information.......................................... 90
     26.4 Facility Offices................................................... 90
     26.5 Reference Banks.................................................... 90
     26.6 Independent Engineer............................................... 90

27.  ASSIGNMENTS AND TRANSFERS............................................... 91

     27.1 Binding Agreement.................................................. 91
     27.2 The Borrower; Prohibition on Transfers, etc........................ 91
     27.3 Lenders; Limitations on Transfer Amounts........................... 92
     27.4 Conditions for Effective Transfers................................. 92
     27.5 Limit on Responsibility of Existing Lender......................... 92
     27.6 Confirmations of New Lender........................................ 93
     27.7 No Recourse Between Existing Lender and New Lender................. 93

                                      (vi)
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     27.8 Payment by New Lender.............................................. 93
     27.9 Procedure for Novations............................................ 93
     27.10 Effect of Transfer Certificate.................................... 93
     27.11 Payments to Existing Lender....................................... 94
     27.12 Register.......................................................... 94
     27.13 Participation..................................................... 94

28.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY................................ 94

     28.1 Remedies and Waivers............................................... 94
     28.2 Partial Invalidity................................................. 95

29.  NOTICES................................................................. 95

     29.1 Giving of Notices.................................................. 95
     29.2 Addresses for Notices.............................................. 95
     29.3 English Language................................................... 97

30.  AMENDMENTS.............................................................. 97

     30.1 Procedure.......................................................... 97
     30.2 Amendments Requiring Unanimity..................................... 98

31. LAW AND JURISDICTION..................................................... 99

     31.1 ENGLISH LAW........................................................ 99
     31.2 JURISDICTION....................................................... 99
     31.3 PROCESS AGENT...................................................... 99
     31.4 WAIVER OF IMMUNITY.................................................100
     31.5 CONSENT TO ENFORCEMENT.............................................100
     31.6 ARBITRATION........................................................100

THE FIRST SCHEDULE...........................................................105

     Commitments.............................................................105

THE SECOND SCHEDULE..........................................................106

     Form of Transfer Certificate............................................106

THE THIRD SCHEDULE...........................................................108

     Condition Precedent Documents...........................................108

THE FOURTH SCHEDULE..........................................................120

     Notice of Drawdown......................................................120

THE FIFTH SCHEDULE...........................................................123

     Reduction Instalments...................................................123

THE SIXTH SCHEDULE...........................................................124

     Terms of CRI Letter of Credit...........................................124

                                     (vii)
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THE SEVENTH SCHEDULE.........................................................125

     Disclosure of Outstanding Security Interests............................125

THE EIGHTH SCHEDULE..........................................................126

     Disclosure of Existing Defaults.........................................126

THE NINTH SCHEDULE...........................................................127

     Disclosure of Existing Claims...........................................127

THE TENTH SCHEDULE...........................................................128

     Disclosure of Outstanding Indebtedness..................................128

APPENDIX A...................................................................129

FORM OF CERTIFICATE OF ENCUMBENCY............................................130

                                     (viii)

     THIS AGREEMENT is dated 1 November 1999 AMONG

     (1) CHAPARRAL RESOURCES, INC., a company organised and existing under the laws of Delaware, as borrower (the "Borrower");

     (2) CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED, a company organised and existing under the laws of Guernsey ("CAP(G)"), CLOSED TYPE JSC KARAKUDUKMUNAY with registration number 2860-1900-AO(NY), a company organised and existing under the laws of The Republic of Kazakhstan ("KKM") and CENTRAL ASIAN PETROLEUM, INC., a company organised and existing under the laws of the state of Delaware ("CAP(D)") (each a "Co-Obligor");

     (3) SHELL CAPITAL SERVICES LIMITED, a company organised and existing under the laws of England in its capacity as the Arranger of the Facilities (the "Arranger");

     (4) SHELL CAPITAL LIMITED a company organised and existing under the laws of England, in its capacity as Facility Agent for the Finance Parties (the "Facility Agent");

     (5) SHELL CAPITAL LIMITED a company organised and existing under the laws of England, in its capacity as the Modeller for the Facilities (the "Modeller"); and

     (6) THE BANKS, FINANCIAL INSTITUTIONS AND OTHER PERSONS listed in Parts I and II of the First Schedule (Commitments) as lenders (each a "Lender" and, collectively, the "Lenders").

     IT IS HEREBY AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

     1.1  DEFINITIONS

     In this Agreement the following terms have the meanings given to them in this Clause 1.1:

     "Abandonment" shall be deemed to have occurred if KKM:

     (a) ceases to carry out or suspends all or a substantial part of the work of construction and installation of the Project Facilities prior to the Project Completion Date for a continuous period of 90 days or more;

     (b) fails to commence all or any substantial part of the operation of the Project Facilities after the Project Completion Date or ceases to carry out or suspends all or a substantial part of the operation of the Project for a continuous period of 90 days; or

     (c) publicly announces its intention to permanently cease construction or operation of the Project,

     and "Abandon" shall be construed accordingly.

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     "Accounts Agreement" means the agreement entered or to be entered into between, inter alia, KKM, CAP(G), the Borrower, the Facility Agent and the Accounts Bank in respect of the establishment and operation of the Project Accounts.

     "Accounts Bank" means the financial institution appointed pursuant to the terms of the Accounts Agreement as the Accounts Bank.

     "Additional Gross Revenues" means, for any period, all revenues and other income of whatever kind and from whatever source received by or on behalf of the Borrower or CAP(G) during that period less, in the case of CAP(G), any payments received from KKM and, in the case of the Borrower, any payments received from CAP(G) during that period.

     "Additional Permitted Expenses" means, for any period, the aggregate of the following:

     (a) premia paid by the Borrower in respect of the Political Risk Policy;

     (b) premia paid by the Borrower in respect of the Transportation Risk Insurance Policy;

     (c)  the Hedging Payment; and

     (d) any CRI Overheads not covered under (a), (b) and (c) above.

     "Advance" means each borrowing by the Borrower under this Agreement or (as the context so requires) the principal amount outstanding of that borrowing.

     "Affiliate" means in relation to a person, any entity directly or indirectly controlling, controlled by or under common control with that person.

     "Annual Operating Budget" means the KKM Annual Operating Budget and the CRI Annual Operating Budget or either of them as the context so requires.

     "Applicable Law" means any applicable law, statute, by-law, regulation, treaty, rule, order or delegated legislation of or made by the Government of the Republic of Kazakhstan or the governmental authority of any other jurisdiction having authority over any Obligor or to which the Project is subject.

     "Applicable Margin" means the Margin applicable from time to time pursuant to the terms of this Agreement.

     "Auditors" means, with respect to each Obligor, Ernst & Young, or such other internationally recognised firm of accountants as such Obligor (with the prior written consent of the Facility Agent) may appoint from time to time.

     "Authorised Investments" has the meaning assigned to it in the Accounts Agreement.

     "Authorised Signatory" means, in relation to an entity, any one or more persons who are duly authorised, whether singly or jointly, to act to bind that entity.

     "Availability Period" means the period commencing on the date of this Agreement and ending on the earlier of (i) 30th September 2001, (ii) the Project Completion Date and (iii) the date on which the Facilities are fully drawn or cancelled under this Agreement.

     "Available Net Cash Flow" means, on a Reduction Date, the aggregate of the KKM Gross Revenues and the Additional Gross Revenues received during the Payment Period ending immediately prior to such Reduction Date, less the aggregate of the KKM Permitted Expenses and the Additional Permitted Expenses paid or scheduled to be paid during the latter half of such Payment Period and the first half of the next succeeding Payment Period.

     "Base Case Cash Flow Forecast" means the initial report prepared by the Modeller and approved by the Borrower setting out the projected Net Cash Flow for the life of the Project and the assumptions for calculating the Cover Ratios, delivered to and approved by the Facility Agent pursuant to Clause 3.1 (Initial Conditions Precedent).

     "Business Day" means a day (other than a Saturday or a Sunday) when banks and foreign exchange markets are generally open for business in London and, if on that day a payment is to be made hereunder, commercial banks are open in the City of New York.

     "Calculation Date" means each of the following dates:

     (a) in respect of the Cash Flow Forecast delivered pursuant to Clause 13.1(a), the date falling 15 Business Days after such delivery;

     (b) in respect of the Cash Flow Forecast delivered pursuant to Clause 13.1(b), the Project Completion Date;

     (c) in respect of a Cash Flow Forecast delivered pursuant to Clause 13.1(c), fifteenth February and fifteenth August in each year; and

     (d) in respect of a Cash Flow Forecast delivered pursuant to Clause 13.1(d), the date falling 15 Business Days after such delivery.

     "CAP(D) Shares" means the shares representing all of the issued voting share capital of CAP(D).

     "CAP(G) Disbursement Account" means the account so designated in the Accounts Agreement.

     "CAP(G)-KKM Loan Agreement" means the loan agreement entered or to be entered into between CAP(G) and KKM.

     "CAP(G) Receipts Account" means the account so designated in the Accounts Agreement.

     "CAP(G) Shares" means the shares representing all of the issued voting share capital of CAP(G).

     "Capital Expenditure" means for any period, all costs of a capital nature incurred by KKM during such period including costs of constructing wells and associated infrastructure as set forth in the Project Budget or the then current KKM Operating Budget, as the case may be.

     "Capitalised Interest Amounts" means, at any time, the aggregate amount by which the Subordinated Facility has been increased prior to that time pursuant to Clause 6.5(b).

     "Cash Flow Forecast" means the Base Case Cash Flow Forecast, each Pre-Completion Cash Flow Forecast, the Initial Cash Flow Forecast and each Semi-annual Cash Flow Forecast, or any of them as the case may be.

     "Challenger Claim" means the demand made for arbitration by Challenger Oil Services, PLC to the Borrower, KKM and CAP(G) under the American Association Arbitration Commercial Arbitration Rules on October 1 1999 in connection with the drilling contract dated April 7 1998 between Challenger Oil Services, PLC and KKM.

     "Commitment" means, to the extent not cancelled or reduced pursuant to this
Agreement:

     (a) in relation to a Lender which is a Lender at the date of this Agreement, the amount specified in the First Schedule (Commitments) (as varied by any transfers, assignments or novations); or

     (b) in the case of a bank or financial institution which becomes a Lender after the date of this Agreement, the amount (as varied by any transfers, assignments or novations) specified as having been assumed by that Lender in the relevant Transfer Certificate.

     "Completion Guarantee" means any guarantee provided by the Completion Guarantor to the Facility Agent for and on behalf of itself and the Senior Lenders and designated as the Completion Guarantee by the Facility Agent pursuant to Clause 16.24(d) (Syndication).

     "Completion Guarantor" means Shell Capital Limited or any Shell Affiliate so nominated by Shell Capital Limited as the Guarantor under the Completion Guarantee.

     "Computer System" means any computer hardware or software or any equipment operated by electronic means.

     "Consent" means each authorisation, approval, license, permit, consent, exemption, registration, notarisation, ruling, order, filing, notification, regulation, privilege, approval or franchise necessary or required by Applicable Law or which should in accordance with Reasonable and Prudent Industry Standards be obtained or maintained, in each case in connection with the Project or the operation of the Project Facilities or the entry into, performance, legality, validity and enforceability of the Transaction Documents, and the transactions contemplated by, any of the Transactions Documents, including Environmental Consents.

     "Constitutive Documents" means in respect of KKM:

     (a) its articles of association dated 14 April 1999;

     (b) its foundation agreement dated 14 April 1999; and

     (c) its charter dated 14 April 1999.

     "Counter-Indemnity" means any agreement entered into between, inter alia, the Completion Guarantor and the Obligors in respect of counter indemnifying the obligations of the Completion Guarantor under the Completion Guarantee and designated as the Counter-Indemnity by the Facility Agent by notice to the parties to this Agreement pursuant to Clause 16.24(d) (Syndication).

     "Cover Ratios" means each of the Field Life Cover Ratio, the Loan Life Cover Ratio and the Debt Service Cover Ratio.

     "CRI Annual Operating Budget" means a revised operating budget delivered by the Borrower to the Facility Agent pursuant to Clause 12.1 (Annual Operating Budgets) and approved by the Facility Agent (acting on the instructions of the Special Majority Lenders) pursuant to clause 12.3 (Annual Operating Budget Approval Procedure), each revised budget to be prepared on a basis substantially similar to the CRI Initial Operating Budget, to contain substantially similar types of information and list the same categories of Additional Gross Revenues and operating expenditure as listed in the CRI Initial Operating Budget but covering only the five forthcoming fiscal years and including any material updates or variations thereto permitted pursuant to Clause 12.4 (Changes to Annual Operating Budgets).

     "CRI Bridge Notes" means the notes issued or to be issued to the CRI Bridge Note Holders in respect of the provision of subordinated short term bridge financing to the Borrower.

     "CRI Bridge Note Holders" means those note holders providing short term bridge financing to the Borrower under the terms of the CRI Bridge Notes.

     "CRI-CAP(G) Loan Agreement" means the loan agreement entered or to be entered between the Borrower and CAP(G).

     "CRI Debt Service Reserve Account" means the account so designated, as is more particularly described in the Accounts Agreement.

     "CRI Disbursement Account" means the account so designated in the Accounts Agreement.

     "CRI Existing Notes" means the notes issued to the CRI Existing Note Holders in respect of the provision of subordinated financing to the Borrower.

     "CRI Existing Note Holders" means those note holders who have provided subordinated financing to the Borrower under the terms of the CRI Existing Notes.

     "CRI Initial Operating Budget" means the initial operating budget for the Borrower prepared by the Borrower and delivered to and approved by the Facility Agent (acting on the instructions of the Lenders) in accordance with Clause 3.1 (Initial Conditions Precedent) covering each of the first five fiscal years and including any material updates or variations to such budget permitted pursuant to Clause 12.4 (Changes to Annual Operating Budgets).

     "CRI Letter of Credit" has the meaning assigned to it in Clause 16.22 (CRI Letter of Credit).

     "CRI Operating Budget" means at any time the CRI Initial Operating Budget as revised from time to time by the CRI Annual Operating Budget as contemplated by Clause 12 (Budgets).

     "CRI Overheads" means for a period, all costs and expenses paid or payable by CRI in respect of its operations as contemplated in the CRI Operating Budget during such period.

     "CRI Receipts Account" means the account so designated in the Accounts Agreement.

     "CRI Subordination Agreement" means the subordination agreement entered or to be entered into between, inter alia, the CRI Bridge Note Holders, the CRI Existing Note Holders and the Facility Agent in respect of the subordination of the loans made or to be made available under the CRI Bridge Notes and the CRI Existing Notes.

     "CRI Warrant Agreement" means the warrant purchase agreement entered or to be entered into between the Borrower and Shell Capital Limited.

     "Debt Service Cover Ratio" means on any date, the result, determined on the basis of the most recently delivered Cash Flow Forecast, of dividing:

     (a) the aggregate of the projected Net Cash Flow for the twelve months immediately following such date; by

     (b) the aggregate of all fees, interest and principal repayments scheduled to be due under the Finance Documents during the 12 months immediately following such date.

     "Default Interest Period" has the meaning assigned to it in Clause 19.2(a) (Default Interest).

     "Development Plan" means the field development study dated 16 September 1999 prepared by the Borrower on behalf of KKM in respect of the Project.

     "Disbursement Accounts" means the CRI Disbursement Account and the CAP(G) Disbursement Account.

     "Dollars" and "$" each mean the lawful currency for the time being of the United States of America.

     "Drawdown Date" means, in relation to each Advance, the date of the making of such Advance.

     "Drilling Contract" means the drilling contract for the Project entered or to be entered into between KKM and Joint Drilling Venture KazakOil-Drilling LLC.

     "Drilling/Wellbore Exploration Services Contract" means the supply of drilling/wellbore exploration services contract entered or to be entered into between Baker

Hughes Services International, Inc. Kazakhstan including its contractual joint venture alliance with KazakOil Drilling Services Company and KKM.

     "Economic Assumptions" means the assumptions used by the Modeller (and agreed by the Subordinated Lender) for the purposes of running the Financial Model.

     "Environmental Claim" means any claim by any person in respect of losses or liabilities actually suffered or incurred by that person as a result of or in connection with any violation of any Environmental Law by KKM or giving rise to any remedy or penalty that may be enforced or assessed against KKM by private or public legal action as a result of environmental contamination or any application for interim or final judicial or administrative decree, injunction, cease and desist order, abatement order, compliance order, consent order, clean-up order or enforcement notice, stop notice, improvement notice, prohibition notice or revocation order (or their equivalent under Applicable Law) in respect of environmental contamination or other remedial action or action to comply which KKM is obliged to undertake pursuant to any Environmental Laws or other law in respect of any environmental contamination.

     "Environmental Consents" means any consent required under Environmental
Law.

     "Environmental Laws" means any Applicable Law relating to the environment, health or safety, emissions, discharge, releases or threatened releases of pollutants, environmental contaminants, chemicals or toxic or hazardous substances or wastes into the environment including, without limitation, air, surface water, groundwater or land, or otherwise relating to the extraction, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or waste.

     "Environmental Plan" means the plan dated April 1996 prepared by Ratheon Engineers and Constructors on behalf of KKM in respect of the Project.

     "Event of Default" means any of the events or circumstances described as such in Clause 18 (Events of Default).

     "Event of Force Majeure" means any event which is not within the control or which is not at the risk of any party to the Project Documents to the extent that such event is unavoidable notwithstanding the reasonable care of or the taking of reasonable steps by the party affected and which could not have been reasonably foreseen. Without limiting the foregoing, the events falling within Events of Force Majeure shall include acts of God, force of nature, lightning, earthquakes, floods, tidal waves, acts of war or public enemy and riots.

     "Excess Cash Flow" means, with reference to any Reduction Date, an amount equal to the Available Net Cash Flow on that Reduction Date less the aggregate of all fees, interest principal repayments and any other amounts scheduled to become due for payment to the Finance Parties under this Agreement on that Reduction Date.

     "Excess Funds" has the meaning assigned to it in the Accounts Agreement.

     "Existing Lender" has the meaning assigned to it in Clause 27.4 (Conditions for Effective Transfer).

     "Facilities" means the Senior Facility and the Subordinated Facility.

     "Facility Office" means the office identified in the Parts I and II of First Schedule (Commitments) (or in the case of a New Lender, in the schedule to the Transfer Certificate to which such New Lender is a party) through which a Lender will perform its obligations under this Agreement or such other office as a Lender may from time to time select by notice to the Facility Agent and the Borrower.

     "Fee Letters" means each of the letters referred to in Clause 24.2 (Agency
Fee), Clause 24.3 (Upfront Fee), Clause 24.4 (Security Trustee Fee) and Clause
24.5 (Account Bank Fee).

     "Field Life Cover Ratio" means on any date, the result, determined on the basis of the most recently delivered Cash Flow Forecast, of dividing:

     (a) the aggregate of the NPV of the projected Net Cash Flow for each year for the projected residual life of the Project; by

     (b) aggregate amount of principal, interest and fees outstanding in respect of the Loan as at such date.

     "Final Maturity Date" means 30 September 2004.

     "Final Termination Date" means the date on which:

     (a) the Finance Parties have ceased to be under any commitment, obligation or liability (whether actual or contingent) under or in respect of the Finance Documents;

     (b) the Loan has been repaid in full and all other amounts owing to the Finance Parties under or pursuant to the terms of the Finance Documents have been paid; and

     (c) none of the Obligors nor the Completion Guarantor has any further obligation or liability (whether actual or contingent) to make payments to any of the Finance Parties under or pursuant to the terms of the Finance Documents.

     "Finance Documents" means:

     (a)     this Agreement;

     (b)     the CRI-CAP(G) Loan Agreement;

     (c)     the CAP(G)-KKM Loan Agreement;

     (d)     the CRI Subordination Agreement;

     (e)     the Security Documents;

     (f)     the Accounts Agreement;

     (g)     the Hedging Agreement;

     (h)     the Fee Letters;

     (i)     the Political Risk Policy;

     (j) the Transportation Risk Insurance Policy;

     (k)     the CRI Letter of Credit;

     (l) such other document which the Facility Agent designates as a Finance Document pursuant to Clause 16.24(c) (Syndication); and

     (m) such other document which the Borrower and the Facility Agent agree to designate as a Finance Document.

     "Finance Lease" means any lease entered into primarily as a means of raising finance or financing the acquisition of the asset leased.

     "Finance Parties" means the Lenders, the Arranger, the Facility Agent, the Modeller, the Accounts Bank and the Security Trustee.

     "Financial Indebtedness" means any indebtedness in respect of:

     (a) moneys borrowed;

     (b) any debenture, bond, note, loan stock or other security;

     (c) any acceptance credit or documentary credit;

     (d) receivables sold or discounted (otherwise than on a non-recourse basis);

     (e) the acquisition cost of any asset or service to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset or service;

     (f) Finance Leases;

     (g) any currency swap or interest swap, cap or collar arrangements or any other derivative instrument;

     (h) amounts raised under any other transaction having the commercial effect of a borrowing or raising of money; or

     (i) any guarantee, indemnity or other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, to indemnify against the consequences of default in the payment of or otherwise to be responsible for any indebtedness of any other person of any of the types referred to in (a) to (h) above.

     "Financial Model" means the computer model in the form agreed between the Modeller and the Borrower represented by material contained in or on computer discs and printouts as deposited with the Facility Agent pursuant to Clause 3.1 (Conditions Precedent) and including any material updated and amendments to such Financial Model.

     "First Drawdown Date" means the date the first Advance is made under the Facilities.

     "First Reduction Date" means (i) the first Quarterly Date falling after the Project Completion Date (provided that if such Quarterly Date falls within 60 days after the Project Completion Date, the First Reduction Date shall be the next succeeding Quarterly Date) or (ii) 31 December 2001, whichever occurs first.

     "Hedging Agreement" means the agreement entered into or to be entered into between the Borrower and the Hedging Bank for the put arrangements in respect of the prices for the Hydrocarbons the subject of the Offtake Agreement.

     "Hedging Bank" means such financial institution as is acceptable in all respects to the Facility Agent.

     "Hedging Payment" means the payment made by the Borrower to the Hedging Bank under the Hedging Agreement in respect of the put arrangements.

     "Hedging Receipts" means any amounts received by the Borrower under the Hedging Agreement including as a result of any termination of that Hedging Agreement.

     "Holding Company" means, in relation to a person, an entity of which that person is a Subsidiary.

     "Hydrocarbons" means crude oil, condensate and liquid petroleum gas produced from the Karakuduk Oil Field by or on behalf of KKM under the Petroleum Licence.

     "Improved Recovery Methods" means all methods of supplementing natural reservoir energy to increase ultimate recovery from a reservoir, including without limitation (a) pressure maintenance, (b) cycling, (c) water flooding,
(d) thermal methods, (e) chemical flooding, and (f) the use of miscible and immiscible displacement fluids.

     "Independent Engineer" means any technical consultant appointed by the Facility Agent and approved by the Borrower and any replacement consultant appointed pursuant to Clause 26.6 (d) (Independent Engineer).

     "Independent Expert"  has the meaning assigned to it in Clause 13.1(g).

     "Information Memorandum" means any information memorandum prepared by or on behalf of the Borrower in connection with any proposed Syndication.

     "Initial Cash Flow Forecast" means the report prepared by the Modeller pursuant to Clause 13.1(b) (Semi-Annual Cash Flow Forecasts).

     "Intercreditor and Subordination Agreement" means any agreement entered into between, inter alia, the Senior Lenders, the Subordinated Lender and the Obligors in respect of any intercreditor and subordination arrangements and designated as the Intercreditor and Subordination Agreement by the Facility Agent pursuant to Clause 16.24(d) (Syndication).

     "Interest Payment Date" means the last day of an Interest Period.

     "Interest Period" means each interest period determined in accordance with Clause 5 (Interest Periods).

     "KKM Annual Operating Budget" means a revised operating budget delivered by KKM to the Facility Agent pursuant to Clause 12.1 (Annual Operating Budgets) and approved by the Facility Agent (acting on the instructions of the Special Majority Lenders) pursuant to clause 12.3 (Annual Operating Budget Approval Procedure), each revised operating budget to be prepared on a basis substantially similar to the KKM Initial Operating Budget, to contain substantially similar types of information and list the same categories of Gross Revenues, operating expenditure and capital expenditure (for the period from the Project Completion Date) as listed in the KKM Initial Operating Budget but covering only the five forthcoming fiscal years and including any material updates or variations thereto permitted pursuant to Clause 12.4 (Changes to Annual Operating Budgets).

     "KKM Gross Revenues" means for, any period, the aggregate of the following:

     (a) Project Revenues and all other amounts received by KKM from the sale or other disposal of Hydrocarbons, any by-products and all other assets of the Project;

     (b) all payments received by KKM under or by virtue of the Project
Documents;

     (c) all interest, investment income, profits and realised gains arising in respect of balances in the KKM Proceeds Account (or from any Authorised Investments);

     (d) KKM Insurance Proceeds; and

     (e) any other income, receipts or gains from whatever source received by KKM.

     "KKM Initial Operating Budget" means the initial operating budget consisting of, without limitation, projected Net Cash Flow (including projected capital expenditure for the period following the Project Completion Date) for KKM prepared by KKM and delivered to and approve by the Facility Agent (acting on the instructions of the Special Majority Lenders) in accordance with Clause
3.1 (Initial Conditions Precedent), covering each of the first five fiscal years and including any material updates or variations to such budget permitted pursuant to Clause 12.4 (Changes to Annual Operating Budgets).

     "KKM Insurance Proceeds" means the proceeds of any insurances received by KKM.

     "KKM Operating Budget" means at any time the KKM Initial Operating Budget as revised from time to time by the KKM Annual Operating Budget as contemplated by Clause 12 (Budgets).

     "KKM Permitted Expenses" means for any period, the aggregate of the following:

     (a) Capital Expenditure;

     (b) Royalties;

     (c) all costs payable by KKM to dismantle, plug or abandon any part of the Project;

     (d) Project Taxes;

     (e) fees and costs payable under the Technical Services Agreements; and

     (f) any Operating Costs not covered under (a) - (e) above.

     "KKM Proceeds Account" means the account so designated in the Accounts Agreement.

     "KKM Shares" means shares representing all of the issued voting share capital of KKM.

     "Law" means any constitutional provision, treaty, convention, statute, act, law, directive, decree, ordinance, subsidiary or subordinate legislation, order, rule, regulation or regulatory requirement and any rule of civil or common law or equity.

     "LIBOR" means, in relation to an Advance or the Loan, as the case may be, for an Interest Period:

     (a) the rate per annum appearing on Telerate page 3750 at or about 11.00 a.m. on the Rate Fixing Date for the relevant Interest Period for the offering of deposits in Dollars for a period comparable to that Interest Period; and

     (b) if no such rate is available at the relevant time, the arithmetic mean (rounded upward to the nearest four decimal places) of the rates quoted by the Reference Banks to leading banks in the London interbank market at or about
11.00 a.m. on the Rate Fixing Date for the relevant Interest Period for the offering of deposits in Dollars in an amount comparable to that Advance or the Loan for a period comparable to the relevant Interest Period and for purposes of this definition, "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars).

     "Loan" means the aggregate of the principal amounts advanced and for the time being outstanding under the Facilities.

     "Loan Life Cover Ratio" means on any date, the result, determined on the basis of the most recently delivered Cash Flow Forecast, of dividing:

     (a) the aggregate of the NPV of the projected Net Cash Flow for each year until the Final Maturity Date; by

     (b) aggregate amount of principal, interest and fees outstanding in respect of the Loan as at such date.

     "Majority Lenders" means, at any time:

     (a) if no Advances are outstanding, one or more Lenders the Commitments of which amount (or, if all the Commitments have been terminated, one or more Lenders the Commitments of which immediately prior to such termination amounted) in aggregate to at least 67% of the Total Commitments; or

     (b) if any Advance is outstanding, one or more Lenders to which in aggregate at least 67% of the Loan for the time being outstanding is owed.

     "Mandatory Cost" means the cost imputed to a Lender in relation to its Participation in the Loan in compliance with (a) the requirements of the Financial Services Authority and (b) any reserve asset requirements of the European Central Bank.

     "Margin" means 17.75% per annum on or prior to the Project Completion Date and 12.75% thereafter.

     "Net Cash Flow" means, for any period, the aggregate of the KKM Gross Revenues and the Additional Gross Revenues for that period, less the aggregate of the KKM Permitted Expenses and the Additional Permitted Expenses for that period.

     "New Lender" has the meaning assigned to it in Clause 27.4 (Conditions for Effective Transfer).

     "Notice of Drawdown" means a notice substantially in the form set out in the Fourth Schedule (Notice of Drawdown).

     "Notifying Lender" has the meaning assigned to it in Clause 9.1 (Notice of Market Disruption).

     "NPV" means, with respect to any amount, the net present value of such amount, determined by discounting that amount back to the date at which the calculation is to be made (applying the bases and assumptions arrived at pursuant to the procedures established in calculating the Base Case Cash Flow Forecast).

     "Obligors" means, together, the Borrower and the Co-Obligors, or any of them.

     "Offtake Agreement" means the agreement entered or to be entered into between KKM and STASCO to offtake liquid hydrocarbons produced by the Project.

     "Operating Costs" means for a period, all costs and expenses paid or payable by KKM in operating or maintaining the Project Facilities as contemplated in the KKM Operating Budget.

     "OPIC" means The Overseas Private Investment Corporation, an agency of the Government of the United States of America.

     "Participation" means, in relation to each Lender, the proportion of an Advance, the Loan or other amount, as the case may be, which is to be made by or, as the case may be, is owing to that Lender.

     "Payment Period" means, in the case of the first Payment Period, the period commencing on the Project Completion Date and ending three Business Days prior to the First Reduction Date and in the case of each subsequent Payment Period, the period commencing on the expiry of the immediately preceding Payment Period and ending three Business Days prior to the next succeeding Reduction Date.

     "Permitted Indebtedness" means:

     (a) indebtedness incurred under the Finance Documents;

     (b) in the case only of KKM, trade or similar accounts payable constituting current liabilities incurred in the ordinary course of business in accordance with the terms of this Agreement and which are payable within ninety days and not in default;

     (c) in the case only of the Borrower, trade or similar accounts payable constituting current liabilities incurred in the ordinary course of business in accordance with the terms of this Agreement and which are payable within ninety days and not in default;

     (d) the CRI Bridge Notes and the CRI Existing Notes; and

     (e) any indebtedness approved by the Facility Agent (such approval not to be unreasonably withheld or delayed) which is fully subordinated in all respects to all sums owing from time to time under the Financing Documents on terms and conditions acceptable to the Facility Agent.

     "Permitted Security Interest" means:

     (a) any Security Interest created by or pursuant to the Security Documents;

     (b) any Security Interest previously approved in writing by the Facility Agent;

     (c) any Security Interest arising by both operation of law and in the ordinary course of KKM's business provided that such Security Interest (other than a Security Interest for a sum which is not yet overdue) is discharged within 30 days of so arising; and

     (d) any Security Interest arising by both operation of law and in the ordinary course of the Borrower's business provided that such Security Interest (other than a Security Interest for a sum which is not yet overdue) is discharged within 30 days of so arising.

     "Petroleum Agreement" means the agreement entitled "Agreement for Exploration, Development and Production of Oil in Karakuduk Oil Field in Mangistau Oblast of the Republic of Kazakhstan" dated 30 August 1995 between KKM and the Ministry of Oil and Gas Industries of the Republic of Kazakhstan in relation to the conduct of petroleum recovery activities by KKM in the Karakuduk Oil Field.

     "Petroleum Licence" means the licence for the right to use the subsurface in the Republic of Kazakhstan Series MG # 249 (oil) issued by the Government of the Republic of Kazakhstan to KKM for exploration and production of hydrocarbons at Karakuduk oilfield in Mangystau Oblast dated June 28, 1995 as amended from time to time.

     "Political Risk Policy" means a policy of insurance issued by OPIC to the Borrower in respect of certain specified political risk events in relation to its indirect investment in the Project.

     "Potential Event of Default" means any event which with the passage of time, the giving of notice or the making of any determination would constitute an Event of Default.

     "Pre-Completion Cash Flow Forecast" means the report prepared by the Modeller pursuant to 13.1(a)(Semi-annual Cash Flow Forecasts):

     "Project" means the further development of the Karakuduk Oil Field in the Republic of Kazakhstan (more particularly described in clause 1.7 of the Petroleum Agreement) including:

     (a) the drilling and work over of 70-90 wells as described in the Development Plan;

     (b) the construction of related infrastructure including pipeline interconnection equipment;

     (c) the installation of water injection facilities and infrastructure;

     (d) the installation of gas lift facilities and infrastructure; and

     (e) the installation of sewage, produced water and gas disposal facilities which comply with the environmental requirements of this Agreement.

     "Project Accounts" has the meaning assigned to it in the Accounts
Agreement.

     "Project Budget" means the budget of projected expenditure to achieve Project Completion, delivered by KKM to and approved by the Facility Agent in accordance with Clause 3.1 (Initial Conditions Precedent) and prepared by reference to monthly periods covering each year of construction up to the Project Completion Date and including any approved changes, material updates or variations permitted by Clause 12.5 (Changes to Project Budget).

     "Project Completion" means the occurrence of the following:

     (a) fulfilment of the technical completion tests set out in Appendix A;

     (b) the Facility Agent has received the Reserves Report from the Independent Engineer certifying that the Proven Developed Reserves of the Project are at least 30 million barrels;

     (c) no Event of Default or Potential Event of Default has occurred and is continuing;

     (d) the credit balance of the CRI Debt Service Reserve Account is at least equal to the Reserve Balance;

     (e) the Initial Cash Flow Forecast has been delivered pursuant to Clause
13.1 (a) and demonstrates that the Field Life Cover Ratio is not less than 2, the Loan Life Cover Ratio is not less than 1.75 and the Debt Service Cover Ratio is not less than 1.5; and

     (f) all Consents have been obtained and are in full force and effect.

     "Project Completion Date" means the date upon which Project Completion has occurred.

     "Project Document Party" means any person (other than an Obligor) party to a Project Document.

     "Project Documents" means:

     (a) the Petroleum Licence and all other Consents;

     (b) the Constitutive Documents and the constitutive documents of each of the other Obligors;

     (c) the Petroleum Agreement;

     (d) the Technical Services Agreements;

     (e) the Offtake Agreement;

     (f) the general contract for geophysical operations between KKM and Geotex JSC dated 21 November 1995;

     (g) the Drilling Contract;

     (h) the Service Contract;

     (i) the Drilling/Wellbore Exploration Services Contract;

     (j) the contract of Karakuduk field surface facilities construction TPS start up minimum construction at station 6 between KKM and Keenoil Limited, UK dated 5 August 1999;

     (k) the KazTransOil agreement on acceptance, storage and transportation of oil entered or to be entered into between National Compnay on Transporation of Oil (KazTransOil) and KKM;

     (l) contract # 180/96 on working out and handing over the project of "Environmental Impact Assessment in development and exploitation of the Karakuduk oil field" between NIPI-Munaigas and KKM dated 12 June 1996;

     (m) the oil marketing services contract entered or to be entered into between Kazakoil, JSC and KKM;

     (n) the STASCO Service Agreement;

     (o) any other document material to the Project (other than a Financing Document) approved by the Facility Agent (acting on the instructions of the Special Majority Lenders) entered into or to be entered into by an Obligor in connection with the Project; and

     (p) any other document which the Borrower and the Facility Agent agree to designate as a Project Document.

     "Project Facilities" means all of the following:

     (a) all wells drilled or to be drilled, worked over or rehabilitated or to be worked over or rehabilitated, as part of the Project, including production and injection wells and all equipment installed or to be installed in and on such wells; and

     (b) any other pipelines, pumping facilities, storage or loading facilities, structures, machinery, equipment and other facilities, installations or improvements which are at any time constructed or acquired or are otherwise to be used in connection with the Project or required in order to achieve the Project Completion Date.

     "Project Revenues" means all amounts received from STASCO pursuant to the Offtake Agreement.

     "Project Taxes" means all taxes payable by KKM which are attributable to the Project.

     "Proven Reserves" has the meaning assigned to it in the "Definitions for Oil and Gas Reserves" approved by the Board of Directors of the Society of Petroleum Engineers (SPE), Inc. March 7 1997.

     "Proven Developed Reserves" has the meaning assigned to it in the "Definitions for Oil and Gas Reserves" approved by the Board of Directors of the Society of Petroleum Engineers (SPE), Inc. March 7 1997.

     "Quarterly Date" means 31 March, 30 June, 30 September and 31 December in each calendar year.

     "Rate Fixing Date" means, in relation to any Interest Period, the day falling two Business Days before the commencement of that Interest Period.

     "Reasonable and Prudent Industry Standards" means standards, practices, methods and procedures conforming to Applicable Law and complying with all applicable Consents and to that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced person engaged in the business of owning and operating an oil field and related oil field facilities (financed on a limited recourse basis), under the same or similar circumstances.

     "Reduction Date" means the First Reduction Date and each Quarterly Date thereafter up to the Final Maturity Date.

     "Reduction Percentage" means the percentage of the Loan to be repaid on each Reduction Date as set forth in columns (2) and (3) of the Fifth Schedule (Reduction Instalments).

     "Reference Banks" means the principal London offices of Barclays Bank PLC, Deutsche Bank AG and Banque Nationale de Paris and such other bank or banks as may from time to time be appointed by the Facility Agent.

     "Reserve Balance" has the meaning assigned to it in the Accounts Agreement.

     "Reserves Report" means, prior to the issue of the Updated Reserves Report the report on Proven Reserves and Proven Developed Reserves dated 13 January 1995 prepared by Ryder Scott Company, Petroleum Engineers as the same may be revised and updated from time to time with the consent of the Facility Agent and following the issue of the Updated Reserves Report by the Independent Engineer to and for the benefit of the Facility Agent for and on behalf of the Lenders in accordance with Clause 16.23 (The Updated Reserves Report), the Updated Reserves Report as the same may be revised and updated from time to time with the consent of the Facility Agent.

     "Road Runner" means Road Runner Service Company Inc., a company organised and existing under the laws of the state of Colorado.

     "Royalties" means Royalty (State Share) (as defined in the Petroleum Agreement) and production bonuses, payable pursuant to the last four paragraphs of clause 9.3.1(B) of the Petroleum Agreement

     "Security Documents" means :

     (a) the documents creating the following Security Interests:

     (i) first priority pledge by CAP(G) of its shareholding in KKM in favour of the Security Trustee;

     (ii) first priority fixed charge by CAP(D) of its shareholding in CAP(G) in favour of the Security Trustee;

     (iii) first priority fixed charge by the Borrower of its shareholding in CAP(G) in favour of the Security Trustee;

     (iv) first priority pledge by the Borrower of its shareholding in CAP(D) in favour of the Security Trustee;

     (v) first priority assignment by way of security by the Borrower of its right, title and interest in and to the Political Risk Policy and its proceeds in favour of the Security Trustee;

     (vi) first priority assignment by way of security by the Borrower of its right, title and interest in and to (A) the Transport Risk Insurance Policy and its proceeds; (B) the Hedging Agreement and the Hedging Receipts; (C) CRI-CAP(G) Loan Agreement and its proceeds; and (D) the Service Contract and its proceeds, in favour of the Security Trustee;

     (vii) first priority assignment by way of security by CAP(G) of its right, title and interest in and to of the CAP(G)-KKM Loan Agreement in favour of the Security Trustee;

     (viii) first priority assignment by way of security by KKM of its right, title and interest in and to (A) the Offtake Agreement and (B) the insurances for the Project in favour of the Security Trustee;

     (ix) first priority fixed charge by KKM over the KKM Proceeds Account in favour of the Security Trustee;

     (x) first priority fixed charge by the Borrower over the CRI Debt Service Reserve Account, the CRI Receipts Account and the CRI Disbursement Account in favour of the Security Trustee; and

     (xi) first priority fixed charge by CAP(G) over the CAP(G) Receipts Account and the CAP(G) Disbursement Account in favour of the Security Trustee, and

     (b) such other document which the Borrower and the Facility Agent agree to designate as a Security Document.

     "Security Interest" means any mortgage, charge, pledge, hypothecation, lien, assignment by way of security, right of set-off, title retention arrangement, encumbrance or other security interest or any other arrangement having the effect of conferring security.

     "Security Trustee" means Law Debenture Trust Corporation p.l.c. or such other person as may be nominated by the Facility Agent (acting on the instructions of the Lenders) from time to time

     "Semi-annual Cash Flow Forecast" means the report prepared by the Modeller pursuant to 13.1(c)(Semi-annual Cash Flow Forecasts).

     "Senior Facility" means the term loan facility granted to the Borrower in accordance with Clause 2.1(a) (Grant of the Facilities).

     "Senior Lenders" means the party or the parties identified as such in Part I of the First Schedule (Commitments).

     "Senior Loan" means the principal amount outstanding under the Senior Facility from time to time.

     "Service Contract" means the service contract entered or to be entered into between KKM and the Borrower.

     "Shareholder Distribution" has the meaning assigned to it in Clause 17.9 (Distributions).

     "Shell Affiliate" means:

     (a) N.V. Koninklijke Nederlandsche Petroleum Maatschappij or The "Shell" Transport and Trading Company, plc (each for the purpose of this definition a "Parent Company"); or

     (b) any company which is for the time being directly or indirectly controlled by the Parent Companies or either of them (for the purpose of this definition the interpretation given to the words "control", "controlled" and "controlling" in Clause 1.2 (Interpretation) shall not apply).

     For this purpose:

     (i) a company is directly controlled by another company or companies if that other company or those other companies beneficially hold shares carrying the majority of votes at a general meeting of the first mentioned company; and

     (ii) a company is indirectly controlled by the Parent Company or Companies if a series of companies can be specified, beginning with the Parent Company or Companies and ending with the particular company, so related that each company of the series except the Parent Company or Companies is directly controlled by one or more of the preceding companies in the series.

     "Special Majority Lenders" means, at any time:

     (a) if no Advances are outstanding, one or more Lenders the Commitments of which amount (or, if all the Commitments have been terminated, one or more Lenders the Commitments of which immediately prior to such termination amounted) in aggregate to at least 76% of the Total Commitments; or

     (b) if any Advance is outstanding, one or more Lenders to which in aggregate at least 76% of the Loan for the time being outstanding is owed.

     "STASCO" means Shell International Trading and Shipping Company Limited, a company organised and existing under the laws of England.

     "STASCO Service Agreement" means the agreement ancillary to the Offtake Agreement entered or to be entered into between STASCO and KKM.

     "Subordinated Facility" means the term loan facility granted to the Borrower in accordance with Clause 2.1(b) (Grant of the Facilities).

     "Subordinated Lender" means the party or parties identified as such in Part II of the First Schedule (Commitments).

     "Subordinated Loan" means the principal amount outstanding under the Subordinated Facility from time to time.

     "Subsidiary" means, in relation to a person, any company or corporation:

     (a) which is controlled, directly or indirectly, by that person;

     (b) 50% or more of the issued share capital of which is beneficially owned, directly or indirectly, by that person; or

     (c) which is a Subsidiary of another Subsidiary of that person.

     "Syndication" means the syndication of either or both of the Facilities by the Facility Agent in the loan syndication market.

     "Technical Services Agreements" means the agreement entitled "E&P Support Agreement" entered or to be entered into between Shell Capital Services Limited and Shell International Exploration and Production B.V. in relation to the provision of technical services to the Project and the agreement entitled "Technical Services Agreement" entered or to be entered into between KKM and Shell Capital Services Limited for the provision of technical services to the Project either directly or through a consultant.

     "Total Commitments" means the aggregate for the time being of all of the Commitments.

     "Transaction Documents" means the Finance Documents and the Project Documents.

     "Transfer Certificate" has the meaning assigned to it in Clause 27.9 (Procedure for Novations).

     "Transport Risk Insurance Policy" means the insurance policy relating to the transportation of the Hydrocarbons issued by an insurer or insurers acceptable to the Facility Agent and the Borrower.

     "Updated Reserves Report" has the meaning assigned to it Clause 16.23 (The Updated Reserves Report).

     "Unpaid Equity Contributions" means, on the date the CRI Letter of Credit is issued, an amount equal to $12 million less the principal amount of Dollar denominated funds which have been disbursed to the Borrower under the CRI Bridge Notes at that time.

     "US GAAP" means accounting principles general accepted in the United States of America from time to time.

     "US GAAP Subsidiary" means, in relation to a person, any company or corporation which constitutes a subsidiary for the purposes of US GAAP.

     "Year 2000 Compliant" means, in relation to any Computer System, that any reference to or use of a date before, on or after 31 December, 1999 in the operation of that Computer System with respect to mission critical functions will not have an adverse effect on the use of that Computer System.

     1.2  INTERPRETATION

     Any reference in this Agreement to:

     the "assets" of a person include the undertaking, business and property of that persons and all of that persons other assets (whether tangible or intangible), revenues (including rights to receive revenues) and rights of every kind, present, future or contingent, and any interest in any asset;

     "control" means the power to direct the management or policies of an entity, directly or indirectly, through the ownership of voting capital (provided that the direct or indirect ownership of 50% or more of the share capital or similar right of ownership in an entity shall be deemed to constitute control of that entity), and "controlled" and "controlling" have corresponding meanings;

     a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month;

     a "Lender" includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under the Finance Documents and its Commitment has been cancelled or reduced to zero;

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; and

     "tax" means any tax, value added tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     the "winding-up", "dissolution", "administration", "liquidation" or "bankruptcy" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

     1.3  CERTAIN REFERENCES

     Any reference in this Agreement to:

     (a) a statute shall be construed as a reference to such statute as from time to time amended or re-enacted;

     (b) a person includes its permitted successors and assigns;

     (c) a Finance Document or any other agreement or document shall be construed as a reference to that Finance Document or, as the case may be, such other agreement or document, as the same may have been, or may from time to time be, amended, novated or supplemented; and

     (d) the singular includes the plural and vice versa.

     1.4  THE TABLE OF CONTENTS AND THE HEADINGS

     The table of contents and Clause and Schedule headings are for ease of reference only and shall not form part of this Agreement.

2.  THE FACILITIES

     2.1  GRANT OF THE FACILITIES

     (a) The Senior Lenders severally grant to the Borrower, upon the terms and subject to the conditions of this Agreement, a Dollar term facility in an aggregate principal amount not exceeding $18,000,000 (eighteen million Dollars) (the "Senior Facility").

     (b) The Subordinated Lender grants to the Borrower, upon the terms and subject to the conditions of this Agreement, a Dollar term facility in an aggregate principal amount not exceeding $6,000,000 (six million Dollars) (the "Subordinated Facility").

     (c) No Lender shall be obliged to lend more than its Commitment.

     2.2  PURPOSE AND APPLICATION

     The Facilities shall be applied by the Borrower for the following purposes:

     (a) in or towards funding CAP(G) under the CRI-CAP(G) Loan Agreement which in turn will fund KKM under the CAP(G) KKM Loan Agreement for the purposes of the Project; and

     (b) in or towards payment of (i) interest due for payment under Clause 6.5(a), (ii) any fees, expenses or other costs due for payment to the Finance Parties under the Finance Documents, (iii) premia due in respect of the Political Risk Policy, (iv) premia due in respect of the Transport Risk Insurance Policy, (v) the Hedging Payment and (vi) CRI Overheads.

     None of the Finance Parties shall be obliged to concern themselves with such application.

     2.3  LENDERS' OBLIGATIONS SEVERAL

     The obligations of each Lender under the Finance Documents are several and the failure by a Lender to perform any of those obligations shall not affect the obligations of any of the Obligors towards any other Lender under this Agreement nor shall any other party be liable for the failure by such Lender to perform its obligations under this Agreement. The failure of any Lender to perform its obligations under this Agreement shall not relieve any other Lender or the Facility Agent of any of its respective obligations, nor shall a Lender or the Facility Agent be responsible for the obligations of any other Lender.

     2.4  LENDERS' RIGHTS SEVERAL

     The rights of each Lender under the Finance Documents are several and each Lender may enforce this Agreement directly and independently of the other Lenders in respect of that Lender's rights under this Agreement.

3.  CONDITIONS PRECEDENT

     3.1  INITIAL CONDITIONS PRECEDENT

     The obligation of each Lender to make any amount available under Clause 4.3 (Advances by Lenders) to the Borrower is subject to the conditions precedent that before the Facility Agent receives the first Notice of Drawdown the Facility Agent has notified the Borrower that it has received or (acting on the instructions of that Lender) waived receipt of all documents set out in the Third Schedule (Condition Precedent Documents), each in form and substance satisfactory to the Facility Agent (acting on the instructions of that Lender) provided that if any Lender has not provided such information to the Facility Agent, no Lender shall be obliged to make an advance until it is satisfied that the each of the other Lenders will fund its proportion of the relevant Advance.

     3.2  CONDITIONS PRECEDENT TO EACH ADVANCE

     The obligation of each Lender to make any amount available under Clause 4.3 (Advances by Lenders) is subject to the further conditions precedent that on both the date of the Notice of Drawdown and the Drawdown Date for each Advance:

     (a) each Finance Party has received payment of all costs, fees and expenses (including legal fees) due under this Agreement on or before such Drawdown Date;

     (b) all representations and warranties made by the Obligors in or in connection with the Finance Documents are true and correct with reference to the facts and circumstances then subsisting;

     (c) no Event of Default or Potential Event of Default has occurred and is continuing or might reasonably be expected to result from the making of such Advance;

     (d) each Lender and the Facility Agent has received all other information, documents, opinions, certificates, consents and assurances as it may reasonably request to evaluate whether, at that time, an Event of Default or Potential EvenT of Default exists and is continuing or is reasonably likely to result from the making of such Advance;

     (e) if the Facility Agent reasonably requests, the Facility Agent has received an additional legal opinion or opinions, in form and substance satisfactory to it, from counsel acceptable to the Facility Agent, and from counsel for the Obligors, with respect to any matters relating to the Advance;

     (f) nothing has occurred which in the opinion of the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)) has or could reasonably be expected to have a material and adverse effect on the Project or on the financial or business condition of any Obligor or on the ability of any Obligor to observe and perform any of its obligations under a Transaction Document;

     (g) the Facility Agent shall have received evidence, in a form acceptable in all respects to the Facility Agent, that the proceeds of the Advance are to be applied in accordance with the current Project Budget within 30 days of such Advance;

     (h) after the relevant Advance is made, the Field Life Cover Ratio shall be not less than 2, the Loan Life Cover Ratio shall be not less than 1.75 and the Debt Service Cover Ratio shall not be less than 1.5 as determined on the basis of the most recently delivered Base Case Cash Flow Forecast; and

     (i) after the making of such Advance, the ratio of the aggregate Advances made under the Senior Facility to the aggregate Advances made under the Subordinated Facility shall be no greater than 3:1 (it being agreed that the Senior Lenders will only disburse to the extent that the Subordinated Lender disburses its proportion of the relevant Advance).

4.   DRAWDOWNS

     4.1  DRAWDOWN

     Subject to the terms and conditions of this Agreement, an Advance shall be made to the Borrower during the Availability Period following receipt by the Facility Agent from the Borrower of a duly completed Notice of Drawdown by no later than 10.00 a.m. (London time) five Business Days prior to the proposed Drawdown Date. The undrawn amount (if any) of the Total Commitments shall automatically be cancelled at the close of business in London on the last day of the Availability Period. There shall be no more than one Notice of Drawdown outstanding at any time.

     4.2  COMPLETION OF NOTICE OF DRAWDOWNS

     (a) A Notice of Drawdown will not be regarded as having been duly completed unless:

          (i) the proposed Drawdown Date is a Business Day falling on or before the last day of the Availability Period;

          (ii) the amount of the Advance requested in the Notice of Drawdown is a minimum of $2,000,000 or any larger amount which is an integral multiple of $100,000 or the undrawn balance of the Total Commitments;

          (iii) the first Interest Period selected complies with Clause 5 (Interest Periods);

          (iv) the Notice of Drawdown is accompanied by a certificate from the Borrower (in the form attached to Exhibit A to the Notice of Drawdown) evidencing that the proceeds of the Advance are required to be applied for permitted purposes as set out in the Project Budget;

     (b) A Notice of Drawdown shall be irrevocable and the Borrower shall be bound to borrow in accordance with such Notice of Drawdown. The Facility Agent shall notify each

Lender promptly of its receipt of a Notice of Drawdown and of the details of the relevant Advance.

     4.3  ADVANCES BY LENDERS

     (a) The Facility Agent shall, as soon as it becomes aware of such circumstances, notify the Borrower if, because of any of the conditions described in Clause 3 (Conditions Precedent) or this Clause 4 not being satisfied, an Advance will not be made pursuant to a Notice of Drawdown. The parties acknowledge that the fact that an Advance is made pursuant to the Notice of Drawdown in circumstances in which there was no obligation so to do or the Notice of Drawdown was invalid, shall not in any way impair the ability of any Finance Party to exercise all or any of its rights or remedies under or in relation to this Agreement.

     (b) Subject to the terms of this Agreement, each Lender shall on each Drawdown Date make available to the Facility Agent for the account of the Borrower its Participation in the Advance requested in the relevant Notice of Drawdown in the proportion which its Commitment then bears to the Total Commitments.

     (c) Each Advance shall comprise drawings from the Senior Facility and the Subordinated Facility to be made simultaneously and on a pro-rata basis in the proportion that each of the Senior Facility and the Subordinated Facility bears to the total amount of the Loan.

     4.4  PAYMENT OF PROCEEDS

     The Facility Agent shall forthwith transfer all such amounts made available to it to the CRI Disbursement Account and in each case in like funds as they are received by the Facility Agent.

5.  INTEREST PERIODS

     5.1  DURATION

     Save as provided in Clause 5.2 (Non-Business Days), Clause 5.3 (Coincidence with Final Maturity Date and Reduction Dates) and Clause 5.4 (Consolidation), each Interest Period for an Advance shall be of three months' duration. Each Interest Period for an Advance shall commence on the Drawdown Date of the Advance concerned or (as the case may be) on the expiry of the preceding Interest Period relative thereto.

     5.2  NON-BUSINESS DAYS

     If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the immediately preceding Business Day (if there is not or if the next Business Day would be after the Final Maturity
Date).

     5.3  COINCIDENCE WITH FINAL MATURITY DATE AND REDUCTION DATES

     If an Interest Period would otherwise end after the next Reduction Date, such Interest Period shall be shortened so that it ends on that Reduction Date and if an Interest Period would otherwise end after the Final Maturity Date, such Interest Period shall be shortened so that it ends on the Final Maturity Date.

     5.4  CONSOLIDATION

     The first Interest Period for any Advance made after the first Advance shall end on the last day of the current Interest Period for the Loan and thereafter such Advance shall be consolidated with the Loan and treated as a single Loan.

     5.5  NOTIFICATION

     The Facility Agent will notify the Lenders of the duration of each Interest Period promptly after ascertaining the same.

6.  INTEREST

     6.1  RATE OF INTEREST

     (a) Subject to paragraph (b) of this Clause 6.1, the rate of interest applicable to the Loan or an Advance, as the case may be, for each Interest Period is the rate per annum determined by the Facility Agent to be the sum of the Applicable Margin and LIBOR for the relevant Interest Period.

     (b) If the Facility Agent gives a notice under Clause 9.1 (Notice of Market Disruption) then the rate of interest payable on the Loan or an Advance, as the case may be, will be at the rate and for the period determined in accordance with Clause 9.2 (Suspension of Drawdown) and Clause 9.3 (Alternative Basis).

     6.2  ABSENCE OF QUOTATIONS

     If, at any time when LIBOR is being determined on the basis of quotations supplied by the Reference Banks, a Reference Bank does not supply an offered rate by 11.30 a.m. (London time) two Business Days prior to the first day of the relevant Interest Period, the applicable LIBOR shall, subject to Clause 9.1 (Notice of Market Disruption), be determined on the basis of the quotations of the remaining Reference Banks.

     6.3  DUE DATES AND CALCULATIONS

     Except as otherwise provided in this Agreement, accrued interest on the Loan or an Advance, as the case may be, shall be paid by the Borrower on each Interest Payment Date and interest shall accrue on the principal amount outstanding hereunder from day to day and be computed on the basis of a year of 360 days and the actual number of days elapsed.

     6.4  NOTIFICATION

     Each determination of a rate of interest by the Facility Agent shall be conclusive and binding upon the Borrower and the Lenders, in the absence of manifest error, and shall be promptly notified by the Facility Agent to the Borrower and the Lenders.

     6.5  INTEREST DUE ON OR PRIOR TO THE PROJECT COMPLETION DATE

     (a) On each Interest Payment Date falling on or prior to the Project Completion Date, interest due on that Interest Payment Date on the amount outstanding under the Senior Facility may be paid by the drawdown of an Advance on the Interest Payment Date applicable thereto. No such drawdown may be made unless the requirements of Clause 3 (Conditions Precedent) or Clause 4 (Drawdowns) are complied with in relation to each such Advance. Notwithstanding the foregoing, the Borrower acknowledges that the obligation to pay interest is absolute and unconditional. In the event that interest is not for any reason financeable under the Facilities, the Borrower shall pay such interest to the Facility Agent when due in accordance with the provisions of this Agreement.

     (b) On each Interest Payment Date falling on or prior to the Project Completion Date, interest due on that Interest Payment Date on the amount outstanding under the Subordinated Facility shall be added to the principal amount outstanding under the Subordinated Facility and shall itself bear interest in accordance with this Clause and shall otherwise for all purposes form part of the Subordinated Facility. For the avoidance of doubt, Capitalised Interest Amounts will not reduce the Commitment of the Subordinated Lender under the Subordinated Facility. In the event that interest cannot for any reason be capitalised in accordance with this Clause 6.5(b), the Borrower shall pay such interest to the Facility Agent when due in accordance with the provisions of this Agreement.

     6.6  MANDATORY COSTS

     (a) The Borrower shall compensate each Lender for Mandatory Costs incurred by it in relation to its Participation in the Loan.

     (b) The Borrower shall, on each occasion when interest is payable hereunder, pay to each Lender an additional amount of interest at the rate which that Lender has notified to the Borrower (through the Facility Agent) not less than five Business Days before the date for the payment of that interest as its Mandatory Cost. The relevant Lender shall, in its notification to the Borrower, set out the calculation of its Mandatory Cost in reasonable detail but that Lender need not provide information which it reasonably considers to be confidential or disclosure of which would be contrary to its banking policies.

7.   REPAYMENT, PREPAYMENT AND CANCELLATION

     7.1  REPAYMENT

(a) Subject to Clause 7.1(b) below, the Borrower shall repay to the Facility Agent, for the account of the Lenders, the Loan (as of the last day of the Availability Period) by repaying on each Reduction Date the percentages of the Senior Loan and the Subordinated Loan set forth opposite such Reduction Date in columns (2) and (3) of the Fifth Schedule (Reduction Instalments).

(b) (i) For each Reduction Date that falls prior to 31 December 2001, a corresponding Reduction Date (each an "Additional Reduction Date") shall be added to the end of column (1) of the Fifth Schedule (Reduction Instalments) so that the last Reduction Date under the schedule will always fall on the Final Maturity Date.

     (ii) In the event that there are Additional Reduction Dates, the Reduction Percentages shall be calculated as follows:

     (A) The Reduction Percentages in respect of each Additional Reduction Date (the "Additional Reduction Percentages") for each of Columns (2) and (3) of the Fifth Schedule (Repayment Instalments) shall be equal to:

     1/N x 100

     where: N is the number of Reduction Dates (including any Additional Reduction Dates); and

     (B) each Reduction Percentage for each Reduction Date (other than an Additional Reduction Date) shall be reduced by an amount equal to:

     RP/100 x ARP

     where: RP is the Reduction Percentage for that Reduction Date; and ARP is the sum of the Additional Reduction Percentages.

     (c) Any amount repaid under Clause 7.1(a) or (b) shall be applied first to repay the reduction instalment of the Senior Facility due on that Reduction Date and second, only if such reduction instalment has been fully repaid, to repay the reduction instalment of the Subordinated Facility due on that Reduction Date.

     7.2  MANDATORY PREPAYMENT TO MEET FINANCIAL RATIOS

     (a) On the date falling 10 Business Days after each Calculation Date, the Borrower shall pay to the Facility Agent for application in or towards prepayment of the Loan, such amount as is necessary to ensure that (A) the Field Life Cover Ratio on such Calculation Date is maintained at no less than 2, (B) the Loan Life Cover Ratio on such Calculation Date is maintained at no less than
1.75 and (C) the Debt Service Cover Ratio on such Calculation Date is maintained at no less than 1.5.

     (b) Any amount prepaid under Clause 7.2(a) shall be applied first to prepay the outstanding reduction instalments of the Senior Facility in inverse order of maturity and second, only if the Senior Facility has been repaid to prepay the reduction instalments under the Subordinated Facility in the inverse order of maturity.

     7.3  VOLUNTARY PREPAYMENT

     The Borrower may, by giving not less than 15 Business Days' prior written notice to the Facility Agent, prepay the Loan on the last day of an Interest Period in whole or in part

(but, if in part, in a minimum amount of $2,000,000 and in an integral multiple of $100,000) subject to the following conditions:

     (a) the Borrower shall pay a prepayment fee at the same time as the prepayment amount is paid by the Borrower, which shall be calculated as follows:

          (i) if the prepayment occurs prior to the Project Completion Date, the Borrower shall pay a prepayment fee equal to 1% of the amount to be prepaid;

          (ii) if the prepayment occurs on or after the Project Completion Date but prior to the First Reduction Date the Borrower shall pay a prepayment fee equal to 0.75% of the amount to be prepaid; and

          (iii) if the prepayment occurs on or after the First Reduction Date the Borrower shall pay a prepayment fee equal to 0.50% of the amount to be prepaid;

     (b) the Borrower shall not be entitled to prepay any amount which would (where relevant) following the prepayment, result in KKM having insufficient funds to achieve Project Completion;

     (c) amounts prepaid under this Clause 7.3 shall be applied first to prepay the outstanding reduction instalments of the Senior Facility in inverse order of maturity and second, only if the Senior Facility has been repaid, to prepay the reduction instalments under the Subordinated Facility in the inverse order of maturity; and

     (d) any prepayment fee paid under this Clause 7.3 shall be applied pro rata between the Senior Facility and the Subordinated Facility in the proportion in which the amounts outstanding under such Facilities bear to the Loan outstanding at that time (but excluding from the determination of such proportions any Capitalised Interest Amounts).

     7.4  VOLUNTARY CANCELLATION

     (a) The Borrower may, by giving not less than 5 Business Days' prior written notice to the Facility Agent, cancel the undrawn amount of the Total Commitments in whole or in part (but, if in part, in a minimum amount of $2,000,000 and integral multiples of $100,000) provided that the Borrower shall not be entitled to cancel any undrawn amount of the Total Commitments if CAP(G) and KKM has not cancelled their undrawn commitments (in equivalent amounts) under the CRI-CAP(G) Loan Agreement and the CAP(G)-KKM Loan Agreement, respectively, or if, as a result of the cancellation, KKM would not have sufficient funds to achieve Project Completion. Upon such notice of cancellation taking effect, the Commitment of each Lender shall be reduced proportionately;

     (b) The Borrower shall pay a cancellation fee at the same time as such undrawn amount is cancelled equal to 1% of the undrawn amount to be so cancelled.

     (c) Any cancellation fee paid under this Clause 7.4 shall be applied pro rata between the Senior Facility and the Subordinated Facility in the proportion in which the amounts outstanding under such Facilities bear to the Loan outstanding at that time.

     7.5  ADDITIONAL RIGHT OF PREPAYMENT AND CANCELLATION

     If the Borrower is required to pay to a Senior Lender any amount under Clause 8.1 (Payment of Increased Costs) or any additional amounts under Clause 10 (Taxes) or interest on a Lender's Participation in any Advance or the Loan is being calculated in accordance with Clause 9.2 (Suspension of Drawdown) or Clause 9.3 (Alternative Basis), then, without prejudice to the obligations of the Borrower under those Clauses, the Borrower may, so long as the circumstances continue, give a notice of prepayment and cancellation to that Senior Lender through the Facility Agent. On the Interest Payment Date immediately succeeding the date of the giving of the notice or (in the case of paragraph (b) of this Clause 7.5) if earlier at the end of the Availability Period:

     (a) the Borrower shall prepay that Senior Lender's Participation in the Loan (without premium or penalty or payment of any prepayment or cancellation fee) together with all other amounts payable by it to that Lender under the Finance Documents; and

     (b)  the Commitment of that Senior Lender shall be cancelled.

     7.6  EXCESS CASH FLOW MANDATORY PREPAYMENT

     (a) If there is any Excess Cash Flow on a Reduction Date, such Excess Cash Flow shall be applied in or towards prepayment of the Loan (without premium or penalty or payment of any prepayment or cancellation fee) on such Reduction Date.

     (b) At least four Business Days prior to a Reduction Date the Borrower shall provide the Facility Agent with notification of the Excess Cash Flow to be paid on such Reduction Date together with the data on which the calculation of such Excess Cash Flow is based.

     (c) Amounts prepaid under this Clause 7.6 shall be applied first to prepay the outstanding reduction instalments of the Senior Facility in inverse order of maturity and second, only if the Senior Facility has been repaid, to prepay the reduction instalments under the Subordinated Facility in the inverse order of maturity.

     7.7  INSURANCE MANDATORY PREPAYMENT

     (a) Subject to Clause 7.7(b) below, the Borrower shall prepay the Loan in an aggregate amount equal to any KKM Insurance Proceeds received by KKM promptly upon receipt. If any KKM Insurance Proceeds are received by the Security Trustee or the Facility Agent in accordance with the terms of the Accounts Agreement or any Security Document, the prepayment will be made promptly upon receipt by the Security Trustee or the Facility Agent, as the case may be.

     (b) Paragraph (a) above shall not apply to:-

     (i) any receipt of Insurance Proceeds in respect of which the Facility Agent agrees in advance that the provision of Clause 7.7(a) above shall not apply; or

     (ii) any receipt of Insurance Proceeds:

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

          (A) if the aggregate amount of all such Insurance Proceeds received or receivable in respect of any one incident is less than $1,000,000 (or its equivalent in any other currency); or

          (B) if the aggregate amount of all such Insurance Proceeds received or receivable in respect of any one incident equals or exceeds $1,000,000 but is less than $10,000,000 (or their equivalents in other currencies); and

                (I) the Borrower has notified the Facility Agent of the relevant incident immediately upon becoming aware of the same and in any event within 30 days of its occurring; and

                (II) the Borrower has notified the Facility Agent, within 90 days of the relevant incident, that it proposes to reinstate, replace or repair the damaged assets and it has demonstrated to the satisfaction of the Special Majority Lenders that it has or will have sufficient funds available to it (taking the relevant Insurance Proceeds into account) to do so and will complete that reinstatement, replacement or repair as soon as reasonable practicable after the incident and provided that the expected timetable for completion of the works to reinstate, replace or repair the assets damaged or destroyed in the incident is approved by the Special Majority Lenders; or

     (iii) any receipt of Insurance Proceeds in respect of third-party liabilities to the extent that those Insurance Proceeds are or are to be applied in meeting the liabilities in respect of which they were paid.

(c) The Borrower shall prepay the Loan in an aggregate amount equal to any proceeds actually received by it pursuant to the Political Risk Policy or the Transport Risk Insurance Policy. If any such proceeds are received by the Security Trustee or the Facility Agent in accordance with the terms of the Accounts Agreement or any Security Document, such prepayment will be made promptly upon receipt by the Security Trustee or the Facility Agent, as the case may be.

(d) Amounts prepaid under this Clause 7.7 shall be applied first to prepay the outstanding reduction instalments of the Senior Facility in inverse order of maturity and second, only if the Senior Facility has been repaid, to prepay the reduction instalments under the Subordinated Facility in the inverse order of maturity.

     7.8  AUTOMATIC CANCELLATION

     The undrawn Commitment of each Lender shall be automatically cancelled at the close of business at the end of the last day of the Availability Period. No Advance may be borrowed after the end of the Availability Period.

     7.9  MISCELLANEOUS PROVISIONS

     (a) Any notice of prepayment or cancellation under this Agreement is irrevocable and shall specify the date upon which the prepayment or cancellation is to take effect.

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

     (b) Any prepayment pursuant to this Agreement shall be made together with accrued interest on the amount prepaid, any other amounts due and payable under this Agreement and, if the date of prepayment is not on an Interest Payment Date applicable thereto, any amounts payable under Clause 7.10 (Broken Funding Costs).

     (c) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

     (d) No amount prepaid or repaid under this Agreement may subsequently be re-borrowed.

     (e) No amount of any Commitment cancelled under this Agreement may subsequently be reinstated.

     (f) The Facility Agent shall as soon as reasonably practicable (and in any event at least three Business Days prior to the date specified for such prepayment or cancellation) notify the relevant Lenders of any prepayment or cancellation.

     7.10  BROKEN FUNDING COSTS

     If any Lender or the Facility Agent on its behalf receives or recovers all or any part of such Lender's Participation in the Loan otherwise than on the last day of an Interest Period, the Borrower shall pay to the Facility Agent on demand for account of such Lender an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the opinion of the Facility Agent would have been payable to the Facility Agent on the last day of that Interest Period in respect of a deposit in Dollars equal to the amount so received or recovered placed by it with a leading bank in London for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

8.   CHANGES IN LAW OR CIRCUMSTANCES

     8.1  PAYMENT OF INCREASED COSTS

     (a) Subject to Clause 8.2 (Exceptions), the Borrower shall on demand by the Facility Agent pay to the Facility Agent for and on behalf of the relevant Lender the amount of any increased cost incurred by that Lender or its Holding Company as a result of the introduction of, or any change in (or in the interpretation or application of), any Law or compliance by that Lender or its Holding Company with any Law made after the date of this Agreement (including any Law relating to tax or reserve assets, special deposits, cash ratios, liquidity or capital adequacy requirements or any other form of banking or monetary control).

     (b) A Lender shall, as soon as reasonably practicable, through the Facility Agent notify the Borrower upon it becoming aware of the imposition of an increased cost which would result in the Borrower being required to pay any amount under this Clause 8.1.

     (c) In this Agreement, "increased cost" means:

          (i) an additional cost incurred by a Lender or its Holding Company as a result of such Lender having entered into or performing, maintaining or funding its obligations under this Agreement; or

          (ii) that portion of an additional cost incurred by a Lender or its Holding Company in making, funding or maintaining all or any advances or commitments comprised in a class of advances or commitments formed by or including that Lender's Participation in any Advance or the Loan made available or to be made available under this Agreement as is attributable to that Lender making, funding or maintaining that Participation; or

          (iii) a reduction in any amount payable to a Lender or the effective return to a Lender under this Agreement or the effective return to that Lender or its Holding Company on its capital which is attributable to the funding under this Agreement or that Lender's Commitment; or

          (iv) the amount of any payment made by a Lender or its Holding Company, or the amount of any interest or other return foregone by a Lender or its Holding Company, in both cases calculated by reference to any amount received or receivable by or for the account of that Lender from any person under this Agreement.

     (d) Any demand made by a Lender under paragraph (a) of this Clause 8.1 shall contain reasonable details of the increased cost and the events giving rise to it, but such Lender need not disclose any information which it reasonably considers to be confidential or disclosure of which would be contrary to its banking policies.

     8.2  EXCEPTIONS

     Clause 8.1 (Payment of Increased Costs) does not apply to any increased cost:

     (a) compensated for by the operation of Clause 10 (Taxes); or

     (b) attributable to any change in the structure or application of any deductions or allowances in relation to the taxation of, or the rate of tax on, the overall net income of a Lender (or the overall net income of a division or branch of such Lender) imposed in the jurisdiction in which such Lender is incorporated or its Facility Office is, for the time being, situated; or

     (c) attributable to any Law relating to any of the matters set out in the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervisory Practices, as amended in November 1991, as the same is in force and applied and interpreted at the date of this Agreement.

     8.3  ILLEGALITY

     (a) If it is or becomes unlawful or contrary to the Law of any relevant jurisdiction for any Senior Lender to give effect to its obligations under this Agreement or to fund or maintain its Commitment or its Participation in the Loan or any Advance, then if that Senior

Lender shall (through the Facility Agent) so notify the Borrower, the amount of that Senior Lender's undrawn Commitment shall be immediately reduced to zero and the Borrower shall within five Business Days of receipt of the notice or, if later, when so required, repay such Senior Lender's Participation in the Loan (without premium or penalty) together with accrued interest and all other amounts due and payable to such Senior Lender under the Finance Documents and any amounts payable pursuant to Clause 7.10 (Broken Funding Costs).

     (b) If it is or becomes unlawful or contrary to the Law of any relevant jurisdiction for the Subordinated Lender to give effect to its obligations under this Agreement or to fund or maintain its Commitment or its Participation in the Loan or any Advance, then if the Subordinated Lender shall (through the Facility Agent) so notify the Borrower, the undrawn Commitments of all of the Lenders shall be immediately reduced to zero and the Borrower shall within five Business Days of receipt of the notice or, if later, when so required, repay the Participation of each of the Lenders in the Loan (without premium or penalty) together with accrued interest and all other amounts due and payable to the Lenders under the Finance Documents and any amounts payable pursuant to Clause
7.10 (Broken Funding Costs).

9.   MARKET DISRUPTION

     9.1  NOTICE OF MARKET DISRUPTION

     The following provisions of this Clause shall take effect if on any Rate Fixing Date:

     (a) when LIBOR is being determined on the basis of quotations supplied by the Reference Banks, no, or only one, Reference Bank supplies a rate for the purposes of determining LIBOR; or

     (b) the Facility Agent (after consultation with the Reference Banks) otherwise determines that adequate and fair means do not exist for ascertaining LIBOR; or

     (c) the Facility Agent receives notification from Lenders, the Participations of which exceed 30% of the Loan (each a "Notifying Lender") (or, if no Advance has been made before that Rate Fixing Date, 30% of the Total Commitments at that Rate Fixing Date), that in their opinion:

          (i) matching deposits may not be available to those Lenders in the London interbank market in the ordinary course of business to fund their respective Participations for the relevant Interest Period; or

          (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of LIBOR for the relevant Interest Period,

     whereupon the Facility Agent shall promptly so notify the Borrower.

     9.2  SUSPENSION OF DRAWDOWN

     If the notification which the Facility Agent gives under Clause 9.1 (Notice of Market Disruption) applies to an Advance which has not been made that Advance shall not be made. However, within five Business Days of receipt of that notification, the Borrower and the

Facility Agent (acting on the instructions of the Majority Lenders) shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or basis of funding applicable to that and any future Advance. Any alternative basis agreed shall be, with the prior consent of all of the Lenders, binding on all the parties to this Agreement.

     9.3  ALTERNATIVE BASIS

     (a) If the notification which the Facility Agent gives under Clause 9.1 (Notice of Market Disruption) applies to the Loan then, notwithstanding any other provision of this Agreement:

          (i) within five Business Days of receipt of that notification, the Borrower and the Facility Agent (acting on the instructions of the Majority Lenders) shall enter into negotiations for a period of not more than 30 days with a view to proposing an alternative basis for determining the rate of interest and/or basis of funding applicable to the Loan;

          (ii) any alternative basis proposed under paragraph (i) of this Clause 9.3(a) shall, with the prior written consent of all of the Lenders, be binding for the purposes of this Agreement on all parties and may be retrospective to and take effect from the beginning of the Interest Period concerned;

          (iii) if no alternative basis receives that written consent within such 30 day period, each Notifying Lender shall (through the Facility Agent) certify on or before the last day of the Interest Period to which the notification relates an alternative basis for maintaining its Participation in the Loan;

          (iv) any such alternative basis may include an alternative method of fixing the interest rate, alternative interest periods or alternative currencies reflecting the cost to that Notifying Lender of funding, on an arm's length basis, its Participation in the Loan from whatever sources it may in good faith select plus the Applicable Margin and the Mandatory Costs (if any); and

          (v) each alternative basis so certified under paragraph (iii) of this Clause 9.3(a) may be retrospective to and take effect from the beginning of the Interest Period concerned, binding on the Borrower and that Notifying Lender and be treated as part of this Agreement.

     (b) So long as any alternative basis is in force, the Facility Agent, in consultation with the Borrower and the Lenders, shall from time to time (but at least monthly) review whether or not the circumstances referred to in Clause 9.1 (Notice of Market Disruption) continue with a view to returning to the application of Clause 5 (Interest Periods) and Clause 6 (Interest).

10.  TAXES

     10.1  TAX GROSS-UP

     All sums payable by an Obligor under the Finance Documents shall be paid in full without set-off or counterclaim or any restriction or condition and, except to the extent required by any Law, free and clear of any deduction or withholding on account of tax or otherwise. If an Obligor or any other person is required by any Law to make any such deduction or withholding, such Obligor shall, together with the relevant payment, pay such additional amount as will ensure that the person to which the relevant sum is owed receives and is entitled to retain, free and clear of any such deduction or withholding, the full amount which it would have received if no such deduction or withholding had been required.

     10.2  TAX INDEMNITY

     Without limiting Clause 10.1 (Tax Gross-up), if any person or the Facility Agent on its behalf is required by Law to make any payment on account of tax (not being in the case of a Finance Party a tax imposed on and calculated by reference to the overall net income paid to and received by its principal office in the jurisdiction in which it is incorporated or in which its Facility Office is, for the time being, situated) or otherwise on or in relation to any sum received or receivable under a Finance Document by such person or the Facility Agent on its behalf (including any sum received or receivable under this Clause 10 (Taxes)) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such person or the Facility Agent on its behalf, the Obligors shall, upon demand by the Facility Agent, promptly indemnify, jointly and severally, such person against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith.

     10.3  NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

     If, at any time, an Obligor is required by any Law to make any deduction or withholding from any sum payable by it under a Finance Document (or there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly supply to the Facility Agent details of such requirement or change.

     10.4  EVIDENCE OF PAYMENT OF TAX

     If an Obligor makes any payment under this Agreement in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable Law and shall deliver to the Facility Agent for each Lender, within ten days of receiving a receipt for such payment from the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Lender's share of such payment.

     10.5  SUBMISSION OF TAX RELIEF FORMS

     Without prejudice to the obligations of the Obligors under Clauses 10.1 and 10.2, the Obligors shall provide each Lender with such filing information and forms as may be necessary in order for such Lender to comply with the requirements of any double taxation treaty (if any) in relation to the payment of any interest and commitment fees hereunder to such Lender free (or subject to any applicable reduced rate) of deduction or withholding of or on account of any tax which would otherwise be applicable and as soon as reasonably practicable after receipt of such filing information and forms, such Lender shall submit such forms to the appropriate revenue authorities as may reasonably be necessary in order to comply with the requirements of any such double taxation treaty (if any), provided that any Lender failing to submit such forms shall not be deemed to be in breach of this Clause if its failure is due to events or circumstances beyond its control.

11.  REPRESENTATIONS AND WARRANTIES

     Each of the Obligors jointly and severally makes the representations and warranties set out in this Clause 11 (Representations and Warranties) to the Facility Agent for itself and to each other Finance Party.

     11.1  STATUS AND DUE AUTHORISATION

     It is a limited liability company duly incorporated in good standing and validly existing under the laws of its state of incorporation and has full power and authority to own its property and assets and to carry on its business.

     11.2  CAPACITY

     It has full power and authority to execute and perform the Transaction Documents to which it is a party and has taken all necessary action to authorise the execution and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby.

     11.3  VALIDITY AND ENFORCEABILITY

     (a) Each Finance Document constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligations enforceable in accordance with its terms.

     (b) Each Project Document constitutes, or when executed in accordance with its terms will constitute, the legal, valid and binding obligations of each Obligor that is a party thereto enforceable against each such party in accordance with its terms.

     (c) Each Finance Document is, or will when executed be, in full force and effect and has not been breached by any Obligor or to the best knowledge and belief of the Obligors, any party (other than the Finance Parties) thereto.

     (d) Each Project Document is, or will when executed be, in full force and effect, has not been breached by any party thereto and no notice has been provided or received by it that any Project Document is intended to be terminated, cancelled or suspended.

     11.4  SECURITY INTERESTS

     (a) No Security Interest exists on any of its assets other than Permitted Security Interests, except, prior to the First Drawdown Date, the Security Interests set forth in the Seventh Schedule (Disclosure of Outstanding Security Interests).

     (b) It is the sole legal and beneficial owner of the assets over which it purports to create a Security Interest with full title guarantee and each Security Document to which it is a party creates a Security Interest of the type, over the assets and with the priority that such Security Document purports to create.

     (c) No Security Interest purported to be created by an Obligor pursuant to a Security Document is subject to avoidance on liquidation of such Obligor or in bankruptcy, composition or other insolvency proceedings related to such Obligor.

     (d) Its execution of the Transaction Documents and the exercise of its rights and performance of its obligations under the Transaction Documents to which it is a party will not result in the existence of nor oblige it to create any Security Interest over all or any of its present or future assets (other than Permitted Security Interests).

     (e) The claims of the Finance Parties against it under the Finance Documents will rank at least pari passu with the claims of all of its other unsecured creditors and, to the extent of the Security Interests granted to the Finance Parties pursuant to the Security Documents, senior to claims of unsecured creditors save those whose claims are preferred solely by the operation of law.

     11.5  CONSENTS

     All Consents have been obtained and are in full force and effect and all material conditions of each such Consent have been complied with.

     11.6  NO DEFAULT

     (a) No Event of Default or Potential Event of Default has occurred and is continuing or might reasonably be expected to result from the borrowing of any Advance or the Loan remaining outstanding, as the case may be.

     (b) No other event is outstanding which constitutes (or with the giving of advice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a default by it and, so far as it is aware, by any other party under (or entitles any other party to terminate, by reason of default) a Project Document or Consent or any other document which is binding on it or any of its assets, except, prior to the First Drawdown Date, the events set forth in the Eighth Schedule (Disclosure of Existing Defaults).

     11.7  FINANCIAL STATEMENTS

     The consolidated audited financial statements and the unaudited semi-annual financial statements of the Obligors most recently delivered to the Facility Agent have been prepared in accordance with US GAAP consistently applied and fairly presents the financial condition of the each of the Obligors at and as of the date thereof and there has been no material adverse change in the financial or business condition of any of the Obligors since the date of such financial statements.

     11.8  NO IMMUNITY

     It is not subject to civil and commercial law with respect to its obligations under the Transaction Documents and neither it nor any of its assets have any right of immunity from jurisdiction of courts, suit, execution upon a judgment, attachment prior to judgment or in aid of execution upon a judgment, set-off or any other legal process with respect to its obligations under the Finance Documents.

     11.9  OBLIGATIONS PERMITTED

     Neither the execution, delivery or performance by it of its obligations, nor the exercise of its rights, under the Transaction Documents to which it is or will be a party does or will conflict with any Law or judicial or official order or conflict with the Laws and documents incorporating and constituting it or conflict with any document which is binding on it or on any of its assets or cause any limitation on its powers or result in, or oblige it to create, any Security Interest on the whole or any part of its assets (other than Permitted Security Interests).

     11.10  LITIGATION

     Except as set forth in the Ninth Schedule (Disclosure of Existing Claims), no litigation, arbitration or administrative proceedings are presently in process, pending or threatened against it or any of its assets which might adversely affect its business or financial condition or its ability to perform any obligation under the Transaction Documents to which it is a party or which question the legality, validity or binding effect of any provision of the Transaction Documents.

     11.11  FILINGS

     Except as may be necessary in connection with the perfection of Security Interests under the Security Documents, it is not necessary that a Transaction Document be filed, recorded, registered, notarised, legalised or enrolled with any governmental agency or other relevant authority or person to ensure the validity, enforceability or admissibility in evidence of that Finance Document.

     11.12  TAXES

     All amounts payable by it under the Finance Documents may be made free and clear of and without deduction for or on account of any tax and no stamp or registration duty or similar taxes or charges are payable in respect of the Finance Documents, all necessary returns have been (or in the case of the Borrower, prior to the First Drawdown Date, will have been) delivered by or on its behalf to the relevant taxation or other authorities and it has not failed to pay any taxes when due except to the extent that such taxes are being contested by it in good faith by appropriate proceedings.

     11.13  YEAR 2000

     Having undertaken a comprehensive review and assessment, all Computer Systems used by it and, to the best of its knowledge and belief, its principal customers or suppliers, are Year 2000 Compliant.

     11.14  OBLIGORS' BUSINESS

     It is in compliance in all material respects with all Applicable Laws affecting its business and operations.

     11.15  INFORMATION

     All factual information supplied by it in writing to the Finance Parties, or any of them, was true in all material respects at the time it was supplied to such Finance Parties. It has not omitted any information which if disclosed might adversely affect the decision of a person considering whether to enter into the Finance Documents. All estimates, forecasts and expressions of opinion it has supplied in writing to the Finance Parties, or any of them, were made in good faith, with due care and on reasonable assumptions. Nothing has occurred since the time any item of information was received by the Finance Parties, or any of them, which renders such information untrue or misleading in any material respect.

     11.16  PROJECT DOCUMENTS

     (a) Each original or certified copy of a Project Document delivered to the Facility Agent (on behalf of the Finance Parties) was, at the time it was delivered, a correct and complete, original or authentic copy of the relevant document as in force at that time.

     (b) Each original or authentic copy of a Consent delivered to the Facility Agent was, at the time it was delivered, a correct and complete original or authentic copy of the relevant document as in force at that time.

     (c) No other documents, contracts or arrangements are in existence (except for any of which a copy, or all relevant details, has been given to the Facility Agent) which constitute Project Documents or Consents to which it is a party in connection with the Project or the Transaction Documents (or which so far as it is aware amend or supplement any Project Document or Consent.)

     (d) No event has occurred or circumstance arisen whereby (i) any Project Document may be terminated or will terminate automatically or (ii) KKM may become subject to any penalty (other than delay interest) or increased contract price.

     (e) No Obligor has received any notice that any Project Document is intended to be terminated, cancelled or suspended.

     11.17  COMPLIANCE WITH ENVIRONMENTAL LAWS

     (a) KKM and the Project have complied in all material respects with, and are in compliance in all material respects with all Environmental Laws and KKM has taken all measures necessary to ensure that its business and operations are being carried out in all material respects in accordance with any environmental and ecological standards prescribed under the terms of the Political Risk Policy;

     (b) KKM and the Project have complied in all material respects with, and are in compliance in all material respects with the terms and conditions of all Environmental Consents; and

     (c) There is no Environmental Claim which is current, or to its knowledge and belief (having made all reasonable enquiries), pending or threatened against KKM and, to the best of its knowledge and belief (having made all reasonable enquiries), since the date of this Agreement there has not been any act, omission, event or circumstance which could form the basis for any Environmental Claim against KKM.

     (d) The Project is being undertaken in all material respects in accordance with the Environmental Plan.

     11.18  SHARE OWNERSHIP

     (a) The Borrower owns (both beneficially and legally) and will continue to own 80% of the CAP(G) Shares and all of the CAP(D) Shares.

     (b) CAP(D) owns (both beneficially and legally) and will continue to own 20% of the CAP(G) Shares.

     (c) CAP(G) owns (directly or indirectly) (both beneficially and legally) and will continue to own 50% of the KKM Shares, except, prior to the First Drawdown Date, for the Security Interests set forth in the Seventh Schedule (Disclosure of Outstanding Security Interests).

     11.19  PROJECT OWNERSHIP

     CAP(G) owns (directly or indirectly) and will continue to own at least a fifty percent ownership interest in the Project.

     11.20  INSURANCES

     All insurances (including the Political Risk Policy and the Transport Risk Insurance Policy) which by the terms of this Agreement are to be in place are, or will be, prior to the First Drawdown Date, in place and are, or will be prior to the First Drawdown Date, in full force and effect. None of the Obligors is aware of any facts or circumstances that have not been disclosed to its insurers and which might reasonably be expected, if so disclosed, to adversely affect the nature or extent of the cover to be provided under the insurances (including the Political Risk Policy and the Transport Risk Insurance Policy).

     11.21  SUBSIDIARIES

     KKM has no Subsidiaries, and CAP(G) has no Subsidiaries other than KKM, and CAP(D) has no Subsidiaries other than CAP(G) and KKM, and the Borrower has no Subsidiaries other than CAP(D), Road Runner, Chaparral Acquisition Corporation, CAP(G) and KKM.

     11.22  NOTICE OF DRAWDOWN

     Each statement made in each Notice of Drawdown is true and not misleading at the time the Notice of Drawdown is delivered and on the relevant Drawdown Date.

     11.23  FINANCIAL MODEL

     So far as it is aware there are no defects in the Financial Model which would materially and adversely affect the computations contemplated by this Agreement in respect of the calculation of the Cover Ratios.

     11.24  LICENCES

     It is not necessary or advisable under the Laws of the Republic of Kazakhstan, Guernsey or the States of Delaware or Texas in order to enable a Finance Party to enforce its rights under the Finance Documents or by reason of the execution of the Finance Documents or the performance by a Finance Party of its obligations under the Finance Documents, that such Finance Party should be licensed, qualified or otherwise entitled to carry on business in The Republic of Kazakhstan, Guernsey or the state of Delaware.

     11.25  RESIDENCE

     No Finance Party is or will be deemed to be resident, domiciled or carrying on business in the Republic of Kazakhstan, Guernsey or the States of Delaware or Texas or any political sub-division thereof by reason only of the execution, delivery or the performing of its obligations under each Finance Document or by reason only of the enforcement of a Finance Document.

     11.26  REPETITION

     Each of the representations and warranties contained in this Clause 11 (Representations and Warranties) shall be deemed to be repeated by each Obligor on the date of each Notice of Drawdown, on each Drawdown Date and on each Interest Payment Date by reference to the facts and circumstances existing at that time.

12.  BUDGETS

     12.1  ANNUAL OPERATING BUDGETS

     (a) KKM shall, not less than two months prior to the end of the year 2000 and each subsequent fiscal year covered by the KKM Initial Operating Budget, deliver to the Facility Agent (in sufficient copies for itself and the Lenders (each Lender receiving one copy)) a draft KKM Annual Operating Budget for each of the forthcoming five fiscal years.

     (b) The Borrower shall, not less than two months prior to the end of the year 2000 and each subsequent fiscal year covered by the CRI Initial Operating Budget, deliver to the Facility Agent (in sufficient copies for itself and the Lenders (each Lender receiving one copy)) a draft CRI Annual Operating Budget for each of the forthcoming five fiscal years.

     (c) Each KKM Operating Budget shall be prepared by reference to monthly periods for the first two fiscal years of each five year period and on an aggregated annual basis for the remaining three fiscal years.

     (d) Each CRI Operating Budget shall be prepared by reference to monthly periods for the first fiscal year of each five year period and on an aggregated annual basis for the remaining four fiscal years.

     12.2  DISTRIBUTION OF DRAFT ANNUAL OPERATING BUDGETS

     Promptly upon receipt of a draft Annual Operating Budget, the Facility Agent shall distribute the same to the Lenders and request that each Lender delivers an instruction within fifteen Business Days as to whether or not such draft Annual Operating Budget should be approved.

     12.3  ANNUAL OPERATING BUDGET APPROVAL PROCEDURE

     (a) The Facility Agent shall act on the instructions of the Special Majority Lenders in respect of the draft Annual Operating Budget distributed to the Lenders for approval.

     (b) In the event that the Special Majority Lenders do not approve the draft Annual Operating Budget (which approval shall not be unreasonably withheld or delayed), the Facility Agent shall promptly so notify KKM and CRI following which KKM or CRI, as the case may be, shall revise the draft Annual Operating Budget and deliver the same to the Facility Agent, whereupon the provisions of this Clause 12 (Budgets) shall apply to such revised Annual Operating Budget as if the same had been delivered pursuant to Clause 12.1 (Annual Operating Budgets).

     (c) The draft Annual Operating Budget shall become the Annual Operating Budget for the purposes of the Finance Documents upon the Facility Agent notifying KKM or CRI, as the case may be, of the approval of the draft Annual Operating Budget. Until the draft Annual Operating Budget has been approved by the Special Majority Lenders, KKM or CRI, as the case may be, shall only be entitled to request payments out of the Project Accounts up to a level of expenditure which is the lesser of that contained in the draft and that set out in the then existing Operating Budget.

     12.4  CHANGES TO ANNUAL OPERATING BUDGETS

     Any changes to an Annual Operating Budget (as approved pursuant to the terms of this Agreement), will be effective only if agreed between KKM or CRI, as the case may be, and the Facility Agent acting on the instructions of the Special Majority Lenders provided that any item of operating expenditure contained in such Annual Operating Budget may be exceeded by up to ten per cent. without being treated as a change requiring approval provided that the overall budget is not exceeded by more than five per cent. in aggregate.

          12.5  CHANGES TO PROJECT BUDGET

     Any changes to the Project Budget will be effective only if agreed between KKM and the Facility Agent acting on the instructions of the Special Majority Lenders provided that any item of capital contained in the Project Budget may be exceeded by up to five per cent.

without being treated as a change requiring approval provided that the overall budget is not exceeded.

     12.6  BUDGET UNDERTAKINGS

     KKM undertakes, in relation to the Project Budget and each KKM Operating Budget delivered pursuant to this Clause 12 (Budgets) and the Borrower undertakes, in relation to each CRI Operating Budget delivered pursuant to this Clause 12 (Budgets), that, as at the date of preparation or, as the case may be, delivery of such budget:

     (a) all of the factual information set out therein will be true, complete and accurate in all material respects and will be compiled with due care and attention; and

     (b) all projections, forecasts, estimates and opinions made by it therein will be bona fide and will be made on the basis of assumptions disclosed therein which it will be reasonable for it to make at such time and which shall be made acting in good faith and with all due care and diligent consideration.

13.  CASH FLOW FORECASTS

     13.1 SEMI-ANNUAL CASH FLOW FORECASTS

     (a) The Modeller may and shall, if so directed by any Lender, prepare a Pre-Completion Cash Flow Forecast on one occasion in each six month period commencing after the First Drawdown Date and occurring prior to the Project Completion Date utilising the most recent month-end accounting data available and, as appropriate, the format agreed for the Base Case Cash Flow Forecast and shall deliver each such Pre-Completion Cash Flow Forecast to the Borrower and KKM.

     (b) The Modeller shall prepare the Initial Cash Flow Forecast utilising the most recent month-end accounting data available and, as appropriate, the format agreed for the Base Case Cash Flow Forecast and such Initial Cash Flow Forecast shall be delivered to the Borrower at least 15 Business Days before the scheduled Project Completion Date. If the Initial Cash Flow Forecast is delivered to the Borrower but Project Completion does not subsequently occur on or prior to the scheduled Project Completion Date, an updated Initial Cash Flow Forecast shall be prepared and delivered to the Borrower 15 days prior to the actual Project Completion Date.

     (c) The Modeller shall prepare a Semi-annual Cash Flow Forecast for each Calculation Date commencing after the Project Completion Date utilising the most recent month-end accounting data available and, as appropriate, the format agreed for the Initial Cash Flow Forecast and such Semi-annual Cash Flow Forecast shall be delivered to the Borrower at least 15 Business Days before such Calculation Date provided that if the first Calculation Date for a Semi-annual Cash Flow Forecast falls within 30 days after the Project Completion Date, the first Semi-annual Cash Flow Forecast shall be prepared on the first Calculation Date next succeeding such Calculation Date.

     (d) The Modeller may and shall, if so directed by any Lender, prepare one additional Semi-annual Cash Flow Forecast at any time between the date of the Initial Cash Flow Forecast or, previous Semi-annual Cash Flow Forecast, and the next Semi-annual Cash

Flow Forecast utilising the most recent month-end accounting data available and, as appropriate, the format agreed for the immediately preceding Semi-annual Cash Flow Forecast and shall deliver such Semi-annual Cash Flow Forecast to the Borrower and KKM.

     (e) The Obligors shall promptly provide the Modeller with all information reasonably required by the Modeller to enable it to prepare a Cash Flow Forecast. The Modeller will provide each of the Lenders with a copy of any Cash Flow Forecast at least five Business Days prior to delivering such Cash Flow Forecast to the Borrower for its approval.

     (f) Each Cash Flow Forecast shall be prepared by Modeller on the basis of
(i) information provided by the Obligors pursuant to Clause 13.1 (e) above, (ii) the Reserves Report, (iii) the Economic Assumptions (unless the Modeller is of the opinion, based on information available to them, that such Economic Assumptions do not accurately reflect the future Net Cash Flow for the life of the Project) and (iv) such other assumptions as the Modeller considers appropriate. The Borrower shall have the right to dispute any of the assumptions used in the preparation of a Cash Flow Forecast (the "Forecast Assumptions") in accordance with the provisions of Clause 13.1 (g) and (h) below. If the Borrower fails to dispute any of the Forecast Assumptions within five Business Days of receipt of any Cash Flow Forecast, the Borrower shall be deemed to have approved such Cash Flow Forecast and such Cash Flow Forecast shall be used as the basis for determining the Cover Ratios for the Calculation Date relating to such Cash Flow Forecast.

     (g) If the Borrower notifies the Modeller that it disputes any Forecast Assumptions and the Modeller and the Borrower fail to agree on the Forecast Assumptions to be used in a Cash Flow Forecast during the next succeeding five Business Days, such matters shall be determined in accordance with customary industry practices for forecasting assumptions by an independent consultant (acting as an expert and not as an arbitrator) (the "Independent Expert") selected by the Modeller with the consent of the Borrower or, failing such consent, nominated (on the application of the Modeller) by the President for the time being of the Institute of Petroleum Engineers (the expenses involved in such nomination and the fees of such Independent Expert being payable by the Borrower).

     (h) If any dispute on the Forecast Assumptions has not been resolved by the Calculation Date relating to such Cash Flow Forecast, the Modeller shall in any event use such Cash Flow Forecast as the basis for determining the Cover Ratios for that Calculation Date. If the Independent Expert subsequently reaches a determination on the disputed Forecast Assumptions which has an effect on the Cash Flow Forecast, such changes shall be made to the Cover Ratios for that Calculation Date to reflect the revised Cash Flow Forecast and such revised Cover Ratios shall be the Cover Ratios for that Calculation Date.

     13.2  FINANCIAL COVENANTS

     Each of the Cover Ratios shall be calculated by the Modeller on the relevant Calculation Date on the basis of the then applicable Cash Flow Forecast for such Calculation Date.

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

14.  FINANCIAL INFORMATION

     The undertakings in this Clause 14 shall remain in full force and effect until the Final Termination Date.

     14.1  FINANCIAL STATEMENTS

     The Borrower shall deliver to the Facility Agent (in sufficient copies for the Facility Agent to distribute the same to itself and each Lender (each Lender receiving one copy)):

     (a) as soon as the same become available, but in any event no later than 120 days after the end of each financial year;

          (i) the consolidated audited financial statements (including a balance sheet, income statement and statement of changes in financial position) of itself and its US GAAP Subsidiaries audited by its Auditors for such financial year; and

          (ii) the audited financial statements (including a balance sheet, income statement and statement of changes in financial position) of KKM audited by its Auditors for such financial year, and

     (b) as soon as the same become available, but in any event no later than 45 days after the end of each quarterly fiscal period of each financial year:

          (i) the unaudited quarterly financial statements (including a balance sheet, income statement and statement of changes in financial position) of the Borrower for such quarterly period; and

          (ii) the trial balance reports of KKM for such quarterly period.

     14.2  ACCOUNTING STANDARDS

     Each of the Obligors shall ensure that each set of financial statements delivered by it pursuant to Clause 14.1 (Financial Statements) is prepared in accordance with US GAAP consistently applied and certified for and on its behalf by its Authorised Signatory as giving a true and fair view of its financial condition in all material respects as at the end of the period to which those financial statements relate and of the results of its operations during such period.

     14.3  COMPLIANCE CERTIFICATES

     (a) Each Obligor shall supply the Facility Agent, together with each set of audited financial statements delivered by it pursuant to Clause 14.1 (Financial Statements), with a report from its Auditors as to the adequacy of its financial procedures, accounting systems and management information and cost control systems.

     (b) If the Facility Agent so requests and, on reasonable grounds, believes that an Event of Default or Potential Event of Default may have occurred since the date of the last such certificate, each Obligor shall promptly supply the Facility Agent with a certificate signed by its Authorised Signatory confirming that there did not exist any Event of Default or

(to the best of his knowledge
and belief after due enquiry) Potential Event of Default, or if an Event of Default or Potential Event of Default did then exist, specifying the same in reasonable detail.

     14.4  CHANGE OF LAW

     If, at any time, an Obligor is required by any Law to change the basis upon which the financial statements referred to in Clause 14.1 (Financial Statements) are made or prepared, then such Obligor shall provide the Facility Agent with details of such change and the effect of such change on the information contained in the last such set of its audited or unaudited financial statements delivered pursuant to Clause 14.1 (Financial Statements) before the said change together with such additional information from its Auditors as the Facility Agent may reasonably request.

     14.5  FINANCIAL YEAR END

     No Obligor shall alter its financial year end from that used for the financial statements provided to and approved by the Facility Agent pursuant to Clause 3.1 (Initial Conditions Precedent) without the prior written consent of the Facility Agent.

     14.6  CHANGE OF AUDITORS

     No Obligor shall change its Auditors without the prior written consent of the Facility Agent.

15.  PROJECT INFORMATION

     15.1  PROJECT REPORTS

    (a) During the period from the execution of this Agreement until the Project Completion Date, the Borrower shall (or shall procure that KKM shall), at the times more particularly provided below, deliver to the Facility Agent copies (in sufficient numbers for itself and each of the Independent Engineer and each Lender) of a Project progress report in form and substance reasonably acceptable to the Facility Agent, which shall be commented on by the Independent Engineer in a manner reasonably acceptable to the Facility Agent. Each such Project progress report shall be signed by an Authorised Signatory of the Borrower and delivered to the Facility Agent no later than 15 days after the end of each calendar month and shall be given in respect of the progress made in such calendar month.

     (b) Each such Project progress report shall contain, or be accompanied by the following information or details:

          (i) details of the progress made on the construction and installation of the Project Facilities, including full details of actual progress thereof compared with planned progress thereof during the period covered by such report giving details of any differences between such planned and actual progress and a detailed explanation for such differences;

          (ii) KKM's forecast of the likely Project Completion Date and if the forecasted Project Completion Date is later than that previously forecasted, or is forecasted to be achieved after 30 September 2001, giving details of the reasons for the delay in achieving Project Completion and any action the Obligors are taking or proposing to take to address the delay resulting from such event;

          (iii) KKM's estimate of the Capital Expenditure and operating costs necessary to achieve Project Completion and, if such estimate is not the same as the KKM's estimate set out in the immediately preceding Project progress report delivered pursuant to this Clause 15.1 (Project Reports), an explanation therefor (including a summary variance analysis relating to material variations from the Project Budget);

          (iv) KKM's estimate of cost overruns (if any);

          (v) KKM's commentary on areas of significant concern (if any) and material disputes or proceedings (if any) concerning the Project (including with respect to any of the Project Documents or the Project Document Parties) and the action being taken to resolve such significant concerns or material disputes;

          (vi) details of any events or circumstances (i) in respect of which an Obligor or any Project Document Party has, pursuant to the relevant Project Document, claimed force majeure relief or of which it is aware and which an Obligor could reasonably expect to lead to a claim by KKM or a Project Document Party for force majeure relief under the relevant Project Document;

          (vii) an analysis showing the amount actually spent by KKM in respect of the Project during the calendar month to which the current Project progress report relates against the Project Budget for such calendar month and, if there is any material difference between the amounts so budgeted and the amount so spent, an explanation therefor;

          (viii) details of any matters which are likely to materially and adversely affect the construction and installation of the Project Facilities;

          (ix) except as previously disclosed in writing, details of any Event of Default or Potential Event of Default which may have occurred and of which any Obligor is aware during the calendar month preceding the date of such Project progress report;

          (x) details of KKM's progress in obtaining Consents and of any non-compliance with any Consents and with Applicable Law; and

          (xi) all other information which the Independent Engineer may reasonably require to prepare its conclusions and recommendations to the Lenders for such period.

     15.2  OPERATING REPORTS

     During the period commencing from the date of Project Completion and ending on the Final Termination Date, the Borrower shall (or shall procure that KKM shall) deliver no later than the one month after the end of each successive six months falling during such period to the Facility Agent copies (in sufficient copies for itself and each of the Independent Engineer and each Lender) of an operating report signed by an Authorised Signatory of the Borrower and covering that six month period in form and substance reasonably satisfactory to the Facility Agent and which shall contain, inter alia, the following information:

          (i) a summary of operations for the six month period to which such operating report relates;

          (ii) except as previously disclosed in writing to the Facility Agent, details of any material claims, disputes or other proceedings with which any of the Obligors was involved during the six month period to which such operating report relates (including any material post-completion claims against contractors provided that if any such material claim, dispute or other proceedings is or are of an on-going nature, the Borrower shall, in each operating report, include an update on the status of such claim, dispute or proceedings;

          (iii) a comparison between actual results for the six month period to which such operating report relates and the projected results in the Cash Flow Forecast for such period and, if there is any significant difference between the actual results and the Cash Flow Forecast results, an explanation therefor;

          (iv) details of the actual level of production from the Project Facilities and details of all Gross Revenues generated during the six month period to which such operating report relates including details of the total quantity and value of Hydrocarbons lifted and sold during such period;

          (v) details of any overhaul or other material maintenance of the Project Facilities conducted during the six month period to which such operating report relates, or planned for the next succeeding six month period including details of any significant matters having occurred, or anticipated (as the case may be) in relation to the operation and/or maintenance of the Project Facilities during such six month period;

          (vi) any material defects or material malfunctions of the Project Facilities during the six month period to which such operating report relates which are likely to have a material adverse effect together with summary details of the action being taken to remedy those material defects or malfunctions; and

          (vii) such other information concerning the operation and/or maintenance of the Project Facilities, including any actual or potential contravention of Environmental Laws or the environmental and ecological standards prescribed under the terms of the Political Risk Policy as the Facility Agent (acting on the advice of the Independent Engineer) may reasonably require.

     15.3  REPORT UNDERTAKINGS

     Each of the Borrower and KKM undertakes in relation to each Project progress report, operating report and Cash Flow Forecast delivered pursuant to Clause 15.1 (Project Reports), Clause 15.2 (Operating Reports) and Clause 13 (Cash Flow Forecasts) that, as at the date of delivery thereof:

     (a) all the factual information set out therein will be true, complete and accurate in all material respects and will be compiled with due care and attention; and

     (b) all projections, forecasts, estimates and opinions made by it therein will be bona fide and will be made on the basis of assumptions disclosed therein which it would be reasonable for it to make at such time and which shall be made in good faith and with all due care and diligent consideration.

     15.4  OTHER INFORMATION

     The Borrower shall (or shall procure that KKM shall) provide to the Facility Agent copies (one for itself and one for each of the Independent Engineer and each Lender) of the following regular information at the times specified or as otherwise reasonably required by the Facility Agent or promptly upon obtaining or becoming aware of, as the case may be, the relevant information, documents or events:

     (a) notice of any performance tests issued by KKM and confirmed by the Independent Engineer;

     (b) certified copies of all preliminary and final acceptance certificates issued to the relevant contractors and suppliers in respect of the Project Facilities;

     (c) notice of any breakdown, stoppage or suspension of the construction, installation or operation of the Project Facilities which might have a material adverse effect on the Project or the ability of any Obligor or any Project Document Party to perform its obligations under any Transaction Document to which it is a party, and any routine and planned stoppage of operations in the normal course of operation and maintenance activities;

     (d) where any Event of Force Majeure has occurred or is, in the reasonable opinion of the Borrower or KKM, imminent which has or is likely to have a material adverse effect on the financial or business condition of an Obligor or on the ability of any Obligor to perform any of its obligations under a Transaction Document, details of that Event of Force Majeure together with weekly updates of the situation so long as the Event of Force Majeure continues or more frequent updates if the Facility Agent so reasonably requests;

     (e) details of any events of which the Obligors, or any of them, is aware which are likely to cause interruption to the production of or to delivery of Hydrocarbons from the Project Facilities which would not be regarded as being immaterial;

     (f) after the end of each calendar quarter, details of the debit and credit balances on each of the Project Accounts;

     (g) promptly, details of any suspension of production or delivery of Hydrocarbons for a period in excess of five days except when the suspension is a result of scheduled maintenance;

     (h) generally provide necessary financial and operational data reasonably required by the Facility Agent, sufficient to enable the review and analyse the Base Case Cash Flow Forecast, the Initial Cash Flow Forecast or any Semi-annual Cashflow Forecast;

     (i) promptly upon becoming aware of them, the details of any litigation, arbitration, administrative proceedings or claims in relation to any Obligor or the Project which are current, pending or threatened and which have or are likely to have a material adverse effect;

     (j) the commencement by any Obligor of any negotiations with any of its creditors for the readjustment or rescheduling of any of its indebtedness;

     (k) any dispute between an Obligor and any governmental authority with respect to the payment of Taxes or any other matter;

     (l) any change of the board of directors or senior management of any Obligor;

     (m) promptly, upon becoming aware of the same, details of any Environmental Claim or contaminant affecting the Project site where KKM or any other Obligor is required by Applicable Law to take material action regarding the same;

     (n) a copy of all notices delivered to shareholders of any of the Obligors;

     (o) promptly, such further information in the possession or control of an Obligor regarding its business, financial condition or operations or the construction and installation or operation of the Project Facilities in form and substance reasonably acceptable to the Facility Agent, after consultation with the Independent Engineer, as the Facility Agent may reasonably request; and

     (p) a copy of all reports and other filings made by the Borrower to the U.S. securities and exchange commission.

     15.5  NOTICE TO THE FACILITY AGENT

     (a) Each Obligor shall promptly notify the Facility Agent and provide it with all relevant details regarding any Event of Default or Potential Event of Default (and, in either case, the steps, if any, being taken to remedy it), promptly upon becoming aware of it.

     (b) Each Obligor will notify the Facility Agent of any default by an Obligor or a Project Document Party under a Project Document which if not remedied is likely to have a material adverse effect, promptly upon becoming aware of it.

     15.6   ACCESS TO PROJECT FACILITIES, RECORDS AND ACCOUNTS

     (a) KKM will procure that the Facility Agent and, to the extent required to carry out its functions under the Finance Documents, the Independent Engineer, be allowed access at reasonable times on reasonable notice to inspect the Project Facilities and the related technical data, books, records and other data in the possession and control of KKM.

     (b) Prior to the Project Completion Date, KKM will meet at the Project site, semi-annually or as reasonably requested, with the Facility Agent and the Independent Engineer, to discuss progress on the Project.

16.  POSITIVE COVENANTS

     The undertakings in this Clause 16 shall remain in full force and effect until the Final Termination Date.

     16.1  MAINTENANCE OF LEGAL VALIDITY

     (a) Each Obligor shall maintain its status and preserve and keep in full force and effect its corporate existence and each Obligor shall at all times comply with all Applicable Laws.

     (b) The Borrower will at all times maintain its listing on The Nasdaq Stock Exchange, the American Stock Exchange or the New York Stock Exchange.

     16.2  STATUTORY ACCOUNTS

     Each Obligor shall keep and maintain up-to-date, in accordance with good business practice and all applicable laws, all its statutory books and books of account.

     16.3  PARI PASSU RANKING OF OBLIGATIONS

     Each Obligor shall procure that (subject only to the Intercreditor and Subordination Agreement (if any)), its obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations except for liabilities which are preferred solely by bankruptcy or insolvency laws or similar laws of general application.

     16.4  TAXES

     Each Obligor shall file all tax returns and duly and punctually pay or cause to be paid when due all taxes and governmental charges payable by it as appropriate, other than taxes which are being contested by it in good faith by appropriate proceedings, pending determination of which payment may be lawfully withheld, provided that adequate reserves with respect to any such taxes so contested have been set aside.

     16.5  PROJECT DOCUMENTS

     Each Obligor shall:

     (a) promptly provide the Facility Agent with copies of each Project Document to which it is a party and any amendment, modification or waiver to a Project Document to which it is a party and which are entered into after the date of this Agreement;

     (b) ensure that none of its rights under or in respect of any of the Project Documents to which it is a party are at any time terminated, suspended or revoked in any way otherwise than by full performance or expiration of its term (including any extension of its term that has come into effect) except with the prior written consent of the Special Majority Lenders;

     (c) not agree to any waiver, amendment or modification of any Project Document to which it is a party (including without limitation any specification therein) in any manner or to any extent except with the prior written consent of the Facility Agent (acting on the instructions of the Special Majority Lenders;

     (d) duly and properly perform its obligations under the Project Documents to which it is a party;

     (e) maintain and in good faith enforce its rights, and ensure (so far as is within its control) that others perform their obligations under the Project Documents to which it is a party;

     (f) promptly upon becoming aware of the same notify the Facility Agent of any act or attempt by any other person to terminate, suspend, revoke or restrict its rights under any of the Project Documents to which it is a party;

     (g) not, save with the consent of the Facility Agent, surrender, withdraw, assign or transfer any of its rights or obligations under any Project Document to which it is a party or consent to any Obligor or any other Project Document Party surrendering, withdrawing, assigning or transferring any of its rights or obligations under them;

     (h) promptly provide the Facility Agent with copies of any material notices or demands made under any of the Project Documents to which it is party;

     (i) ensure that each Project Document to which it is party entered into hereafter does not restrict the assignment or transfer of the benefit of such contract (or is assignable or transferable only if consent is obtained or some other conditions fulfilled) to the Finance Parties other than as previously agreed to by the Facility Agent; and

     (j) exercise its rights in respect of any Project Documents in a manner consistent with its obligations under the Finance Documents.

     16.6  SECURITY

     Each of the Obligors shall take all action necessary to procure that the priority of the Security Interests created under the Security Documents are maintained and preserved.

     16.7  YEAR 2000

     Each Obligor shall ensure that all Computer Systems used by it or its principal customers or suppliers are Year 2000 Compliant except, in the case of its suppliers, where such failure to be Year 2000 Compliant would not be likely to have a material adverse effect on the financial or business condition of such Obligor or the ability of such Obligor to observe and perform any of its obligations under a Transaction Document.

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     16.8  KKM CONSENTS

     KKM shall:

     (a) (i) obtain, maintain in full force (and where appropriate renew) and comply in all material respects with the terms of; and

          (ii) supply (at the request of the Facility Agent) copies (certified by an Authorised Signatory of KKM) to the Facility Agent,

          of each Consent applicable to it;

     (b) not, save with the consent of the Facility Agent, agree to any waiver, amendment or modification of any Consent applicable to it; and

     (c) exercise its rights under the Consents applicable to it so far as is practicable in a manner consistent with its obligations under the Finance Documents.

     16.9  ENVIRONMENTAL LAWS

     KKM shall comply in all material respects with all Environmental Laws and shall take all measures necessary to ensure that KKM's business and operations are carried out in all material respects in accordance with any environmental and ecological standards prescribed under the terms of the Political Risk Policy and shall ensure that the Project Facilities are operated at all times in all material respects in accordance with the Environmental Plan.

     16.10  INSURANCES

     (a) Each of the Obligors shall maintain insurance and reinsurance on and in relation to its business and assets with reputable underwriters or insurance companies on reasonable terms, against such risks and to such extent as is generally accepted as following Reasonable and Prudent Industry Standards.

     (b) The Borrower shall procure that the Political Risk Policy is maintained at all times and shall procure that nothing is done (or that nothing is failed to be done, including making disclosures which should be made prior to the issuance of such Political Risk Policy) which would result in the Political Risk Policy being rendered void or voidable and shall ensure that the Project will be operated and maintained in accordance with the requirements of such Political Risk Policy. The Borrower shall notify the Facility Agent as soon as it becomes aware of any claim or potential claim it has or may have for compensation under the Political Risk Policy and provide the Facility Agent with any information that it may from time to time receive in respect of such claim or potential claim. The Borrower agrees not to pursue any claim or potential claim for compensation under the Political Risk Policy or withdraw any claim for compensation unless it has obtained the prior written consent of the Facility Agent (acting on the instructions of the Special Majority Lenders). The Borrower shall consult with, and obtain the prior approval of, the Facility Agent before making an election to increase or decrease the Covered Amount (as defined in the Political Risk Policy) under the Political Risk Policy and shall ensure that the amount of the Investment (as defined in the Political Risk Insurance Policy) is not increased to the extent that the proportion of compensation recoverable from OPIC under the Political Risk Policy would fall below 100%.

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

     (c) The Borrower shall procure that the Transport Risk Insurance Policy is maintained at all times and shall procure that nothing is done (or that nothing is failed to be done, including making disclosures which should be made prior to the issuance of such Political Risk Policy) which would result in the Transport Risk Insurance Policy being rendered void or voidable and shall ensure that the Project will be operated and maintained in accordance with the requirements of such Transport Risk Insurance Policy. The Borrower shall notify the Facility Agent as soon as it becomes aware of any claim or potential claim it has or may have for compensation under the Transport Risk Insurance Policy and provide the Facility Agent with any information that it may from time to time receive in respect of such claim or potential claim. The Borrower agrees not to pursue any claim or potential claim for compensation with insurer or insurers under the Transport Risk Insurance Policy unless it has obtained the prior written consent of the Facility Agent (acting on the instructions of the Special Majority Lenders).

     (d) KKM shall ensure that all premia and other fees arising in respect of its insurance policies are paid when due pursuant to the terms thereof.

     (e) The Borrower shall ensure that all premia and other fees arising under the Political Risk Policy and the Transport Risk Insurance Policy are paid when due pursuant to the terms thereof.

     16.11  HEDGING ARRANGEMENTS

     (a) The Borrower shall at all times comply with the terms of the Hedging Agreement.

     (b) The Borrower shall ensure that the Hedging Payment is paid when due pursuant to the terms of the Hedging Agreement.

     (c) The Borrower shall not, without the consent of the Special Majority Lenders, cancel or terminate the Hedging Agreement and shall not enter into any other hedging arrangements without the consent of the Special Majority Lenders.

     16.12  PROJECT ACCOUNTS

     (a) KKM shall procure that all KKM Gross Revenues are paid directly into the Project Accounts in accordance with the terms of the Accounts Agreement and the other Finance Documents.

     (b) The Borrower shall procure that all Additional Gross Revenues which are for its account (including, without limitation, all proceeds of the Political Risk Policy and the Transport Risk Insurance Policy and all Hedging Receipts but excluding any disbursements under this Agreement and any equity contributions) are paid directly into the CRI Receipts Account and that all disbursements under this Agreement and equity contributions received by it are paid directly into the CRI Disbursement Account.

     (c) CAP(G) shall procure that any payments received under the CRI-CAP(G) Loan Agreement are paid directly into the CAP(G) Disbursement Account and that all equity contributions received by it together with all other Additional Gross Revenues (other than disbursements under the CRI-CAP(G) Loan Agreement) which are for its account are paid

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directly into the relevant Project Account in accordance with the terms of the
Accounts Agreement.

     (d) The Borrower shall procure that the CRI Debt Service Reserve Account is at all times funded as required in accordance with the terms of the Accounts Agreement and the other Finance Documents.

     (e) The Obligors shall procure that all amounts required by the terms of the Accounts Agreement and the other Finance Documents to be credited to any of the Project Accounts shall be so credited forthwith upon receipt thereof.

     (f) The Obligors may only withdraw funds standing to the credit of any of the Project Accounts in accordance with the terms of the Accounts Agreement and the other Finance Documents.

     (g) The Obligors may only open and maintain a bank account with the prior written consent of the Facility Agent, other than bank accounts permitted by the terms of the Accounts Agreement.

     16.13  PROJECT COMPLETION

     KKM shall use its best endeavours to ensure that Project Completion occurs not later than 30 September 2001.

     16.14  PERFORMANCE TESTS

     KKM shall give timely notice to the Independent Engineer of any undertaking of any of the technical completion tests set out in Appendix A and take all action reasonably available to it to ensure that the Independent Engineer is given the opportunity to attend such tests.

     16.15   OPERATION

     KKM shall at all times diligently operate and maintain the Project and the Project Facilities, in a safe, efficient and business-like manner and in accordance with:

     (a) all material provisions of the Project Documents, the Consents and the Development Plan;

     (b) all Applicable Laws; and

     (c) in accordance with Reasonable and Prudent Industry Standards.

     16.16  VOTING RIGHTS

     The Borrower, CAP(D) and CAP(G) shall exercise their voting and other rights and powers, so far as is permitted under Applicable Law, in a manner consistent with full and prompt performance of their obligations under the Transaction Documents and the obligations of each other Obligor under the Transaction Documents.

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     16.17  CONSENTS

     Each of the Borrower, CAP(D) and CAP(G) shall obtain, maintain in full force and effect and comply in all material respects with the terms of all Consents applicable to them.

     16.18  FUNDING TO CAP(G)

     The Borrower and CAP(G) shall at all times comply with the terms of the CRI-CAP(G) Loan Agreement and the Borrower shall ensure that proceeds of the Loan are applied to meet Additional Permitted Expenses or are otherwise immediately on-lent to CAP(G) in accordance with, and subject to, the terms and conditions of the CRI-CAP(G) Loan Agreement and the Accounts Agreement.

     16.19  FUNDING TO KKM

     CAP(G) and KKM shall at all times comply with the terms of the CAP(G)-KKM Loan Agreement and CAP(G) shall ensure that all funding received from the Borrower in accordance with the CRI-CAP(G) Loan Agreement is immediately on-lent to KKM in accordance with, and subject to, the terms of the CAP(G)-KKM Loan Agreement and the Accounts Agreement.

     16.20  INDEPENDENT REGISTRAR

     KKM shall maintain an independent registrar to maintain its share register in accordance with Kazakh company law.

     16.21  PROJECT ASSETS

     KKM shall at all times maintain good and valid marketable title to the Project Facilities and all other assets material to the Project free and clear of all Security Interests other than Permitted Security Interests.

     16.22  CRI LETTER OF CREDIT

(a) The Borrower shall, on or before the First Drawdown Date, ensure that one or more of its securities holders opens or causes to be opened, maintained and delivered to the Facility Agent, one or more irrevocable standby letters of credit (the "CRI Letter of Credit") in favour of the Facility Agent, as beneficiary, on the terms set out in Clause 16.22(b) and payable to the Facility Agent with a face amount equal to the Unpaid Equity Contributions, which CRI Letter of Credit shall be capable of being drawn in whole or in part by the Facility Agent at any time and from time to time and the proceeds of which shall be paid (i) into the CAP(G) Disbursement Account for application in or towards any KKM Permitted Expenditure or Additional Permitted Expenditure due and outstanding; or (ii) on the occurrence and during the continuance of an Event of Default, in or towards any payment due and unpaid by the Obligors under the Finance Documents, provided that the Facility Agent shall be permitted to draw under the CRI Letter of Credit only if the Borrower does not receive into the CRI Disbursement Account equity contributions from its stockholders equal to the Unpaid Equity Contributions during the period between the First Drawdown Date and 31 March 2000.

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

  (b) The CRI Letter of Credit shall be on the following terms:

     (i) the issuer or issuers or confirming bank or banks of the CRI Letter of Credit shall be persons acceptable to the Facility Agent;

     (ii) the CRI Letter of Credit shall be substantially in a form complying with the description contained in this Clause 16.22 and the Sixth Schedule (Terms of CRI Letter of Credit); and

     (iii) when issued, the CRI Letter of Credit shall remain in effect for the period from the date of this Deed until the earlier of (A) the date upon which the Facility Agent receives evidence satisfactory to it that the Borrower has received equity contributions from the stockholders of the Borrower into the CRI Disbursement Account of an amount at least equal to the Unpaid Equity Contributions during the period between the First Drawdown Date and 31 March 2000 or (B) 30 April 1999.

     16.23  THE UPDATED RESERVES REPORT

     KKM shall procure that the Reserves Report is reviewed, verified, revised and updated by the Independent Engineer in accordance with terms of reference agreed by the Independent Engineer with the Facility Agent and that the updated Reserves Report (the "Updated Reserves Report") is issued to and for the benefit of the Facility Agent for and on behalf of the Lenders by no later than 31 March 2000.

     16.24  SYNDICATION

     (a) Each Obligor shall provide the Facility Agent with such assistance as is requested by the Facility Agent in effecting and completing the Syndication including (i) the provision by such Obligor and procuring the provision by its advisers of such information as may be deemed necessary by the Facility Agent in connection with Syndication (including, without limitation, in connection with the preparation of any Information Memorandum for potential lending institutions), (ii) making available the management, of and advisers to, such Obligors for the purposes of making presentations to potential lending institutions, (iii) making appropriate representations in respect of the Information Memorandum and any other relevant information and (iv) using its best efforts to ensure that the Syndication efforts benefit from such Obligor's existing banking relationships.

     (b) Each of the Obligors agrees to enter into such documentation (including, without limitation, an intercreditor and subordination agreement) in form and substance satisfactory to the Facility Agent as the Facility Agent determines (acting reasonably) to be advisable to facilitate the successful Syndication of the Facilities. If the Completion Guarantor issues a guarantee to the Senior Lenders in support of any pre-completion obligations of the Obligors (or any of them) under any Finance Document as part of the Syndication, the Obligors agree to issue a counter-indemnity agreement in form and substance satisfactory to the Facility Agent and the Completion Guarantor. Each of the Obligors agrees to enter into such supplementary documentation as is requested by the Facility Agent for the purpose of making reasonable amendments to the terms of the Finance Documents arising from (i) comments of the financial institutions who wish to become

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

Lenders hereunder and (ii) the role of the Facility Agent being transferred to a successor Facility Agent appointed by such Facility Agent.

     (c) Any document which is executed pursuant to this Clause 16.24 may, at the discretion of the Facility Agent, be designated as a Finance Document.

     (d) The Facility Agent may, at its discretion, designate any or all of the agreements entered into in connection with the Syndication pertaining to the completion guarantee from the Completion Guarantor, the related counter-indemnity from the Obligors and the intercreditor and subordination terms as the Completion Guarantee, the Counter-Indemnity and the Intercreditor and Subordination Agreement respectively by notification of such designations to the Obligors.

17.  NEGATIVE COVENANTS

     The undertakings in this Clause 17 shall remain in full force and effect until the Final Termination Date.

     17.1  NEGATIVE PLEDGE

     No Obligor shall create or permit to subsist any Security Interest over all or any of its assets except for any Permitted Security Interest except, prior to the First Drawdown Date, for the Security Interests set forth in the Seventh Schedule (Disclosure of Security Interests).

    17.2  FINANCIAL INDEBTEDNESS

    No Obligor shall incur or maintain any Financial Indebtedness other than Permitted Indebtedness except, prior to the First Drawdown Date, for the Financial Indebtedness set forth in the Tenth Schedule (Disclosure of Financial Indebtedness).

     17.3  LEASES

     No Obligor shall enter into any agreement or arrangement to acquire by lease or license the use of any property or equipment of any kind except:

     (a) in the case of KKM, for any lease entered into under the Drilling/Wellbore Exploration Services Contract or the Drilling Contract in respect of the Project or leases or licenses (other than Finance Leases) in respect of the Project under which the aggregate lease or license payments do not exceed the equivalent (in whatever currency) of $ 1,000,000 in any financial year; and

     (b) in the case of the Borrower, for leases or licenses (other than Finance Leases) under which the aggregate lease or license payments do not exceed the equivalent (in whatever currency) of $ 200,000 in any financial year.

     17.4  LOANS AND INVESTMENTS

     No Obligor shall make any loan or extend any other form of credit or financial accommodation (any such loan, credit or other financial accommodation being herein referred

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

to as "Financial Support") to or invest (including an investment in kind) in any other person except for:

     (a) in the case of KKM, a trade credit made on commercial terms in the ordinary course of its business for a term not exceeding ninety (90) days;

     (b) in the case of the Borrower, a trade credit made on commercial terms in the ordinary course of its business for a term not exceeding ninety (90) days;

     (c) loans provided by the Borrower pursuant to the terms of the CRI-CAP(G) Loan Agreement and CAP(G) pursuant to the terms of the CAP(G)-KKM Loan Agreement;

     (d) Financial Support approved by the Special Majority Lenders (such approval not to be unreasonably withheld or delayed); and

     (e) investments in Authorised Investments pursuant to the terms of the Accounts Agreement.

     17.5  CONSTITUTIONAL DOCUMENTS

     No Obligor shall amend its constitutional documents other than with the prior written consent of the Facility Agent.

     17.6  NO CONSOLIDATION OR MERGER

     No Obligor shall:

     (a) enter into any amalgamation, demerger, merger or reconstruction or take any step with a view to its dissolution, liquidation or winding-up; or

     (b) enter into any agreement whereby its income or profits are to be shared with any other party; or

     (c) vote for the amalgamation, demerger, merger or reconstruction of any of its Subsidiaries or vote for any steps to be taken with a view to the dissolution, liquidation or winding up of any of its Subsidiaries.

     17.7 BUSINESS ALTERATION

     No Obligor shall (and it shall procure that no Subsidiary shall):

       (a) acquire or subscribe for any share or other capital equity or capital interest in any company or person unless otherwise agreed by the Facility Agent (acting on the instructions of the Special Majority Lenders);

       (b) in the case of the Borrower, vote in favour of CAP(D) engaging in any business unrelated to the business of owning the CAP(G) Shares;

       (c) in the case of the Borrower and CAP(D), vote in favour of CAP(G) engaging in any business unrelated to the business of owning the KKM Shares;

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

       (d) cease or propose to cease to carry on its business or any substantial part thereof and in the case of CAP(G), it shall not vote in favour of KKM ceasing to carry on its business or any substantial part thereof ; or

       (e) in the case of CAP(G), vote in favour of KKM engaging in any business unrelated to its business as now currently operated.

     17.8  IMMUNITY

     No Obligor shall claim immunity from process, execution, attachment or other legal process, whether in the Republic of Kazakhstan or in any other jurisdiction.

     17.9  DISTRIBUTIONS

     (a) KKM shall not declare or pay any dividend or make any distribution (whether in cash or in kind) on or in respect of share capital ("Shareholder Distribution") to its shareholders or any other person, except after the Project Completion Date and subject to the following conditions:

     (i) no Event of Default or Potential Event of Default has occurred and is continuing or would result from such Shareholder Distribution;

     (ii) the Field Life Cover Ratio would after the making of such Shareholder Distribution, be not less than 2, the Loan Life Cover Ratio would after the making of such Shareholder Distribution, be not less than 1.75 and the Debt Service Cover Ratio would after the making of such Shareholder Distribution, be not less than 1.5;

     (iii) the credit balance of the CRI Debt Service Reserve Account is equal to at least the Reserve Balance;

     (iv) any mandatory prepayment in accordance with Clause 7 (Repayment, Prepayment and Cancellation) has been made;

     (v) such Shareholder Distribution is made in an amount not exceeding the Excess Funds available at that time; and

     (vi) such Shareholder Distribution is made or declared within 30 days after a Reduction Date.

     (b) None of the Borrower, CAP(G) or CAP(D) shall declare or pay any dividend or make any distribution (whether in cash or in kind) on or in respect of share capital to its shareholders or any other person without the prior written consent of the Facility Agent (acting on the instructions of the Special Majority Lenders).

     17.10  CONTRACTUAL RELATIONSHIPS

     (a) KKM shall only enter into transactions that are at arm's length and on normal commercial terms.

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

     (b) No Obligor shall enter into any contracts or arrangements that impose material obligations on such Obligor except for the Transaction Documents, contracts or agreements expressly contemplated by or expressly permitted under the Finance Documents or contracts entered into with the prior written consent of the Facility Agent (acting on the instruction of the Special Majority Lenders).

     (c) Prior to 31 December 1999, KKM shall be entitled to sell crude oil produced by the Project on a spot basis in Dollars provided that the proceeds from the sale of such crude oil is paid directly into the KKM Proceeds Account on and with effect from the First Drawdown Date. On and with effect from 1 January 2000, KKM shall commence deliveries of crude oil to STASCo in accordance with the terms of the Offtake Agreement and all crude oil produced by the Project on or after 1 January 2000 shall be sold to STASCO under the terms of the Offtake Agreement other than those quantities of crude oil which KKM is obliged to deliver to the Government of the Republic of Kazakhstan in respect of Royalties in kind under the terms of the Petroleum Agreement.

     17.11  DISPOSALS

     (a) KKM shall not (whether by a single transaction or a series of transactions and whether at the same time or over a period of time) sell, assign, transfer, surrender or otherwise dispose of all or any part of its right in or title to or interest in (whether present or future):

          (i)  the Project;

          (ii) the benefit of any Project Document or the CAP(G)-KKM Loan Agreement;

          (iii)  the Project Facilities; or

          (iv)  any of its other assets.

     (b)  Clause 17.11(a) (Disposals) does not apply to:

          (i) disposals which are expressly permitted by the Finance Documents;
          or

          (ii) disposals of output from the Project permitted pursuant to Clause 17.10(c) (Contractual Relationships); or

          (iii) disposals which are made on arm's length commercial terms in the ordinary course of business of the Borrower of the equipment, plant or other assets of the Borrower which are obsolete or no longer serviceable or required or which are to be replaced by other assets which are comparable or superior to the assets disposed of; or

          (iv) disposals consented to by the Special Majority Lenders (such consent not to be unreasonably withheld or delayed).

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

     17.12  ABANDONMENT

     KKM shall not Abandon the Project for any reason whatsoever.

     17.13  BUSINESS ACTIVITIES

     KKM's business will be that of oil producer and supplier in and from the Republic of Kazakhstan and it will not engage in any other business or activity, whether alone or in partnership or joint venture with any other person, other than:

     (a) that directly associated with the development, maintenance and operation of the Project Facilities; or

     (b) those consented to by the Special Majority Lenders.

     17.14  EXPENDITURE

     (a) Subject to Clause 17.14(b), KKM shall not cause or permit to be made any expenditure other than KKM Permitted Expenditure incurred pursuant to the relevant Project Budget or KKM Operating Budget, as the case may be, and expenditure which is expressly permitted pursuant to the terms of the Finance Documents or which has otherwise been approved by the Facility Agent (acting on the instructions of the Special Majority Lenders).

     (b) If an incident occurs at or in connection with the Project Facilities which is immediately threatening or hazardous to human life or the environment, KKM shall be permitted (without the necessity for obtaining the prior written consent of the Facility Agent) to make such payments (not exceeding $300,000 in aggregate for any and all such incidents) as it believes (acting reasonably) are essential to incur in order to reduce or eliminate such threat or hazard, provided that KKM simultaneously notifies the Facility Agent of such incident together with its plan of action. If KKM believes that it is necessary to make additional expenditure in excess of $300,000 (in the aggregate for any and all such incidents) to reduce or eliminate such threat or hazard it shall notify and obtain the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders (with each Lender being deemed to have given authority to the Facility Agent to make a decision on its behalf relating to such consent if it fails to respond to the Facility Agent within five Business Days of any request therefor)) before incurring such additional expenditure.

     (c) The Borrower shall not cause or permit to be made any expenditure other than Additional Permitted Expenditure incurred pursuant to the CRI Operating Budget and other expenditure which is expressly permitted pursuant to the terms of the Finance Documents or which has otherwise been approved by the Facility Agent (acting on the instructions of the Special Majority Lenders).

     (d) Neither CAP(G) nor CAP(D) shall cause or permit to be made any expenditure other than as expressly permitted pursuant to the terms of the Finance Documents.

     17.15  BUSINESS OF CAP(G)

     CAP(G) shall not engage in any business unrelated to the ownership of the KKM Shares.

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

     17.16  DISPOSALS BY THE BORROWER, CAP(G) AND CAP(D)

     (a) The Borrower shall at all times retain (directly or indirectly) legal and beneficial ownership in the CAP(D) Shares and 80% of the CAP(G) Shares and shall not sell, assign, transfer, surrender or otherwise dispose of all or any part of its right in or title to or interest in the Project, the CRI-CAP(G) Loan Agreement, the Political Risk Policy, the Transport Risk Insurance Policy, the Hedging Agreement, the Project Documents, the CAP (D) Shares or its 80% ownership interest in the CAP(G) Shares or any of its other material assets or enter into any transaction which in effect constitutes such a sale, assignment, transfer, surrender or disposal except with the prior written approval of the Lenders (acting in their sole discretion).

     (b) CAP(G) shall at all times retain (directly or indirectly) legal and beneficial ownership in 50% of the KKM Shares and shall not sell, assign, transfer, surrender or otherwise dispose of all or any part of its right in or title to or interest in the Project, the CAP(G)-KKM Loan Agreement, the Project Documents or its ownership interest in 50% of the KKM Shares or any of its other material assets or enter into any transaction which in effect constitutes such a sale, assignment, transfer, surrender or disposal except with the prior written approval of the Lenders (acting in their sole discretion).

     (c) CAP(D) shall at all times retain (directly or indirectly) legal and beneficial ownership in 20% of the CAP(G) Shares and shall not sell, assign, transfer, surrender or otherwise dispose of all or any part of its right in or title to or interest in the Project, the Project Documents or its ownership interest in 20% of the CAP(G) Shares or any of its other material assets or enter into any transaction which in effect constitutes such a sale, assignment, transfer, surrender or disposal except with the prior written approval of the Lenders (acting in their sole discretion).

     17.17  SHARE CAPITAL

     (a) None of the Oligors shall (and to the extent that an Obligor is a shareholder in another Obligor, it shall procure that such Obligor shall not) without the prior written consent of the Facility Agent (acting in accordance with the instructions of the Special Majority Lenders) purchase, cancel or redeem any of its issued share capital, reduce its issued share capital, make or apply for any alteration to its shares or alter any rights attaching to its shares or issue any share or loan capital, except for:

     (i) the warrant to purchase certain shares of common stock of the Borrower to Shell Capital Limited pursuant to the CRI Warrant Agreement;

     (ii) the Series A Preferred Stock of the Borrower as specified in its constitutional documents as at the date of this Agreement which is issued and outstanding at the date of this Agreement;

     (iii) the non-qualified employee stock options to purchase up to 57,517 shares of the common stock of the Borrower issued which are outstanding at the date of this Agreement;

     (iv) certain warrants to purchase up to 60,079 shares of the common stock of the Borrower which are outstanding at the date of this Agreement;

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

     (v) the conversion of outstanding indebtedness of the Borrower to the CRI Bridge Note Holders under the CRI Bridge Notes and to the CRI Existing Note Holders under the CRI Existing Notes, into common stock of the Borrower and/or warrants to purchase common stock of the Borrower; and

     (vi) up to 15% of the common stock of the Borrower to be issued in connection with incentive stock options or grants to officers, directors, employees or contract employees of any Obligor,

     provided that the Borrower shall procure that no warrants issued or to be issued by the Borrower under sub-paragraphs (i) or (v) above or held by Whittier Energy Company, Whittier Ventures or Allen & Company Incorporated shall be exercisable or exercised until the earlier to occur of (i) 18 months after the date of this Agreement and (ii) 30 September 2001.

     17.18  WORKERS' RIGHTS

     The Borrower shall not take action to prevent employees of KKM from lawfully exercising their right of association and their right to organize and bargain collectively. The Borrower shall, and shall cause KKM, not to interfere with or coerce an employee of KKM on the basis of trade union activities or membership. The Borrower shall, and shall cause KKM, not to take any action on the basis of such activities or membership which may result in the termination, suspension, demotion, or transfer of said employee by KKM, or by an officer, agent or other representative thereof. The Borrower shall cause KKM to perform all Project activities in accordance with occupational health and safety standards that meet or exceed the World Bank Environment, Health and Safety Guidelines for Onshore Oil and Gas Development, dated May 12, 1994. The Borrower shall, and shall cause KKM, to allow employees of KKM to avoid or remove themselves from dangerous work situations without jeopardy to continued employment. The Borrower shall, and shall cause KKM, to observe Applicable Laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and not to use forced labour.

18.    EVENTS OF DEFAULT

     Each of the events and circumstances listed in Clause 18.1 (Failure to Pay) to Clause 18.30 (OPIC) constitute an Event of Default for the purposes of this Agreement (whether or not caused by any reason whatsoever outside the control of the Borrower or any other person).

     18.1  FAILURE TO PAY

     (a) The Borrower fails to pay any sum due under any Finance Document to which it is a party at the time and in the manner stipulated in that Finance Document, unless the Facility Agent is satisfied that such failure is due solely to a technical or administrative delay

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in the transfer of funds outside the control of the Borrower and such amount is paid within three Business Days of the due date for payment.

     (b) CAP(G) fails to pay any sum due under the CRI-CAP(G) Loan Agreement or Clause 19.1 of this Agreement at the time and in the manner stipulated in the CRI-CAP(G) Loan Agreement and Clause 19.1 of this Agreement, unless the Facility Agent is satisfied that such failure is due solely to a technical or administrative delay in the transfer of funds outside the control of CAP(G) and such amount is paid within three Business Days of the due date for payment.

     (c) KKM fails to pay any sum due under the CAP(G)-KKM Loan Agreement at the time and in the manner stipulated in the CAP(G)-KKM Loan Agreement, unless the Facility Agent is satisfied that such failure is due solely to a technical or administrative delay in the transfer of funds outside the control of KKM and such amount is paid within three Business Days of the due date for payment.

     (d) the Completion Guarantor fails to pay any sum due under the Completion Guarantee at the time and in the manner stipulated in the Completion Guarantee, unless the Facility Agent is satisfied that such failure is due solely to a technical or administrative delay in the transfer of funds outside the control of the Completion Guarantor and such amount is paid within three Business Days of the due date for payment.

     18.2  PERFORMANCE OF OBLIGATIONS

     (a) An Obligor fails duly and punctually to comply with, perform or observe or commits any breach of any obligation or undertaking (other than those referred to in Clause 18.1(a), (b), (c) or (d) (Failure to Pay) or those expressly set out in this Clause 18) expressed to be assumed by it under Clause
16.1 (Maintenance of Legal Validity), Clause 16.4 (Taxes), Clause 16.8 (KKM Consents), Clause 16.9 (Environmental Laws), Clause 16.10 (Insurances), Clause
16.15 (Operation), Clause 16.17(Consents), Clause 16.19 (Funding to KKM) or Clause 17.9 (Distributions).

     (b) An Obligor fails duly and punctually to comply with, perform or observe or commits any breach of any obligation or undertaking expressed to be assumed by it under a Finance Document or any other agreement related thereto to which it is a party (other than those referred to in Clause 18.1(a), (b) or (c) (Failure to Pay), Clause 18.2(a) (Performance of Obligations) or those expressly set out in this Clause 18) and, in respect of any such non-compliance, failure to perform or observe or breach which in the opinion of the Facility Agent (which opinion shall be conclusive) is capable of remedy, such action as the Facility Agent may require to remedy the same shall not have been taken by such Obligor within 30 days (or such longer period as the Facility Agent may approve) after receipt of written notice from the Facility Agent requiring it to do so.

     (c) The Completion Guarantor fails duly and punctually to comply with, perform or observe or commits any breach of any obligation or undertaking expressed to be assumed by it under the Completion Guarantee (other than those referred to in Clause 18.1(d) (Failure to Pay) or those expressly set out in this Clause 18) and, in respect of any such non-compliance, failure to perform or observe or breach which in the opinion of the Facility Agent (which opinion shall be conclusive) is capable of remedy, such action as the Facility

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Agent may require to remedy the same shall not have been taken by the Completion
Guarantor within 30 days (or such longer period as the Facility Agent may approve) after receipt of written notice from the Facility Agent requiring it to do so.

     18.3  MISREPRESENTATION

     Any representation, warranty or statement given, made or deemed to have been made or repeated by an Obligor in or pursuant to any Finance Document to which it is a party or the Completion Guarantor under the Completion Guarantee or in any notice or other document, certificate or statement referred to in or delivered pursuant to or in connection with any Finance Document or the Completion Guarantee is or proves to have been incorrect or misleading in any material respect when given, made or deemed to have been made or repeated.

     18.4  PERFORMANCE OF PROJECT DOCUMENTS

     (a) An Obligor fails duly and punctually to comply with, perform or observe or commits any breach of any obligation or undertaking expressed to be assumed by it under a Project Document or any other agreement related thereto and, in respect of any such non-compliance, failure to perform or observe or breach which in the opinion of the Facility Agent (which opinion shall be conclusive) is capable of remedy, such action as the Facility Agent may require to remedy the same shall not have been taken by such Obligor within 30 days (or such longer period as the Facility Agent may approve) after receipt of written notice from the Facility Agent requiring it to do so.

     (b) A Project Document Party breaches any of its respective obligations under any Project Document to which it is a party and that breach, if capable of remedy, is not remedied within 30 days from the date the Borrower is notified or becomes aware of that breach where the relevant breach would be reasonably likely have a material adverse effect on the financial or business condition of the Obligors, or any of them, or on the ability of the Obligors, or any of them, to comply with their obligations under the Finance Documents.

     18.5  CROSS DEFAULT

     Any Financial Indebtedness of any Obligor is not paid when due or any Financial Indebtedness of any Obligor becomes payable or capable of being declared payable prior to its specified maturity by reason of an event of default (however described) or any Financial Indebtedness of any Obligor is accelerated or placed on demand or any Security Interest over any asset of an Obligor becomes enforceable.

     18.6  INSOLVENCY

     (a) The Borrower is or is deemed for the purposes of any Applicable Law to be, unable to pay its debts as they fall due or to be insolvent or admits its inability to pay its debts as they fall due or stops, suspends or threatens to stop or suspend payment of all or a material part of its debts or makes a general assignment or arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared, whether by operation of law or otherwise, in respect of or affecting all or a material part of its indebtedness or it begins

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negotiations or takes any proceedings or other steps to effect a re-adjustment or rescheduling of its indebtedness.

     (c) Any Co-Obligor or the Completion Guarantor is or is deemed for the purposes of any Applicable Law to be, unable to pay its debts as they fall due or to be insolvent or admits its inability to pay its debts as they fall due or stops, suspends or threatens to stop or suspend payment of all or a material part of its debts or makes a general assignment or arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared, whether by operation of law or otherwise, in respect of or affecting all or a material part of its indebtedness or it begins negotiations or takes any proceedings or other steps to effect a re-adjustment or rescheduling of its indebtedness.

     18.7  COMPOSITION AND DISSOLUTION, ETC.

     Any steps (including any petition, proposal or convening of a meeting) are taken with a view to effecting a general assignment or arrangement or composition with or for the benefit of the creditors of an Obligor or the Completion Guarantor or with a view to its rehabilitation, liquidation, administration, winding-up or dissolution or a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of such Obligor or the Completion Guarantor or its assets or the directors of such Obligor or the Completion Guarantor request such an appointment or a meeting of such Obligor or the Completion Guarantor is convened for the purpose of considering any resolution for (or petition for) its winding-up, liquidation, administration or dissolution or an order for its winding-up, liquidation, administration or dissolution is made.

     18.8  ATTACHMENT

     Any attachment, sequestration, distress or execution is levied over or affects any assets of an Obligor and is not fully discharged or discharged or otherwise dealt with to the satisfaction of the Facility Agent within 21 days of the commencement of the process of such attachment, sequestration, distress or execution and is in respect of an amount exceeding $50,000 (or its equivalent in any other currency).

     18.9  JUDGMENT

     (a) Without prejudice to the provisions of Clause 18.8 (Attachment), any judgment, award or similar process in an amount exceeding $50,000 (or its equivalent in other currencies) (other than in respect of the Challenger Claim) is made, issued or levied against an Obligor or any part of its assets and such judgment, award or similar process is not satisfied, discharged or released within 21 days after its making, issue or levy unless such judgement, award or similar process has been appealed in good faith, when it must be satisfied, discharged or released within 21 days of the determination of any final appeal.

     (b) Any judgment, award or similar process in an amount exceeding $1,400,000 (or its equivalent in other currencies) is made, issued or levied against an Obligor or any part of its assets pursuant to or in connection with the Challenger Claim.

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     18.10  ANALOGOUS PROCEEDINGS

     There occurs in relation to an Obligor any event anywhere which corresponds with any of those mentioned in Clauses 18.6 (Insolvency) to 18.9 (Judgment) (inclusive).

     18.11  EXPROPRIATION

     (a) All or any substantial part of the assets of KKM are expropriated, nationalised, compulsorily acquired or taken into public ownership or KKM shall cease to be able or entitled to exercise the rights of control or ownership of the same or any governmental or public body or authority states officially that it will take any steps towards such expropriation, nationalisation or requisition; or

     (b) all or any parts of the share capital of KKM is nationalised, compulsorily acquired or taken into public ownership.

     18.12  MORATORIUM

     If any moratorium or other similar arrangement or circumstance occurs which has the purpose or effect of altering the terms on which, or the manner in which, any external indebtedness of the government of the Republic of Kazakhstan or any relevant agency of the government of the Republic of Kazakhstan is to be repaid or paid.

     18.13  IMMUNITY

     An Obligor at any time claims or threatens to claim immunity from process, execution, attachment or other legal process, whether in the Republic of Kazakhstan, Guernsey, England, the United States of America or in any other jurisdiction.

     18.14  THE BORROWER'S BUSINESS

     An Obligor ceases or threatens to cease all or a substantial part of its business.

     18.15  ILLEGALITY

     At any time it is or becomes unlawful for an Obligor or any other party (other than a Finance Party but including a Project Document Party) to perform or comply with any of its obligations under a Transaction Document.

     18.16  PROJECT DOCUMENTS

       Any material provision of any Project Document is revoked, terminate, amended or ceases to be in full force and effect in any way (otherwise than by full performance or expiration of its term (including any extension of its term that has come into effect) without, in each case, the prior consent of the Facility Agent (acting on the instructions of the Special Majority Lenders), or the performance of any obligation under any such document becomes unlawful or any such document is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any person, except in the case of repudiation or challenge, if such repudiation or challenge is withdrawn within 30 days or such Project Document is replaced within 60 days (during which period KKM continues to operate the

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Project in the ordinary course) with such party and on such terms as are satisfactory in all respects to the Special Majority Lenders without any material increased cost or obligation on the Obligors;

     18.17  FINANCE DOCUMENTS

     (a) Any provision of any Finance Document is revoked, terminated, amended or ceases to be in full force and effect or the security the subject of the Security Documents ceases to constitute a valid and enforceable Security Interest with the intended priority or performance or any obligation under any Finance Document becomes unlawful or any Finance Document is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any person, except in the case of a repudiation or challenge, if such repudiation or challenge is withdrawn within 30 days and pending its withdrawal, such repudiation or challenge has no adverse effect.

     (b) The Borrower does not receive into the CRI Disbursement Account equity contributions from its stockholders in an amount at least equal to the Unpaid Equity contributions during the period between the First Drawdown Date and 31 March 2000.

     18.18  CONSENTS

     Any Consent:

     (a) is revoked, suspended, cancelled or withdrawn or otherwise fails to remain in full force and effect or is not binding on any person expressed to be a party prior to its normal maturity or any Law shall be enacted or issued which shall impair the ability or right of such Obligor to perform those obligations;

     (b) is not valid or sufficient to create the permission or authorisation sought;

     (c) is modified or varied without the prior consent in writing of the Facility Agent; and

     (d) is breached or a default occurs, and if capable of remedy, is not remedied within ten Business Days after notice requiring remedy of that breach or default has been given to the relevant person.

     18.19  PROJECT COMPLETION

     The Project Completion Date does not occur on or before 30 September 2001.

     18.20  OWNERSHIP OF BORROWER

     There occurs any change in the control of the shareholding of the Borrower from that which existed at the date of this Agreement which has or will have a material adverse effect on the financial or business condition of the Obligors, or any of them, or the ability of the Obligors, or any of them, to perform their obligations under the Transaction Documents.

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     18.21  OWNERSHIP OF CAP(G) AND CAP(D)

     (a) The Borrower shall at any time cease to own legally and beneficially, in aggregate, 100% of the issued voting share capital of CAP(D) except with the prior written approval of the Facility Agent (acting on the instructions of all of the Lenders).

     (b) The Borrower and CAP(D) shall at any time cease to own legally and beneficially, in aggregate, 100% of the issued voting share capital of CAP(G) except with the prior written approval of the Facility Agent (acting on the instructions of all of the Lenders).

     18.22  OWNERSHIP OF KKM

     CAP(G) shall at any time ceases to legally and beneficially own 50% of the KKM Shares except with the prior written approval of the Facility Agent (acting on the instructions of all of the Lenders).

     18.23  ABANDONMENT

     The Project is abandoned.

     18.24  LOSS OR DAMAGE

     All or a substantial part of the Project Facilities is lost, damaged beyond economic repair, destroyed or declared by insurers to be a constructive total loss.

     18.25  BREACH OF RATIOS

     (a) The Field Life Cover Ratio shall on any Calculation Date be less than 1.75;

     (b) the Loan Life Cove Ratio shall on any Calculation Date be less than 1.5; or

     (c) the Debt Service Cover Ratio shall on any Calculation Date be less than 1.25,

and such breach (to the extent that the Forecast Assumptions on which the Cash Flow Forecast for such Cover Ratios are based are not the subject of an on-going dispute which has not been finally determined by the Independent Expert pursuant to Clause 13.1(f)) has not been remedied within a period of ten Business Days from the date of notice being given by the Facility Agent to the Borrower requiring any such breach to be remedied by the Borrower.

     18.26  CRI DEBT SERVICE RESERVE ACCOUNT

     (a) Subject to Clause 18.26(b), at any time after the Project Completion Date, the balance standing to the credit of the CRI Debt Service Reserve Account falls below the Reserve Balance.

     (b) If the Field Life Cover Ratio shall be no less than 2, the Loan Life Cover Ratio shall be no less than 1.75 and the Debt Service Cover Ratio shall be no less than 1.5 during the period in which the credit balance of the CRI Debt Service Reserve Account is below the Reserve Balance, such credit balance may remain below the Reserve Balance for two consecutive quarterly periods before such an event shall be deemed to constitute an Event of Default for the purposes of this Agreement.

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     18.27  PAYMENT OF SALARIES

     KKM fails to pay any salaries due to its employees on the due date for payment.

     18.28  MATERIAL ADVERSE EFFECT

     Any event or series of events occurs which in the opinion of the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)) has or will have a material and adverse effect the financial or business condition of any Obligor or the ability of any Obligor to observe and perform any of its obligations under a Transaction Document.

     18.29  THE UPDATED RESERVES REPORT

     The Updated Reserves Report is not in form and substance satisfactory to the Facility Agent (acting on the instructions of the Special Majority Lenders).

     18.30  OPIC

     An event covered by the Political Risk Policy occurs which gives the Borrower the right to compensation from OPIC pursuant to the terms of the Political Risk Policy assuming due submission of an application for compensation to OPIC.

     18.31  CONSEQUENCES OF THE OCCURRENCE OF AN EVENT OF DEFAULT

     On or at any time after the occurrence of an Event of Default (and for as long as the same is continuing) the Facility Agent may and shall, if so directed by any of the Lenders, by notice to the Borrower take any or all of the following actions:

     (a) terminate the Facilities and cancel the Total Commitments in whole or in part;

     (b) demand that the Loan or part thereof, together with accrued interest and all other amounts accrued under this Agreement, be immediately due and payable whereupon the same shall become immediately due and payable;

     (c) demand that the Loan or part thereof be payable on demand whereupon the same shall immediately become payable on demand;

     (d) require the Security Trustee to exercise any or all of the rights and powers available to it under all or any of the Security Documents; or

     (e) invoke the terms of the step-in arrangements pursuant to the Technical Services Agreements.

19.    GUARANTEE, DEFAULT INTEREST AND INDEMNITY

     19.1  GUARANTEE AND INDEMNITY

(a) CAP(G), as primary obligor and not merely as surety, unconditionally and irrevocably:

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     (i) guarantees to each Finance Party the due and punctual payment of any and all sums from time to time due from the Borrower under the Finance Documents and the due and punctual performance of the Borrower's other obligations under the Finance Documents;

     (ii) undertakes to pay to each Finance Party on demand any sum due from the Borrower under any Finance Document which is unpaid; and

     (iii) agrees to indemnify each Finance Party on demand against any loss incurred by such Finance Party as a result of any Finance Document being or becoming, in whole or in part, void, voidable or unenforceable for any reason whatsoever, whether or not known to such Finance Party (the amount of such loss being the amount which such Finance Party would otherwise have been entitled to recover from the Borrower).

(b) Each Finance Party shall be at liberty without thereby affecting its rights hereunder or otherwise conferred by law at any time at its absolute discretion and with or without the assent or knowledge of or notice to CAP(G):

     (i) to give time to the Borrower for the payment of all or any sums due or payable under any Finance Document;

     (ii) to neglect or forbear to enforce payment of all or any sums due or payable under this Agreement and (without prejudice to the foregoing) to grant any time or other indulgence or forbearance to and fail to assert or pursue or delay in asserting or pursuing any right or remedy against the Borrower;

     (iii) to accept, vary, exchange, renew, abstain from perfecting or release any security now held or to be held by it for or on account of any sums payable or expressed to be payable under any Finance Document;

     (iv) to amend, add to or vary the terms of any Finance Document; and

     (v) to compound with, accept compositions from and make any other arrangements with the Borrower.

(c) This Clause 19.1 (Guarantee and Indemnity) and the rights of each Finance Party hereunder or otherwise conferred by law shall not be affected by the appointment of a receiver, administrator, trustee in bankruptcy, liquidator or any other person appointed to carry out any similar or analogous role under the laws of any jurisdiction or by any alteration of the Borrower's status or by any other act or circumstance which (apart from this provision) would or might constitute a legal or equitable defence for or discharge of a surety or guarantor. CAP(G)'s obligations under this Clause
     19.1 (Guarantee and Indemnity) may be called up and enforced without steps or proceedings first being taken against the Borrower or the exercise of any other remedy under any Finance Document and CAP(G) irrevocably waives any right it may have of first requiring each Finance Party (or any trustee, agent or other person acting on behalf) to proceed against or enforce any other rights or security or claim its payment from any person (including, without limitation the Borrower) before claiming from CAP(G) under this Clause 19.1 (Guarantee and Indemnity).

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(d)  Any unenforceability, illegality or invalidity of any obligation of any person (including without limitation any Obligor) under any Finance Document shall not reduce, release or prejudice any obligation of CAP(G) under this Clause 19.1 (Guarantee and Indemnity) which obligation shall remain in full force and effect notwithstanding any such unenforceability, illegality or invalidity.

(e) Where any discharge (whether in respect of the obligations of the Borrower under this Agreement or any other Finance Document) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored upon an insolvency or liquidation or any similar event, the liability of CAP(G) hereunder shall continue or be reinstated (as the case may be) as if such discharge or arrangement had not occurred. Each Finance Party (or any trustee, agent or other person acting on its behalf) may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

(f) Until all amounts which may be or become payable by the Borrower under or in connection with each Finance Document have been irrevocably paid in full, each Finance Party (or any trustee, agent or other person acting on its behalf) may:

     (i) refrain from applying or enforcing any other moneys, security or rights held or received by it (or such trustee, agent or other person) in respect of such amounts, or apply and enforce the same in such manner and order as it sees fit (whether against such amounts or otherwise) and CAP(G) shall not be entitled to the benefit of the same; and

     (ii) hold in a suspense account any moneys received from CAP(G) or on account of CAP(G)s' liability under this Clause 19.1 (Guarantee and Indemnity), bearing interest at such market rates as the Facility Agent (for and on behalf of each Finance Party) shall in its discretion determine.

(g) Each Finance Party shall not be required before exercising any of the rights, powers or remedies available to or conferred on it under this Clause 19.1 (Guarantee and Indemnity) or by law (i) to make any demand on or the Borrower, (ii) to take any other action or obtain any judgment in any court against the Borrower, (iii) to make or file any action or proof in any winding-up, dissolution or other similar proceeding in respect of the Borrower or (iv) to enforce or seek to enforce any other security as may then have been granted or pledged in respect of the obligations of the Borrower guaranteed under this Clause 19.1 (Guarantee and Indemnity).

(h) The obligations of CAP(G) under this Clause 19.1 (Guarantee and Indemnity) are continuing obligations and shall remain in force until all sums payable or expressed to be payable by the Borrower under each Finance Document have been paid in full. Any full or partial settlement or discharge between CAP(G) and any Finance Party entered into as a consequence of payment by the Borrower of sums hereby guaranteed or any other act shall be conditional upon such payment or other act not being avoided or reduced by virtue of any provision of law or enactment (including, without limitation, any such relating to liquidation of the Borrower) for the time being in force.

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(i)  The obligations of CAP(G) under this Clause 19.1 (Guarantee and Indemnity)
     shall be in addition to and shall not be in any way prejudiced or affected by any collateral or other security hereafter held by the Finance Parties for any or all the moneys payable or expressed to be payable by the Borrower under each Finance Document nor shall such collateral or other security or any lien to which the Finance Parties may be otherwise entitled or the liability of any person or persons for all or any part of such moneys be in any manner prejudiced or affected by CAP(G)'s obligations under this Clause 19.1 (Guarantee and Indemnity).

(j) Unless and until all sums payable or expressed to be payable under each Finance Document shall have first been completely discharged, CAP(G) shall not (i) be entitled as against the Finance Parties by paying off all or part only of the moneys hereby secured or on any other ground to claim any set-off or counterclaim against the Borrower in respect of any liability on the part of CAP(G) to the Finance Parties in respect of any payment by CAP(G) in respect of its obligations under this Clause 19.1 (Guarantee and Indemnity), (ii) be entitled to claim or have the benefit of any set-off, counterclaim or proof against or dividend, composition or payment by the Borrower or any benefit of any security which the Finance Parties may now or hereafter hold for such sums or to have any share therein or (iii) claim payment of, or prove in any bankruptcy, winding-up, liquidation, composition or arrangement relating to the Borrower for, any other moneys for the time being due to CAP(G) from the Borrower or exercise any right or a remedy in respect thereof.

(k) If the Borrower shall become bankrupt or go into liquidation or be wound up or enter into a composition or make any arrangements with its creditors, each Finance Party shall be at liberty to prove for the whole of the moneys owing to it under each Finance Document in priority to any right of proof on the part of CAP(G) and to accept any composition or any dividends or payments, as if the obligations of CAP(G) under this Clause 19.1 (Guarantee and Indemnity) had not been undertaken and to appropriate any such composition, dividends or payments in reduction of any obligation of the Borrower in priority to any claim by CAP(G) in respect thereof, and so that its right to recover from CAP(G) to the full extent of the obligations of CAP(G) under this Clause 19.1 (Guarantee and Indemnity) shall not be prejudiced and so that the obligations of CAP(G) under this Clause 19.1 (Guarantee and Indemnity) shall apply to and secure any ultimate balance which after receipt of such composition, dividends or payments may remain due and owing to it under each such Finance Document.

(l) Subject to Clauses 19.1(m) and 19.1(n) (including without limitation the complete payment and discharge of all sums payable by the Borrower under each Finance Document), CAP(G) shall be fully subrogated, to the extent of its payments hereunder, to the rights under each Finance Document of the Finance Parties.

(m) Any moneys obtained by CAP(G) from the Borrower prior to the complete payment and discharge of all sums payable under each Finance Document, whether in breach of the provisions of this Clause 19.1 (Guarantee and Indemnity) or otherwise, shall be held by CAP(G) on trust to pay the same in or towards discharge of its obligations hereunder.

(n) Any liberty or power which may be exercised or any determination which may be made hereunder by the Finance Parties may be exercised or made in its absolute and unfettered discretion which shall not be under any obligation to give reasons therefor.

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(o)  Any settlement or discharge between CAP(G) and the Finance Parties shall be conditional upon no security or payment to the Finance Parties by the Borrower or CAP(G) or any other person on behalf of the Borrower or, as the case may be, CAP(G) being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Finance Parties shall be entitled to recover the value or amount of such security or payment from CAP(G) subsequently as if such settlement or discharge had not occurred.

(p) If any amount so guaranteed under Clause 19.1(a) above (the "Guaranteed Amount") or any part of it is:

     (i) irrecoverable from the Borrower; or

     (ii) not recoverable by the Finance Parties from CAP(G), or any of them, on the footing of a guarantee,

then CAP(G):

     (A) shall pay to the Finance Parties an amount equal to such Guaranteed Amount; and

     (B) shall indemnify the Finance Parties against any claim, action, damage, loss, liability, cost, charge and expense, outgoing or payment suffered, paid or incurred by the Finance Parties in relation to the non-payment of such Guaranteed Amount.

(q) Clause 19.1(p) above applies to any part of such Guaranteed Amount which is or may be irrecoverable irrespective of whether:

     (i) it is or may be irrecoverable by reason of any event described in Clause 19.1 (Guarantee and Indemnity); or

     (ii) the transactions or any of them relating to those moneys are void or illegal or avoided or otherwise unenforceable; or

     (iii) it is or may be irrecoverable by reason of any other fact or circumstance whatsoever.

     19.2  DEFAULT INTEREST

     (a) If any Obligor fails to pay any amount payable by it under a Finance Document on the due date for payment, it shall pay interest on the overdue amount from the due date up to the date of actual payment, as well as after as before judgment, at a rate (the "default rate") determined by the Facility Agent to be 2% per annum above the rate which would have been payable in respect thereof if the overdue amount had, during the period of non-payment, constituted an Advance, bearing interest calculated for such successive interest periods of such duration (which may be of one Business Day's duration) not exceeding three months as the Facility Agent may determine (each a "Default Interest Period"); provided that, if the overdue amount is of principal which fell due otherwise than on the last day of an Interest Period relating thereto then during the unexpired portion of that Interest Period the

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overdue amount shall bear interest at the rate of 2% per annum above the rate applicable thereto immediately before it fell due.

     (b) The default rate will be determined by the Facility Agent on each Business Day or two Business Days before the first day of the relevant Default Interest Period, as appropriate.

     (c) If it is not possible to determine LIBOR in accordance with paragraph
(a) of the definition of LIBOR and the Facility Agent determines that Dollar deposits are not at the relevant time being made available by the Reference Banks to leading banks in the London interbank market, the default rate applicable in respect of that part of the overdue amount owed to each Lender will be determined by reference to the rate notified by such Lender to the Facility Agent to be the sum of (i) the cost to it of funding that part of the overdue amount owed to it, (ii) the Applicable Margin and (iii) two% per annum.

     (d) The relevant Obligor shall pay default interest on the last day of each Default Interest Period and to the extent not so paid, default interest will be compounded at the end of such Default Interest Period.

     19.3  INDEMNITY

     The Borrower shall on demand indemnify each Finance Party against any loss or liability which it may incur as a consequence of:

     (a) the occurrence of a Potential Event of Default or an Event of Default;

     (b) the operation of Clause 18.31 (Consequences of the Occurrence of an Event of Default) or Clause 23 (Sharing); or

     (c) (other than by reason of gross negligence or wilful default by that Finance Party) any Advance not being made after the Borrower has delivered a Notice of Drawdown.

     The Borrower's liability in each case includes any loss of the Applicable Margin and any expense on account of funds borrowed, contracted for or utilised to fund any amount payable under the Finance Documents, any amount repaid or prepaid or the Loan.

20.  CURRENCY OF ACCOUNT AND PAYMENT

     20.1  CURRENCY OF ACCOUNT

     The Dollar is the currency of account and payment for each sum payable by an Obligor under the Finance Documents provided that:

     (a) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

     (b) each payment pursuant to Clause 8.1 (Payment of Increased Costs) or Clause 10.2 (Tax Indemnity) shall be made in the currency specified by the party claiming thereunder.

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     20.2  CURRENCY INDEMNITY

     (a) If a Finance Party receives an amount in respect of an Obligor's liability under the Finance Documents or if that liability is converted into a claim, proof, judgment or order in a currency other than Dollars:

          (i) the relevant Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;

          (ii) if the amount received by that Finance Party, when converted into Dollars at a market rate in the usual course of its business is less than the amount owed in Dollars, the relevant Obligor shall forthwith on demand pay to that Finance Party an amount in Dollars equal to the deficit; and

          (iii) the relevant Obligor shall pay to that Finance Party on demand any exchange costs and taxes payable in connection with any such conversion.

     (b) Each of the Obligors waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

21.  PAYMENTS

     21.1  PLACE

     All payments by the Borrower or a Lender under the Finance Documents shall be made to the Facility Agent to its account at such office or bank as it may notify to the Borrower or such Lender for this purpose.

     21.2  FUNDS

     Payments under the Finance Documents to the Facility Agent shall be made for value on the due date at such times and in such funds as the Facility Agent may specify to the party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

     21.3  DISTRIBUTION

     (a) Each payment received by the Facility Agent under a Finance Document for another party to that Finance Document shall, subject to the terms of the Intercreditor and Subordination Agreement (if any) and paragraphs (b) and (c) of this Clause 21.3, be made available by the Facility Agent to that party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as that party may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

     (b) The Facility Agent may apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from such Obligor under a Finance Document.

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     (c) Where a sum is to be paid to the Facility Agent under a Finance
Document for another party to that Finance Document, the Facility Agent is not obliged to pay that sum to that party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another party, that party shall on demand by the Facility Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds plus, where such other party is the Borrower, the relevant Margin.

     21.4  NON-BUSINESS DAYS

     (a) Subject to paragraph (b) of this Clause 21.4, if a payment under a Finance Document is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not or if the next Business Day would occur after the Final Maturity Date).

     (b) During any extension of the due date for payment of any principal under this Agreement interest shall be payable on that principal at the rate payable on the original due date.

     21.5  PARTIAL PAYMENTS

     If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by an Obligor under a Finance Document, the Facility Agent shall apply that payment towards the obligations of such Obligor under that Finance Document in the order set out in the Intercreditor and Subordination Agreement (if any) but otherwise in the following order:

     (i) firstly, in or towards payment of any unpaid fees, costs and expenses of the Agent payable under the Finance Documents;

     (ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

     (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (iv) fourthly, in or towards payment pro rata of any other sums due but unpaid under the Finance Documents.

     (b) The Agent shall, if so directed by all of the Finance Parties, vary the order set out in sub-paragraphs (a) (ii) to (iv) above.

     (c) Paragraphs (a) and (b) above will override any direction made by the Borrower.

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     21.6  EVIDENCE OF DEBT

     The Facility Agent shall maintain in accordance with its usual practice accounts recording the amounts from time to time owing by an Obligor under each Finance Document to each Finance Party. Each Finance Party shall maintain in accordance with its usual practice accounts recording the amounts from time to time owing by an Obligor under each Finance Document to that Finance Party. In any legal proceeding and otherwise for the purposes of each Finance Document the entries made in such accounts shall, in the absence of manifest error, be conclusive and binding on each of the Obligors as to the existence and amounts of the obligations of the Borrower recorded in that Finance Document.

     21.7  CERTIFICATE CONCLUSIVE AND BINDING

     Where any provision of a Finance Document provides that a Finance Party may certify or determine an amount or rate payable by an Obligor, a certificate by such Finance Party as to such amount or rate shall be conclusive and binding on such Obligor in the absence of manifest error.

     21.8  PAYMENTS TO FINANCE PARTIES

     (a) Provided that no notice has been given by the Facility Agent pursuant to Clause 18.31 (Consequences of the Occurrence of an Event of Default), any amount due to a Finance Party by an Obligor pursuant to Clause 6.6 (Mandatory Costs), Clause 7.7(a) (Insurance Mandatory Prepayment), Clause 8 (Change in Law or Circumstances), Clause 10 (Taxes), Clause 19.3 (Indemnity) or Clause 25.16 (Borrower Indemnification) of this Agreement or under any of the other Finance Documents (the "Outstanding Amount") shall be payable on the Quarterly Date immediately succeeding such due date (provided that if such due date falls on a Quarterly Date it will be payable on that Quarterly Date). If the Outstanding Amount is paid on the applicable Quarterly Date it will not be liable to default interest charges under Clause 19.2 (Default Interest) provided that the relevant Obligor meets the relevant Finance Party's cost of funding such Outstanding Amount (as notified by such Finance Party to the relevant Obligor) from the date it falls due until the date payment is scheduled to be made under this Clause
21.8. Such cost of funds shall be due for payment on the same date as the related Outstanding Amount.

22.  SET-OFF

     22.1  CONTRACTUAL SET-OFF

     Each Obligor authorises each Finance Party to set-off and apply any credit balance to which such Obligors is entitled on any account of such Obligors with that Finance Party in satisfaction of any sum due and payable from such Obligor to such Finance Party under the Finance Documents but unpaid; for this purpose, each Finance Party is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Each Finance Party shall forthwith notify the Facility Agent of any exercise of its rights under this Clause. This Clause shall not affect any general or banker's lien, right of set-off or other right to which any Finance Party may be entitled and is not intended to create any Security Interest.

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     22.2  SET-OFF NOT MANDATORY

     No Finance Party shall be obliged to exercise any right given to it by Clause 22.1 (Contractual Set-off).

23.  SHARING

     23.1  REDISTRIBUTION OF PAYMENTS

     Except for payments to a Lender which were received by the Facility Agent for the account of such Lender in accordance with a Finance Document and subject to the terms of the Intercreditor and Subordination Agreement (if any), if, at any time, any Lender (a "Recovering Lender") shall receive or recover (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) all or part of any amount payable to a Lender (a "Relevant Payment'') under that Finance Document by an Obligor in a proportion which, in relation to any amounts received by one or more other Lenders, represents more than its proportional Participation in such amount payable (such excess being called in this Agreement an "Excess Amount"), then:

     (a) such Recovering Lender shall pay to the Facility Agent an amount equal to the Excess Amount;

     (b) there shall thereupon become due from such Obligor to the Recovering Lender an amount equal to the amount paid by the Recovering Lender pursuant to paragraph (a) of this Clause 23.1, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of the Recovering Lender's portion of the Relevant Payment; and

     (c) the Facility Agent shall treat the amount received by it from the Recovering Lender pursuant to paragraph (a) of this Clause 23.1 above as if such amount had been received by the Facility Agent from an Obligor in respect of Relevant Payment and shall distribute such amount to the persons entitled to the Relevant Payment (including the Recovering Lender) pro rata to their respective entitlements thereto.

     23.2  REPAYABLE RECOVERIES

     If the whole or any part of any sum (a "Relevant Sum") received or recovered by a Recovering Lender in respect of any amount owing to it by an Obligor becomes repayable and is repaid to such Obligor by such Recovering Lender, then:

     (a) each Lender which has received a share of the Relevant Sum by reason of the implementation of Clause 23.1 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of the Recovering Lender an amount equal to its share of the Relevant Sum; and

     (b) there shall become due from such Obligor to each Lender an amount equal to the amount paid by it pursuant to paragraph (a) of this Clause 23.2, the amount so due being, for the purposes of the Finance Documents, treated as if it were the sum payable to such Lender against which such Lender's share of Relevant Sum was applied.

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     23.3  EXCEPTIONS

     (a) A Recovering Lender need not redistribute any Excess Amount to the extent that it would not, after the redistribution, have a valid claim against an Obligor in the amount of the redistribution pursuant to Clause 23.1 (Redistribution of Payments).

     (b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal proceedings if the other Lender had an opportunity to participate in those legal proceedings but did not do so or did not take separate legal proceedings.

     23.4  NO SECURITY INTEREST

     This Clause 23 (Sharing) is not intended to and shall not constitute a Security Interest over any sums received or receivable by a Lender.

24.  FEES, COSTS AND EXPENSES

     24.1  Commitment Fee

     The Borrower shall pay to the Facility Agent, in Dollars, for the account of the Lenders (to be distributed among the Lenders in the proportions their respective Commitments bears to the Total Commitments) a commitment fee (the "Commitment Fee"), on the undrawn, uncancelled amount of the Total Commitments. The Commitment Fee shall accrue from day to day and be calculated (on the basis of the actual number of days elapsed and a year of 360 days) at the rate of 1.5% per annum from the earlier to occur of (i) the First Drawdown Date and (ii) 1 December 1999 until the end of the Availability Period and shall be payable by the Borrower to the Facility Agent quarterly in arrears from the date hereof.

     24.2  AGENCY FEE

     The Borrower shall pay to the Facility Agent for its own account an agency fee in the amounts and at the times agreed in a separate letter to be agreed by the Facility Agent and the Borrower.

     24.3  UPFRONT FEES

     The Borrower shall pay or cause to be paid to the Arranger an upfront fee in the amount and at the time agreed in a separate letter to be agreed by the Arranger and the Borrower.

     24.4  SECURITY TRUSTEE FEE

     The Borrower shall pay or cause to be paid to the Security Trustee a Security Trustee fee in the amounts and at the times agreed in a separate letter to be agreed by the Security Trustee and the Borrower.

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     24.5  ACCOUNT BANK FEE

     The Borrower shall pay or cause to be paid to the Accounts Bank an Accounts Bank fee in the amounts and at the times agreed in a separate letter to be agreed by the Accounts Bank and the Borrower.

     24.6  TRANSACTION COSTS

     The Borrower shall, on written demand (accompanied by copies of the invoices therefor), pay the Finance Parties all reasonable legal and other fees on a full indemnity basis (including without limitation, the fees of the Independent Engineer, and any other consultants and all printing, translation, communication, advertising, travel and other out-of-pocket expenses) incurred by them in connection with the arrangement and syndication of the Facilities, the negotiation, preparation and execution of the Finance Documents, the Updated Reserves Report, the completion of the transactions contemplated in the Finance Documents, any amendment of the Finance Documents and any calculation, approval, consent or waiver to be made or given by the Finance Parties pursuant to or in respect of any provision of a Finance Document.

     24.7  PRESERVATION AND ENFORCEMENT COSTS

     The Borrower shall, from time to time on demand pay to each Finance Party all costs and expenses (including legal and other fees and the fees of the Independent Engineer and any other consultants on a full indemnity basis and printing, translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred in or in connection with the preservation and/or enforcement (or attempted preservation and/or enforcement) of any right of a Finance Party under a Finance Document.

     24.8  STAMP TAXES

     The Borrower shall pay all stamp, registration and other taxes and duties and all notarial registration, recording and other like fees to which a Finance Document or any judgment given in connection with that Finance Document is or at any time may be subject and shall on demand indemnify each Finance Party against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax or duty or fees.

     24.9  FACILITY AGENT'S ADDITIONAL COSTS

     The Borrower shall, from time to time on demand of the Facility Agent (and without prejudice to the provisions of Clause 24.6 (Transaction Costs) and 24.7 (Preservation and Enforcement Costs), compensate the Facility Agent at such daily and/or hourly rates as the Facility Agent shall from time to time reasonably determine and on demand indemnify the Facility Agent against all reasonable costs and expenses (including telephone, fax, copying, travel and personnel costs) incurred by the Facility Agent in connection with its taking such action as it may deem appropriate or in complying with any instructions from the Majority Lenders or any request by the Borrower in connection with:

     (a) the granting or proposed granting of any waiver or consent requested by an Obligor under a Finance Document;

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     (b) any actual, potential or suspected breach by an Obligor of its obligations under a Finance Document;

     (c) the occurrence of an Event of Default or a Potential Event of Default;
or

     (d) any amendment or proposed amendment to a Finance Document requested by an Obligor.

     24.10  PAYMENT OF FEES, COSTS AND EXPENSES

     If on a Drawdown Date, there is due and payable and unpaid any amount payable by the Borrower under this Clause 24, the Facility Agent or a Finance Document may deduct such amount from the Advance then to be made available to a Borrower and pay such amount to the Finance Party entitled thereto in accordance with this Clause 24 or that Finance Document.

     24.11  VALUE ADDED TAX

     Any fee, cost or expense referred to in this Clause 24 is exclusive of any value added Tax or any other similar Tax chargeable in connection with that fee, cost or expense. The Borrower shall pay any value added Tax or other similar Tax so chargeable at the same time as it pays the relevant fee, cost or expense.

25.  THE FACILITY AGENT, THE ARRANGER AND THE MODELLER

     25.1  Appointment of the Facility Agent

     (a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its Facility Agent under and in connection with the Finance Documents.

     (b) Each Finance Party irrevocably authorises the Facility Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Finance Documents, together with any other incidental rights, powers and discretions.

     (c) The Facility Agent has only those duties which are expressly specified in this Agreement which are solely of a mechanical and administrative nature.

     (d) The relationship between the Facility Agent and the other Finance Parties is that of agent and principal only. Nothing in this Agreement or any other Finance Document constitutes the Facility Agent as trustee or fiduciary for any other party or any other person and the Facility Agent need not hold in trust any moneys paid to it for a party or be liable to account for interest on those moneys.

     25.2  ROLE OF THE ARRANGER AND THE MODELLER

     (a) Each Finance Party (other than the Modeller) irrevocably appoints the Modeller to perform the duties and to exercise the rights, powers and discretions that are

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specifically delegated to it under or in connection with this Agreement, together with any other incidental rights, powers and discretions.

     (b) The Modeller has only those duties which are expressly specified in this Agreement which are solely of a mechanical and administrative nature.

     (c) Nothing in this Agreement or any other Finance Document constitutes the Modeller as trustee or fiduciary for any other party or any other person.

     (e) Except as specifically provided in this Agreement, neither the Arranger nor the Modeller has any obligation of any kind to any other party under or in connection with any Finance Document.

     25.3  FACILITY AGENT'S DISCRETIONS

     The Facility Agent may:

     (a) assume, unless it has, in its capacity as Facility Agent, received notice to the contrary from any other party to this Agreement or it has actual knowledge to the contrary, that:

          (i) each representation made by an Obligor in connection with this Agreement is true,

          (ii) no Event of Default or Potential Event of Default has occurred and is continuing,

          (iii) no Obligor is in breach of or default under its obligations under a Finance Document, and

          (iv) any right, power, authority or discretion vested in this Agreement upon the Majority Lenders, the Special Majority Lenders, the Lenders or any other person or group of persons has not been exercised;

     (b) assume that the Facility Office of each Lender is that identified with such Lender in the First Schedule (Commitments) (or, in the case of a New Lender, at the end of the Transfer Certificate to which it is a party as a New Lender) unless it has received from such Lender a notice designating some other office of such Lender to replace its Facility Office;

     (c) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

     (d) rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of the Borrower;

     (e) rely upon any communication or document believed by it to be genuine;

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     (f) refrain from exercising any right, power or discretion vested in it in its capacity as Facility Agent under a Finance Document unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

     (g) refrain from acting in accordance with any instructions of the Majority Lenders to begin any legal action or proceeding arising out of or in connection with a Finance Documents until it has been indemnified and secured to its satisfaction (whether by way of payment in advance or otherwise) against all costs, claims, losses, expenses (including legal fees) and liabilities together with any tax thereon which it will or may expend or incur in complying with such instructions.

     25.4  FACILITY AGENT'S OBLIGATIONS

     The Facility Agent shall:

     (a) promptly inform each Lender of the contents of any material notice or document received by it in its capacity as Facility Agent from an Obligor under a Finance Document;

     (b) promptly notify each Lender of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under a Finance Document of which the Facility Agent has notice from any other party hereto;

     (c) save as otherwise provided in this Agreement, act as Facility Agent under the Finance Documents in accordance with any instructions given to it by the Majority Lenders, which instructions shall be binding on the Arranger and all the Lenders;

     (d) not, save as otherwise provided in this Agreement, start legal proceedings on behalf of a Lender without that Lender's prior written consent;

     (e) if so instructed by the Majority Lenders, refrain from exercising any right, power or discretion vested in it as Facility Agent under the Finance Documents;

     (f) consult with the Lenders to the extent practicable before making any declaration or demand under Clause 18.31 (Consequences of the Occurrence of an Event of Default) or effecting any amendment or waiver under Clause 30 (Amendments); and

     (g) promptly account to each Lender for its due proportion of all payments received by the Facility Agent from an Obligor or otherwise in connection with the Facility.

     25.5  EXCLUDED OBLIGATIONS

     Notwithstanding anything to the contrary expressed or implied in this Agreement, neither the Facility Agent, the Arranger nor the Modeller shall:

     (a)  be bound to enquire as to:

          (i) whether or not any representation made by an Obligor in connection with this Agreement is true,

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          (ii) the occurrence or otherwise of any Event of Default or Potential
          Event of Default,

          (iii) the performance by an Obligor of its obligations under a Finance Document or

          (iv) any breach of or default by an Obligor of its obligations under a Finance Document;

     (b) be bound to account to any Lender for any sum received by it (other than for the account of the Lenders) by way of fees or reimbursement of expenses in connection with the Finance Documents or for any benefit received by it arising out of any present or future banking or other relationship with any Obligor or any person connected with the Borrower or the profit element of any sum received by it for its own account;

     (c) be bound to disclose to any other person any information relating to an Obligor if such disclosure would or might in its opinion constitute a breach of any Law or be otherwise actionable at the suit of any person and in any other case, except as expressly stated in the Finance Documents; and

     (d) be under any obligations other than those for which express provision is made in this Agreement.

     25.6  LENDER INDEMNIFICATION

     (a) Without limiting the liability of any Obligor under the Finance Documents, each Lender shall on demand indemnify the Facility Agent and the Modeller for that Lender's proportion of any liability or loss incurred by the Facility Agent or, as the case may be, the Modeller in any way relating to or arising out of its acting as Facility Agent or, as the case may be, Modeller, except to the extent that the liability or loss arises directly from the Facility Agent's, or as the case may be, Modeller's gross negligence or wilful misconduct.

     (b) A Lender's proportion of the liability set out in paragraph (a) of this Clause 25.6 will be the proportion which its Participation in the Loan (if any) bears to the Loan on the date of the demand (or, if the Loan has then been repaid in full, immediately prior to the final repayment thereof). However, if no Advance has been made before the date of demand, then the proportion will be the proportion which its Commitment bears to the Total Commitments at the date of demand or, if the Total Commitments have then been cancelled, bore to the Total Commitments immediately before being cancelled.

     25.7  EXCLUSION OF LIABILITIES

     None of the Facility Agent, Arranger or the Modeller accepts any responsibility for the accuracy and/or completeness of any other information supplied by an Obligor in connection with this Agreement (whether or not such information was or is circulated by the Facility Agent, the Arranger or the Modeller) or for the legality, validity, effectiveness, adequacy, authorisation, genuineness, sufficiency or enforceability of a Finance Document or the collectability of any amount payable under a Finance Document and none of the Facility Agent, the Arranger or the Modeller shall be under any liability as a result of taking or

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omitting to take any action in relation to a Finance Document, save in the case of its gross negligence or wilful misconduct.

     25.8  NO ACTIONS

     Each Lender agrees that it will not assert or seek to assert against any director, officer or employee of the Facility Agent, the Arranger or the Modeller any claim it might have against any of them in respect of any matter referred to in Clause 25.7 (Exclusion of Liabilities).

     25.9  BUSINESS WITH THE BORROWER

     The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, an Obligor or any person connected with an Obligor.

     25.10  RESIGNATION OF THE FACILITY AGENT

     (a) Notwithstanding its irrevocable appointment, the Facility Agent may resign by giving notice to the Lenders and the Borrower, in which case the Facility Agent may forthwith appoint one of the Shell Affiliates or any Lender as successor Facility Agent or, failing that, the Majority Lenders may appoint a successor Facility Agent.

     (b) If the appointment of a successor Facility Agent is to be made by the Majority Lenders but they have not, within 30 days after notice of resignation, appointed a successor Facility Agent which accepts the appointment, the Facility Agent may appoint a successor Facility Agent.

     (c) The resignation of an Facility Agent and the appointment of any successor Facility Agent will both become effective only upon the successor Facility Agent notifying all the parties that it accepts its appointment. Subject to paragraph (f) of this Clause 25.10, on giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term "Facility Agent" will mean the successor Facility Agent.

     (d) A retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

     (e) Upon its resignation becoming effective, this Clause 25 shall continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it under or in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (d) of this Clause 25.10, it shall have no further obligations under the Finance Documents.

     (f) The Majority Lenders or the Subordinated Lender may, by notice to the Facility Agent, require it to resign in accordance with paragraph (a) of this Clause 25.10 in which event, the Facility Agent shall resign in accordance with that paragraph but shall not be entitled to appoint one of its Affiliates as successor Facility Agent.

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     (g) Provided no Event of Default or Potential Event of Default has occurred and is continuing and unless such appointment is being made in connection with the Syndication, the Borrower shall have the right to approve the appointment of any successor Facility Agent (which approval shall not be unreasonably withheld or delayed).

     25.11  OWN RESPONSIBILITY

     It is understood and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Obligors and, accordingly, each Lender warrants to the Facility Agent, the Arranger and the Modeller that it has not relied on and will not hereafter rely on the Facility Agent, the Arranger or the
Modeller:

     (a) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by an Obligor in connection with the Finance Documents or the transactions contemplated in (whether or not such information has been or is hereafter circulated to such Lender by the Facility Agent, the Arranger or the Modeller); or

     (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

     25.12  INFORMATION

     The Facility Agent shall promptly send to each Lender a copy of any document received by it under Clause 3 (Conditions Precedent) but the Facility Agent shall not be obliged to check its accuracy or completeness and, if requested by that Lender, copies of all documents received by the Facility Agent under Clause 14 (Financial Information) and Clause 16 (Positive Covenants).

     25.13  TAX STATUS OF LENDERS

     Each Lender (other than Shell Capital Limited) confirms in favour of the Facility Agent (on the date of this Agreement, or, in the case of a New Lender, on the date on which the relevant transfer becomes effective) that either:

     (a) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to the Loan and the interest on the Loan; or

     (b) it is a bank as defined for the purposes of Section 349 of the Income and Corporation Taxes Act 1988 and is beneficially entitled to the Loan and the interest on the Loan,

and each Lender agrees to notify the Facility Agent if there is any change in its position from that set out above.

     25.14  CERTIFICATES OF FACILITY AGENT

     Where any provision of a Finance Document provides that an Facility Agent may certify or determine an amount or rate payable by the Lenders or any of them, a certificate by

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the Facility Agent as to such amount or rate shall be conclusive and binding on each such Lender in the absence of manifest error.

     25.15  NO RESTRICTION OF BUSINESS

     The Facility Agent shall have the same rights and powers in its capacity as Lender as any other Lender and may exercise such rights and powers as if it were not acting as the Facility Agent in relation to the Finance Documents.

     25.16  BORROWER INDEMNIFICATION

     The Borrower shall forthwith on demand indemnify each of the Facility Agent and the Modeller for its proportion of any and all liabilities, losses, damages, penalties, actions, judgments, costs, expenses or disbursements of any kind whatsoever which may be imposed, incurred by or asserted against the Facility Agent in any way relating to or arising out of:

     (a) it acting as Facility Agent for the Finance Parties or, as the case may be, Modeller for the Facilities,

     (b) it performing its duties under this Agreement and the other Finance Documents as Facility Agent for the Finance Parties or, as the case may be, Modeller for the Facilities or

     (c) any action taken or omitted by it under this Agreement or any of the other Finance Documents as Facility Agent for the Finance Parties or, as the case may be, Modeller for the Facilities (including, without limitation, the charges and expenses referred to in Clause 24 (Fees, Costs and Expenses) and all stamp taxes or registration fees on or in connection with the Finance Documents in respect of which it acts as Facility Agent for the Finance Parties, or as the case may be, Modeller for the Facilities), except to the extent that the liability or loss arises directly from the gross negligence or wilful misconduct of the Modeller or the Facility Agent, as the case may be.

26.  MISCELLANEOUS

     26.1  EXECUTION

     This Agreement shall be effective as from its date. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one agreement.

     26.2  ENTIRE AGREEMENT

     This Agreement and the other Finance Documents constitute the entire obligations of the Finance Parties and supersede any previous expressions of intent or understandings in respect of this transaction.

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     26.3  DISCLOSURE OF INFORMATION

     A Lender may disclose on a confidential basis such information about the Obligors, or any of them, as such Lender shall consider appropriate to any existing or potential assignee, transferee or sub-participant as referred to in Clause 27 (Assignments and Transfers), any Holding Company of such Lender or any Subsidiary of such Lender or of its Holding Company or any Shell Affiliate, its professional advisers, any banking or other regulatory authority and any other person if required by any applicable Law. The foregoing shall not limit any other circumstances in which a Lender may lawfully disclose information.

     26.4  FACILITY OFFICES

     Each Lender shall participate in the Facility through its Facility Office, but may change its Facility Office from time to time in relation to all or part of its participation in the Facility on giving not less than five Business Days' prior notice to the Facility Agent.

     26.5  REFERENCE BANKS

     If a Reference Bank ceases to act as a Reference Bank for any reason, the Facility Agent (after consultation with the Lenders and the Borrower) shall appoint another Lender or an internationally recognised bank or financial institution with an office in London to replace that Reference Bank.

     26.6  INDEPENDENT ENGINEER

     (a) The Finance Parties hereby confirm any appointment which is made by the Facility Agent of an Independent Engineer, upon the terms and subject to the conditions to be separately agreed between the Facility Agent and the Independent Engineer (the "Engagement Letter").

     (b) Each party to this Agreement acknowledges that the Independent Engineer will be appointed to act as consultant and adviser to the Finance Parties in relation to technical matters relating to the Project within its own sphere of competence. The terms of its appointment will be set out in Engagement Letter, a copy of which will be given to, and acknowledged by, the Borrower. The Facility Agent may, acting reasonably and consistently with the agreed scope of work for the Independent Engineer, will request it to provide advice or services in relation to the Project. All reports and other material prepared by the Independent Engineer shall be provided to the Borrower or KKM at or about the same time as they are provided to the Facility Agent provided that there shall be excluded from any such material distributed to the Borrower and KKM any portions reasonably determined by the Facility Agent in its discretion to constitute advice to the Finance Parties in the context of negotiations or disputes relating to the financing of the Project.

     (c) Save as referred to in Clause 26.6 (b) and save in the case of any breach by the Independent Engineer of its duty of confidentiality or any undertaking of confidentiality, the Obligors acknowledge that the Independent Engineer shall be responsible solely to the Finance Parties and has no obligations, responsibility or liability towards or in favour of the Obligors.

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

     (d) The Facility Agent may at any time terminate the appointment of the Independent Engineer if it considers it necessary or appropriate to do so, and shall promptly give notice of any such termination to the Borrower. If the Facility Agent terminates the appointment of the Independent Engineer it may appoint as a replacement Independent Engineer, on such reasonable terms as it sees fit, any person approved (which approval shall include an approval of the fees and expenses to be payable to that person by the Borrower) for this purpose by the Borrower (which approval may not be unreasonably withheld or delayed). The terms of any such appointment shall be set out in an engagement letter between such replacement Independent Engineer and the Facility Agent. The termination of the Independent Engineer's or additional Independent Engineer's appointment shall not in any way limit or affect the Borrower's obligations under Clause 24.6 (Transaction Costs) above in respect of fees or expenses levied or incurred by Independent Engineer or additional Independent Engineer on or before such termination.

27.  ASSIGNMENTS AND TRANSFERS

     27.1  Binding Agreement

     This Agreement shall be binding upon and ensure to the benefit of each party to this Agreement and its successors and assigns.

     27.2  THE BORROWER; PROHIBITION ON TRANSFERS, ETC.

     The Borrower may not assign, transfer, novate or dispose of any of, or any interest in, its rights or obligations under the Finance Documents.

     27.3  LENDERS; LIMITATIONS ON TRANSFER AMOUNTS

     Any Lender may, at its own cost, but subject to the provisions of this Clause 27 (Assignments and Transfers), transfer all or part of its rights or obligations under this Agreement and under the other Finance Documents to any bank, financial institution or other company, provided that (save for (i) in the case of a transfer to any Affiliate of such Lender, any other Lender or any Affiliate of any other Lender or any Shell Affiliate or (ii) a transfer or transfers to any bank, financial institution or other company in connection with the Syndication)) no such transfer may be made without the prior consent of the Borrower (such consent not to be unreasonably withheld or delayed and to be deemed given if not refused within 15 days of receipt by the Borrower of the request therefor or if an Event of Default shall have occurred and is continuing) and provided further that:

     (a) following such assignment, transfer or novation, the New Lender's undrawn and uncancelled Commitment is not less than $1,000,000 and its Participation in the Loan is not less than $1,000,000 (unless otherwise agreed by the Facility Agent); and

     (b) the amount of the Loan and the undrawn and uncancelled Commitment that is assigned or transferred in any one transaction is not, in each case, less than $ 1,000,000 (unless otherwise agreed by the Facility Agent).

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

     27.4  CONDITIONS FOR EFFECTIVE TRANSFERS

     A transfer of obligations by any Lender (the "Existing Lender") to another bank, financial institution or company (which may already be a Lender) (the "New Lender") will be effective only if either:

     (a) the obligations are novated in accordance with Clause 27.9 (Procedure for Novations); or

     (b) the New Lender confirms to the Facility Agent and the Borrower that it undertakes to be bound by the terms of this Agreement as a Lender in form and substance satisfactory to the Facility Agent. On the transfer becoming effective in this manner the Existing Lender shall be relieved of its obligations under this Agreement to the extent that they are transferred to the New Lender.

     27.5  LIMIT ON RESPONSIBILITY OF EXISTING LENDER

     An Existing Lender is not responsible to a New Lender for:

     (a) the execution, genuineness, validity, enforceability or sufficiency of any Finance Document or any other document;

     (b) the collectability of amounts payable under any Finance Document; or

     (c) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document.

     27.6  CONFIRMATIONS OF NEW LENDER

     Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

     (a) has made its own independent investigation and assessment of the financial condition and affairs of the Obligors and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

     (b) will continue to make its own independent appraisal of the creditworthiness of the Obligors and its related entities while any amount is or may be outstanding under this Agreement or any Commitment is in force.

     27.7  NO RECOURSE BETWEEN EXISTING LENDER AND NEW LENDER

     Nothing in any Finance Document obliges an Existing Lender to:

     (a) accept a re-transfer from a New Lender of any of the Commitment and/or rights and/or obligations transferred under this Clause; or

     (b) support any losses incurred by the New Lender by reason of the non-performance by the Obligors of their respective obligations under the Finance Documents or otherwise.

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

     27.8  PAYMENT BY NEW LENDER

     On each occasion an Existing Lender transfers its Commitment and/or any of its rights and/or obligations under this Agreement, the New Lender shall, on the date the transfer takes effect, pay to the Facility Agent for its own account a fee of $ 1,000 (unless otherwise agreed by the Facility Agent).

     27.9  PROCEDURE FOR NOVATIONS

     (a) A novation is effected if the Existing Lender and the New Lender deliver to the Facility Agent a duly completed certificate, substantially in the form set out in the Second Schedule (a "Transfer Certificate") and the Facility Agent executes it (such execution not to be unreasonably withheld or delayed).

     (b) Each party to this Agreement (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent promptly to execute any duly completed Transfer Certificate on its behalf.

     27.10  EFFECT OF TRANSFER CERTIFICATE

     To the extent that they are expressed to be the subject of the novation in the Transfer Certificate:

     (a) the Existing Lender and the other parties to this Agreement (the "existing parties") will be released from their obligations to each other (the "discharged obligations");

     (b) the New Lender and the existing parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

     (c) the rights of the Existing Lender against the existing parties and vice versa (the "discharged rights") will be cancelled; and

     (d) the New Lender and the existing parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender, all on the date of execution of the Transfer Certificate by the Facility Agent or, if later, the date specified in the Transfer Certificate.

     27.11  PAYMENTS TO EXISTING LENDER

     All amounts (if any) payable to an Existing Lender by the Borrower on or before the effective date of any transfer (including, without limitation, all interest and fees payable on such effective date) in respect of any period ending prior to such effective date shall be for the account of the Existing Lender, and the New Lender shall not have any interest in, or any rights in respect of, any such amount.

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

     27.12  REGISTER

     The Facility Agent shall keep a register of all the parties to this Agreement and shall supply any other party to this Agreement (at that party's expense) with a copy of the register on request and the first Schedule will be amended to take account any transfer.

     27.13  PARTICIPATION

     Nothing in this Clause 27 shall prevent any Lender from granting sub-participations in its rights under this Agreement and the other Finance Documents if the relationship between such Lender and the persons to whom such sub-participations are granted is that of debtor and creditor and if the existence of such sub-participations does not affect the rights or obligations of any of the other parties to this Agreement or the other Finance Documents or prevent any person from acquiring rights and benefits by way of security or subrogation.

28.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

     28.1  REMEDIES AND WAIVERS

     Time is of the essence of each Obligor's obligations under this Agreement but no failure to exercise, nor any delay in exercising, on the part of a Finance Party, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies contained in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. A Finance Party may agree to any waiver of any of its rights or remedies under this Agreement on such terms as it sees fit.

     28.2  PARTIAL INVALIDITY

     If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement under the law of that jurisdiction nor the legality, validity or enforceability of that or any other provision of this Agreement under the law of any other jurisdiction shall in any way be affected or impaired thereby unless the effect of the foregoing would be substantially to alter the rights and obligations of the parties originally agreed.

29.  NOTICES

     29.1  GIVING OF NOTICES

     All notices or other communications shall be given in writing or by telex or facsimile. Any such notice shall be deemed to be given as follows:

     (a)  if in writing, when delivered;

     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

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     (c) if by facsimile, when the answerback is received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.

     29.2  ADDRESSES FOR NOTICES

     (a) The address and facsimile number of the Facility Agent is:

     Shell Capital Limited, Shell Centre, London SE1 7NA

     Attention:  The Financial Controller

     Facsimile:  44 207 934 7058

or such other as the Facility Agent may notify to the other parties by not less than five Business Days' notice.

     (b) The address and facsimile number of the Arranger is:

     Shell Capital Limited, Shell Centre, London SE1 7NA

     Attention:  The Financial Controller
     Facsimile:  44 207 934 7058

or such other as the Arranger may notify to the other parties by not less than five Business Days' notice.

     (c) The address and facsimile number of the Modeller is:

     Shell Capital Limited, Shell Centre, London SE1 7NA

     Attention:  The Financial Controller
     Facsimile:  44 207 934 7058

or such other as the Modeller may notify to the other parties by not less than five Business Days' notice.

     (d) The address and facsimile number of the Borrower is:

     Chaparral Resourses, Inc.,
     16945 Northchase Drive, Suite 1440
     Houston, Texas 77060, USA.

     Attention:
     Facsimile:  (281) 877 0985

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or such other as the Borrower may notify to the other parties by not less than five Business Days' notice.

     (e) The address and facsimile number of KKM is:

     Karakuduk-Munay Inc.,
     Microdistrict 3, Building 82,
     Aktau, Republic of Kazakhstan.

     Attention:
     Facsimile:  (7-3292) 518 336

or such other as KKM may notify to the other parties by not less than five Business Days' notice.

     (f) The address, telex number and facsimile number of CAP(G) is:

     Central Asian Petroleum (Guernsey) Limited,
     c/o Chaparral Resources, Inc.,
     16945 Northchase Drive, Suite 1440,
     Houston, Texas 77060, USA.

     Attention:
     Facsimile:  (281) 877 0985

or such other as CAP(G) may notify to the other parties by not less than five Business Days' notice.

     (g) The address, telex number and facsimile number of CAP(D) is:

     Central Asian Petroleum, Inc.,
     c/o Chaparral Resources, Inc.,
     16945 Northchase Drive, Suite 1440,
     Houston, Texas 77060, USA.

     Attention:
     Facsimile:  (281) 877 0985

or such other as CAP(D) may notify to the other parties by not less than five Business Days' notice.

     (h) The address, telex number, facsimile number and Facility Office (if appropriate) of the Lenders for all notices or other communications are as set out in the First Schedule (Commitments) (or, in the case of a New Lender, at the end of the Transfer Certificate to which it is a party as New Lender) or such other address, telex number, facsimile number or Facility Office (if appropriate) as may be notified by such Lender for this purpose to the Facility Agent by not less than five Business Days' prior notice.

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     (i) All notices from or to an Obligor shall, except as otherwise expressly provided in a Finance Document, be sent through the Facility Agent.

     (j) The Facility Agent shall, promptly upon request from any party to the Agreement, give to that party the address, telex number or facsimile number of any other party to the Agreement applicable at the time for the purposes of this Clause 29.

     29.3  ENGLISH LANGUAGE

     Each communication and document made or delivered by one party to another pursuant to the Finance Documents shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

30.  AMENDMENTS

     30.1  PROCEDURE

     (a) Subject to Clause 30.2 (Amendments Requiring Unanimity) and save where otherwise expressly provided in any Finance Document, no term or condition of the Finance Documents may be amended or waived without the consent of the Obligors and the Special Majority Lenders. The Facility Agent may effect, on behalf of all the Lenders, an amendment, modification or waiver to which the Special Majority Lenders have agreed.

     (b) The Facility Agent shall promptly supply to the other parties to this Agreement copies of any amendment or waiver effected under paragraph (a) of this Clause 30.1, and any such amendment or waiver shall be binding on all the parties to this Agreement.

     (c) Where any consent, approval, determination, waiver or other decision is required to be given, made or taken by the Special Majority Lenders, the Facility Agent shall by notice to the Lenders specify the period of time (not being less than three Business Days) within which replies are required and whether the procedure in paragraph (d) of this Clause 30.1 will apply.

     (d) If a Lender does not reply within the period specified by the Facility Agent, the amount of its Participation in the Loan or its Commitment (as the case may require) shall be disregarded (unless the Facility Agent otherwise determines and so states in the notice) for the purpose of determining whether or not the requisite percentage vote has been achieved.

     (e) Any amendment or waiver made or given with respect to any Finance Document which is required by this Clause 30.1 to be authorised by the Special Majority Lenders shall, when made or given by the Facility Agent on behalf of the Lenders, be binding upon all the Lenders. The Obligors shall not be bound to enquire in connection therewith whether the provisions of this Clause 30.1 have been observed.

     30.2  AMENDMENTS REQUIRING UNANIMITY

     No amendment or waiver may be made or given with respect to a Finance Document without the consent of all the parties to this Agreement which:

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     (a) changes the definition of "Majority Lenders" or "Special Majority
     Lenders" in Clause 1.1 (Definitions);

     (b) extends the date for, or decreases the amount or changes the currency of, any payment to or for a Finance Party under this Agreement;

     (c) increases or reduces a Lender's Commitment;

     (d) amends or waives a term of this Agreement which expressly requires the consent of that Lender;

     (e) increases or reduces a Lender's Participation in the Loan; or

     (f) reduces, amends, waives or releases any Security Interest contained in any Finance Document (other than as specifically provided for in that Finance Document or a release which is not, in the reasonable opinion of the Special Majority Lenders, material to the interests of the Finance Parties under this Agreement); or

     (g) amends or waives any term of the Intercreditor and Subordination Agreement (if any); or

     (h) increases or reduces any fee payable to a Lender under the Finance Documents; or

     (i) imposes any new obligation on a Lender;

     (j)  any increase in the Margin;

     (k) changes the ratio of 3:1 between the amounts outstanding under the Senior Facility and the amounts outstanding under the Subordinated Facility; or

     (l) amends Clause 23 (Sharing) or this Clause 30.2.

31.  LAW AND JURISDICTION

     31.1  ENGLISH LAW

     THIS AGREEMENT SHALL BE GOVERNED BY ENGLISH LAW.

     31.2  JURISDICTION

     (A) FOR THE EXCLUSIVE BENEFIT OF THE FINANCE PARTIES, EACH OF THE OBLIGORS IRREVOCABLY AGREES THAT THE COURTS OF ENGLAND ARE TO HAVE JURISDICTION TO SETTLE ANY DISPUTES WHICH MAY ARISE OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THAT ACCORDINGLY ANY SUIT, ACTION OR PROCEEDINGS (TOGETHER IN THIS CLAUSE 31 REFERRED TO AS "PROCEEDINGS") ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN SUCH COURTS, SUBJECT TO THE OPTION REFERRED TO IN CLAUSE 31.6 (ARBITRATION).

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     (b) EACH OF THE OBLIGORS IRREVOCABLY WAIVES AND AGREES NOT TO RAISE ANY
OBJECTION WHICH IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OF ANY PROCEEDINGS IN ANY SUCH COURT AS IS REFERRED TO IN THIS CLAUSE 31.2 AND ANY CLAIM THAT ANY SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT OR INAPPROPRIATE FORUM AND FURTHER IRREVOCABLY AGREES THAT A JUDGMENT IN ANY PROCEEDINGS BROUGHT IN THE ENGLISH COURTS SHALL BE CONCLUSIVE AND BINDING UPON EACH OF THE OBLIGORS AND MAY BE ENFORCED IN THE COURTS OF ANY OTHER JURISDICTION.

     (c) NOTHING CONTAINED IN THIS CLAUSE 31.2 SHALL LIMIT THE RIGHT OF A FINANCE PARTY TO TAKE PROCEEDINGS AGAINST ANY OF THE OBLIGORS IN ANY OTHER COURT OF COMPETENT JURISDICTION, NOR SHALL THE TAKING OF PROCEEDINGS IN ONE OR MORE JURISDICTIONS PRECLUDE THE TAKING OF PROCEEDINGS IN ANY OTHER JURISDICTION, WHETHER CONCURRENTLY OR NOT.

     31.3  PROCESS AGENT

     EACH OF THE OBLIGORS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (a) APPOINTS LAW DEBENTURE TRUST CORPORATION, WHOSE ADDRESS IS AT 95 GRESHAM STREET, LONDON EC2V 7LY, LONDON, ENGLAND AS ITS PROCESS AGENT TO RECEIVE, FOR AND ON ITS BEHALF, SERVICE OF PROCESS IN ENGLAND IN ANY PROCEEDINGS WITH RESPECT TO ANY FINANCE DOCUMENT;

     (b) AGREES THAT FAILURE BY ANY SUCH PROCESS AGENT TO GIVE NOTICE OF SUCH PROCESS TO IT SHALL NOT IMPAIR THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON; AND

     (c) AGREES THAT NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     31.4  WAIVER OF IMMUNITY

     TO THE EXTENT THAT ANY OF THE OBLIGORS MAY NOW OR HEREAFTER BE ENTITLED, IN ANY JURISDICTION IN WHICH PROCEEDINGS MAY AT ANY TIME BE COMMENCED WITH RESPECT TO THIS AGREEMENT, TO CLAIM FOR ITSELF OR ANY OF ITS UNDERTAKING, PROPERTIES, ASSETS OR REVENUES PRESENT OR FUTURE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM SUIT, JURISDICTION OF ANY COURT, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OF A JUDGMENT OR FROM SET-OFF, BANKER'S LIEN, COUNTERCLAIM OR ANY OTHER LEGAL PROCESS OR REMEDY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT

AND/OR TO THE EXTENT THAT IN ANY SUCH JURISDICTION THERE MAY BE ATTRIBUTED TO SUCH OBLIGOR, ANY SUCH IMMUNITY (WHETHER OR NOT CLAIMED), SUCH OBLIGOR HEREBY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY AGREES NOT TO CLAIM, AND HEREBY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW WAIVES, ANY SUCH IMMUNITY.

     31.5  CONSENT TO ENFORCEMENT

     EACH OF THE OBLIGORS CONSENTS GENERALLY IN RESPECT OF ANY PROCEEDINGS TO THE GIVING OF ANY RELIEF OR THE ISSUE OF ANY PROCESS IN CONNECTION WITH SUCH PROCEEDINGS INCLUDING THE MAKING, ENFORCEMENT OR EXECUTION AGAINST ANY PROPERTY WHATSOEVER (IRRESPECTIVE OF ITS USE OR INTENDED USE) OF ANY ORDER OR JUDGMENT WHICH MAY BE MADE OR GIVEN IN SUCH PROCEEDINGS.

     31.6  ARBITRATION

     IF ANY DISPUTE ARISES IN RELATION TO THIS AGREEMENT, INCLUDING ANY QUESTION AS TO EXISTENCE, VALIDITY OR TERMINATION, SUCH DISPUTE SHALL, AT THE OPTION ONLY OF A FINANCE PARTY, BE REFERRED TO AND FINALLY RESOLVED BY ARBITRATION UNDER THE RULES OF THE LONDON COURT OF INTERNATIONAL ARBITRATION WHICH ARE APPLICABLE AT THE TIME OF REFERENCE TO THE ARBITRATION AND ARE DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS CLAUSE 31.6. SUCH ARBITRATION SHALL TAKE PLACE IN LONDON, ENGLAND AND SHALL BE CONDUCTED BY THREE ARBITRATORS, ONE OF WHOM SHALL BE NOMINATED BY THE BORROWER, ONE BY THE RELEVANT FINANCE PARTY AND THE THIRD TO BE AGREED BETWEEN THE TWO ARBITRATORS SO NOMINATED AND IN DEFAULT HE SHALL BE NOMINATED BY THE PRESIDENT OF THE LONDON COURT OF INTERNATIONAL ARBITRATION. THE LANGUAGE IN WHICH SUCH ARBITRATION SHALL BE CONDUCTED SHALL BE ENGLISH. ANY AWARD RENDERED SHALL BE FINAL AND BINDING ON THE PARTIES THERETO AND MAY BE ENTERED INTO ANY COURT HAVING JURISDICTION OR APPLICATION MAY BE MADE TO SUCH COURT FOR AN ORDER OF ENFORCEMENT AS THE CASE MAY REQUIRE. NO PARTY MAY APPEAL TO ANY COURT FROM ANY AWARD OR DECISION OF THE ARBITRAL TRIBUNAL AND, IN PARTICULAR, BUT WITHOUT LIMITATION, NO APPLICATIONS MAY BE MADE UNDER SECTION 45 OF THE ARBITRATION ACT 1996 AND NO APPEAL MAY BE MADE UNDER SECTION 69 OF THE SAID ACT.

     IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date stated at the beginning of this Agreement and it is intended to be and is hereby delivered as a deed by Central Asian Petroleum (Guernsey) Limited.

                                 THE BORROWER
                                 ------------

                                 CHAPARRAL RESOURCES, INC.


                                 By:_________________________________
                                 Name:
                                 Title:

                                 By:_________________________________
                                 Name:
                                 Title:


                                 THE CO-OBLIGORS
                                 ---------------

                                 EXECUTED as a DEED and DELIVERED by
                                 CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED acting by


                                 By:_________________________________
                                 Name:
                                 Title:

                                 By:_________________________________
                                 Name:
                                 Title:

                                 CENTRAL ASIAN PETROLEUM, INC.


                                 By:_________________________________
                                 Name:
                                 Title:

                                 By:_________________________________
                                 Name:
                                 Title:


                                 CLOSED TYPE JSC
                                 KARAKADUKMUNAY


                                 By:_________________________________

                                 Name:
                                 Title:


                                 By:_________________________________

                                 Name:
                                 Title:


                                 THE FACILITY AGENT
                                 ------------------

                                 SHELL CAPITAL LIMITED
                                 as Facility Agent

                                 By:_________________________________
                                 Name:
                                 Title:

                                 THE ARRANGER
                                 ------------

                                 SHELL CAPITAL SERVICES LIMITED
                                 as Arranger

                                 By:_________________________________
                                 Name:
                                 Title:

                                 THE MODELLER
                                 ------------

                                 SHELL CAPITAL LIMITED
                                 as the Modeller

                                 By:_________________________________
                                 Name:
                                 Title:

                                 THE LENDERS
                                 -----------

                                 SHELL CAPITAL LIMITED
                                 as a Senior Lender

                                 By:_________________________________
                                 Name:
                                 Title:

                                 SHELL CAPITAL LIMITED
                                 as the Subordinated Lender

                                 By:_________________________________
                                 Name:
                                 Title:

                               THE FIRST SCHEDULE

                                  COMMITMENTS

                                     PART I

LENDER AND FACILITY OFFICE                ADDRESS FOR NOTICES                    COMMITMENT $
-------------------------------   -----------------------------------   -------------------------------
SHELL CAPITAL LIMITED             Shell Centre, London                            $18,000,000
Shell Centre, London              SE1 7NA
SE1 7NA

                                    PART II

LENDER AND FACILITY OFFICE                ADDRESS FOR NOTICES                    COMMITMENT $
-------------------------------   -----------------------------------   -------------------------------
SHELL CAPITAL LIMITED             Shell Centre, London                             $6,000,000
Shell Centre, London              SE1 7NA
SE1 7NA

                              THE SECOND SCHEDULE

                          FORM OF TRANSFER CERTIFICATE

                                      .

                            $. LOAN AGREEMENT DATED ., .

     This Transfer Certificate (the "Transfer Certificate") relates to a Loan Agreement (the "Loan Agreement") dated . , . among (the "Borrower"), the Co-Obligors, (as defined therein) the Arranger (as defined therein), the Modeller (as defined therein), the Lenders (as defined therein), and ., as the Facility Agent. Terms defined in the Loan Agreement are used herein as so defined.

1.  We _____________ (the "Existing Lender") and _____________ (the "New
Lender") agree to the Existing Lender and the New Lender novating the Existing Lender's Commitment (or part) and/or rights and obligations referred to in the
Schedule in accordance with Clause 27.9 (Procedure for Novations) of the Loan Agreement.

2. The Facility Office and address for notices of the New Lender for the purposes of Clause 29.2 (Addresses for Notices) of the Loan Agreement are set out in the Schedule to this Transfer Certificate.

3. The New Lender undertakes to pay the fee required by Clause 27.8 (Payment by New Lender) of the Loan Agreement.

4.  This Transfer Certificate is governed by English law.

     IN WITNESS WHEREOF, the Existing Lender, the New Lender and the Facility Agent have executed this Transfer Certificate.



___________________________________
as New Lender

By:________________________________
   Name:
   Title:


___________________________________
as Existing Lender

By:_________________________________
   Name:
   Title:

                                 .
                                 as Facility Agent, on behalf of itself and the other parties to the Loan Agreement other than the Existing Lender

                                 By:_________________________________
                                 (Authorised Signatory)
                                 Name:
                                 Title:


                                 THE SCHEDULE
                                 ------------

1.   Existing Lender's Commitment: $

2.   Existing Lender's Participation in the Loan: $

3.   Portion of Commitment Transferred: $

4.   Portion of Loan Transferred: $

5.   Date of Transfer:

6.   Amount, if any, payable to Existing Lender by New Lender:

     $___________ for value ___________ by transfer to account no.___________ at
     ___________



__________________________    __________________________________
  as Existing Lender          as New Lender

By:_______________________    By:_______________________________
  Name:                       Name:
  Title:                      Title:

Date:_____________________    Date:


New Lender's Facility Office details:        New Lender's notice details:
Address:                                     Address:
Telephone:                                   Telephone:
Fax:                                         Fax:
Attention:                                   Attention:

                               THE THIRD SCHEDULE

                         CONDITION PRECEDENT DOCUMENTS

     The following are the documents referred to in Clause 3.1 (Initial Conditions Precedent). Documents shall be supplied in such number of copies or counterparts as the Facility Agent may require. Copies may be required to be certified or notarised in a manner satisfactory to the Facility Agent.

1. (a) Originals of each of the Finance Documents (other than the Security Documents) duly executed by all the parties thereto).

    (b) Originals of each of the Security Documents duly executed by all the parties thereto, together with the notices and acknowledgements and other documents ancillary to the Security Documents duly executed by the parties thereto.

2. (a) Each of the Project Documents duly executed by all the parties thereto together with evidence satisfactory to the Facility Agent that all conditions to the effectiveness of the Project Documents have been fulfilled (save, subject to paragraph 3 below) where the only condition to its effectiveness is the first drawing under the Facilities).

    (b) Evidence satisfactory to the Facility Agent that all payments due under the STASCO Service Agreement have been made and the conditions to effectiveness contained in article 2.1 ii and iii of the Offtake Agreement have been fulfilled (except for any payment due under the STASCO Service Agreement which may be paid from the proceeds of the first Advance).

3. A certificate of encumbency duly executed by an Authorised Signatory of an Obligor substantially in the form attached hereto as Exhibit A attaching:

     (a) certified copies of the constitutional documents of such Obligor;

     (b) certified copies of the resolutions of the board of directors and, if required by law, the shareholders of such Obligor authorising such Obligor to enter into the Transaction Documents and the transactions contemplated under the Transaction Documents and authorising a specified person or persons to sign and deliver the Transaction Documents on its behalf, and further authorising a specified person or persons to give all notices and to take all other action required pursuant to or in connection with the Transaction Documents on the part of such Obligor;

     (c) in the case of the Borrower and CAP(D), up-to-date certificates of goodstanding from the Secretary of State of the State of Delaware; and

     (d) a specimen signature, duly authenticated on behalf of such Obligor of each of the persons referred to paragraph 3(b) above authorised to act on its behalf.

4. (a) Legal opinions in form and substance satisfactory to the Facility Agent from:

     (i) legal counsel (approved by the Facility Agent) to each of the Obligors in the Republic of Kazakhstan, Guernsey, the states of Delaware and Texas in relation to the Transaction Documents to which an Obligor is a party; and

     (ii) legal counsel to the Finance Parties in England, Guernsey and the Republic of Kazakhstan in relation to the Finance Documents.

(b) A certificate of encumbency duly executed by an Authorised Signatory of each Project Document Party substantially in the form attached hereto as Exhibit A attaching:

     (i) certified copies of the constitutional documents of such Project Document Party; and

     (ii) certified copies of the resolutions of the board of directors of such Project Document Party authorising such Project Document Party to enter into the Project Documents to which it is party and authorising a specified person or persons to sign and deliver the Transaction Documents on its behalf.

5. Evidence that each of the Obligors has appointed an agent to accept service of process in London in accordance with the terms of the Finance Documents and of the acceptance by such agent of its appointment.

6.  The Project Budget.

7.  The KKM Initial Operating Budget and the CRI Initial Operating Budget.

8.  The Base Case Cash Flow Forecast.

9. The Financial Model and any banking cases and other sensitivities prepared by the Lenders, audited by an independent auditor.

10.  The Reserves Report.

11.  the Development Plan and the Environmental Plan.

12. Certified copies of the most recent financial statements of the Borrower and its US GAAP Subsidiaries as required to be maintained in accordance with Clause 14.1 (Financial Statements).

13. Certified copies of each of the Consents (including without limitation, the Permanent Licence from the National Bank of the Republic of Kazakhstan in respect of convertibility and repatriation of KKM revenues and the establishment of the KKM Proceeds Account and the Consents relating to the security arrangements and the Technical Services Agreements).

14. (a) Certified copies of the Political Risk Policy and the Transport Risk Insurance Policy and evidence satisfactory to the Facility Agent that each of the Political Risk Policy and the Transport Risk Insurance Policy is in place and all premiums are paid up to date.

     (b) Certified copies of the Hedging Agreement and evidence satisfactory to the Facility Agent that the put is in place and that Hedging Payment has been made.

15. Evidence satisfactory to the Facility Agent that the Project Accounts have be established in accordance with the Accounts Agreement.

16.  (a)  The CRI Bridge Notes and the CRI Existing Notes.

     (b) Evidence that the proceeds of the CRI Existing Notes and the CRI Bridge Notes have been used only in or towards KKM Permitted Expenses, Additional Permitted Expenses or repayment of the Chase Promissory Notes.

17.  The CRI Letter of Credit.

18. Evidence satisfactory to the Facility Agent that KKM has appointed an independent share registrar in compliance with Kazakh company law and that it holds the updated Share Register for KKM.

19. Evidence satisfactory to the Facility Agent that CAP(G) is in compliance with Guernsey corporate law.

20.  CRI Warrant Agreement.

21. Report from the National Securities Commission in relation to the issuance and distribution of shares in KKM.

22. An agreement evidencing the irrevocable appointment of a representative of Shell Capital Limited to the board of directors of the KKM and CAP(G) and, on a best efforts basis, the Borrower, on terms satisfactory to Shell Capital Limited.

23. Release of all pledges of shares in CAP(G) more particularly identified in the Seventh Schedule (Disclosure of Outstanding Severity Interests).

24.  Approval by KKM's general meeting (3/4 majority) of the Security Documents.

25.  Approval by KKM's board of directors of the CAP(G)-KKM Loan Agreement.

26. Evidence that the services contract for the Project between KKM and Road Runner has terminated.

27. A certificate issued by the Auditors in respect of the solvency of each of the Obligors.

28. Evidence satisfactory to the Lenders that the Security Interests set forth in the Seventh Schedule (Disclosure of Outstanding Security Interests) have or upon first disbursement will have been irrevocably discharged.

29. Evidence satisfactory to the Lenders that the events set forth in the Eighth Schedule (Disclosure of Existing Defaults) have or upon first disbursement will have been cured.

30. Evidence satisfactory to the Lenders that the indebtedness of the Obligors set forth in the Tenth Schedule (Disclosure of Financial Indebtedness) has or upon first disbursement will have been irrevocably discharged.

31. Evidence satisfactory to the Lenders that all Computer Systems used by each of the Obligors or its principal customers or suppliers with respect to mission critical functions are Year 2000 Compliant.

32. The share certificates and blank transfer forms duly executed by the relevant chargor together with certified copies of the share registers to be delivered pursuant to the share charges listed in paragraphs (i) to (iv) of the definition of "Security Documents" in Clause 1.1(Definitions) and signed but undated resignation letters from the directors of the relevant Chargor.

                              THE FOURTH SCHEDULE

                               NOTICE OF DRAWDOWN

From:

To:

Date:_________________

Dear Sirs,

1. We refer to the Loan Agreement (as from time to time amended, varied, novated or supplemented, the "Loan Agreement") dated and made among , as borrower, the Co-Obligors (as defined therein), Shell Capital Services Limited, as Arranger, , as Facility Agent, Shell Capital Limited, as the Modeller and the banks and financial institutions named therein as lenders. Terms defined in the Loan Agreement shall have the same meanings in this notice.

2. We wish to borrow an Advance under the Loan Agreement in the amount of $_______ as follows:

     (a)  Drawdown Date

     (b)  Payment Instructions: [Details of  Account]

     (c) First Interest Period: _________ months [in the case of the first Advance]

     (d)  the purpose of the Advance is [      ]

3.  We confirm that:

     (a) each of the conditions contained in Clause 3 (Conditions Precedent) of the Loan Agreement (other than those which have been waived by the Facility Agent, acting on the instructions of the Majority Lenders) is satisfied on the date of this Notice of Drawdown and will be satisfied immediately after giving effect to the making of such Advance;

     (b) the representations and warranties contained in Clause 11 (Representations and Warranties) of the Loan Agreement which are expressed to be made or repeated on the date of this Notice of Drawdown are true and correct with reference to the facts and circumstances now subsisting and will be true and correct immediately after the Advance is made; and

     (c) no Event of Default or Potential Event of Default has occurred and is continuing or might reasonably be expected to result from the Advance.

4. We attach to this Notice of Drawdown a certificate as to the use of the proceeds of such Advance (which forms an integral part of this Notice of Drawdown).

5.  This Notice of Drawdown shall be governed by English law.

                               Yours faithfully,



                      By:_________________________________
                      Name:

                                   Title:

                                   EXHIBIT A

                     CERTIFICATE AS TO USE OF LOAN PROCEEDS
                     --------------------------------------

              U.S.$[          ] Loan Agreement dated [   ] 199[  ]
              ----------------------------------------------------

                   Certificate as to use of Advance Proceeds
                   -----------------------------------------

To:  [      ] as Facility Agent

From:  Chaparral Resources, Inc. as Borrower

                                                   Dated: [                    ]

                     In respect of Notice of Drawdown No: [                    ]

1.   This certificate is attached to, and forms part of, the Notice of Drawdown
dated [         ].  References herein to Clauses and Schedules are, save as otherwise indicated, references to Clauses of, and Schedules to, the above mentioned Loan Agreement.

2.   We confirm that:

     [(a) the costs against which the proceeds of the Advance will be applied, have been or will be incurred in respect of Capital Expenditure in accordance with the Project Budget;

      (b) any such costs have been paid or are due or will be due by KKM before or on the proposed Drawdown Date or within thirty (30) days thereof in or towards the following Capital Expenditure:

     [itemise Capital Expenditure] ]

     [OR]

     [itemised CRI Overheads]

     [OR]

     [the costs against which the proceeds of the Advance will be applied, have been or will be incurred in respect of [fees/interest - specify amount] due for payment under the Loan Agreement by CRI on or before the proposed Drawdown Date.]

                               THE FIFTH SCHEDULE

                             REDUCTION INSTALMENTS

         Column (1)                       Column (2)                        Column (3)

       REDUCTION RATE               SENIOR LOAN PERCENTAGE         SUBORDINATED LOAN PERCENTAGE

First Reduction Date                         5.56                                 0
Second Reduction Date                        6.25                              2.45
Third Reduction Date                         6.25                              2.45
Fourth Reduction Date                       10.42                              4.08
Fifth Reduction Date                        10.42                              4.08
Sixth Reduction Date                        12.50                              4.89
Seventh Reduction Date                      12.50                              4.89
Eighth Reduction Date                       12.50                              7.07
Ninth Reduction Date                        12.50                             30.96
Tenth Reduction Date                        11.10                             26.09
Eleventh Reduction Date                         0                              6.52
Twelfth Reduction Date                          0                              6.52

                               THE SIXTH SCHEDULE

                         TERMS OF CRI LETTER OF CREDIT

The letter of credit to be opened and maintained under Clause 16.22 (CRI Letter of Credit) shall include the following terms:

     (i)  it shall be governed by English law;

     (ii) the proceeds shall be payable in Dollars;

     (iii) the proceeds of such letter of credit shall be assignable in accordance with the Finance Documents;

     (iv) it shall be an on-demand irrevocable letter of credit and the Facility Agent shall be the sole beneficiary;

     (v) it shall comply with the description set out in Clause 16.22 (CRI Letter of Credit);

     (vi) it shall be subject to the terms of the Uniform and Customary Practice Documentary Credits (the 1993 Revision) ICC Publication Number 500;

     (vii) the form and substance of the letter of credit shall be subject to the prior written approval of the Facility Agent on behalf of the Finance Parties.

                              THE SEVENTH SCHEDULE

                  DISCLOSURE OF OUTSTANDING SECURITY INTERESTS

                                 (SEE ATTACHED)

                              THE EIGHTH SCHEDULE

                        DISCLOSURE OF EXISTING DEFAULTS

                                 (SEE ATTACHED)

                               THE NINTH SCHEDULE

                         DISCLOSURE OF EXISTING CLAIMS

                                 (SEE ATTACHED)

                               THE TENTH SCHEDULE

                     DISCLOSURE OF OUTSTANDING INDEBTEDNESS

                                 (SEE ATTACHED)

                                   APPENDIX A
                                   ----------

Test                                   Over Time Period               Technique to measure
---------------------------------------------------------------------------------------------------------
Oil Production on an average             45 days                          KazTransoil Metered tickets
 daily rate over the period
 of 13,000 b/d including
 facilities downtime,
 whether planned or unplanned
---------------------------------------------------------------------------------------------------------
Water Injection on an                    45 days                          Documentation as supplied to
 average daily rate over the                                              NIPI-Munaigas
 period of 15,000 b/d
 including facilities
 downtime, whether planned
 or unplanned
---------------------------------------------------------------------------------------------------------
Gas Lift System                 Running of compressors,                    Witnessed by engineer
                                injection of lift gas into                 appointed by Shell Capital
                                one well over 24 Hour period.              Limited
---------------------------------------------------------------------------------------------------------
Evacuation through station 6    24 Hours                                   Witnessed by engineer
 into main export line                                                     appointed by Shell Capital
                                                                           Limited
---------------------------------------------------------------------------------------------------------
Oil is exported and             Two export sales delivered                 Stasco Bills of Lading
 delivered to approved
 Stasco lifting points
---------------------------------------------------------------------------------------------------------
Associated Gas Disposal         Compliance with local                     Witnessed by engineer
                                regulations.                              appointed by Shell Capital
                                                                          Limited.
---------------------------------------------------------------------------------------------------------
Produced Water disposal         Compliance with local                     Witnessed by engineer
                                regulations.                              appointed by Shell Capital
                                                                          Limited.
---------------------------------------------------------------------------------------------------------

                                   EXHIBIT A

                      [FORM OF CERTIFICATE OF ENCUMBENCY ]

                            [Letterhead of [OBLIGOR]

To:   Shell Capital Limited, as Facility Agent

Date:    [             ]

I, [      ] a Director of [OBLIGOR] (the "COMPANY") HEREBY CERTIFY THAT:

(a) attached hereto marked "A", are true and correct and up-to-date copies of all documents which contain or establish the constitution of the Company;

(b) attached hereto marked "B", is a true and correct copy of the [minutes of a meeting] of the [Board of Directors] of the Company authorizing:

   (i) the Company to enter into the following documents(1):


   [

                             ] (the "TRANSACTION DOCUMENTS"); and

   (ii) the following officers of the Company to execute the Transaction Documents for and on behalf of the Company and to give all notices and to take all other action required pursuant to or in connection with the Transaction Documents on the part of the Company:

   [

                             ] (the "AUTHORISED SIGNATORIES").

[(c) attached hereto marked "C", is a true and correct copy of the resolution of the shareholders of the Company authorizing the execution of the Transaction Documents by the Company;](2)


[(d) attached hereto marked "D" is an up-to-date certificate of goodstanding for the Company (dated not less than 10 days prior to the first drawing under the Loan Agreement) from the Secretary of State of the state of Delaware; and]

(e) attached hereto marked "E" are the true signatures of the Authorised Signatories referred to in paragraph (b) above.

Signed:

By:________________________
Name:
Title:   Director


(1)  To include the Project Documents

(2)  This may only be relevant for KKM security

Name:
Title:

                                      126